Filed Pursuant to Rule 424(b)(3)

Registration No. 333-190038

Prospectus Supplement to the Prospectus dated July 19, 2013

BARCLAYS BANK PLC GLOBAL MEDIUM-TERM NOTES, SERIES A UNIVERSAL WARRANTS

All Asset Classes and Structures Under One RoofSM

We will give you the specific terms of the notes and warrants (each, a “security” and together, the “securities”) we are offering in pricing supplements. In some cases, we may also set forth additional terms of the securities in product supplements, and we may also describe certain of the potential indices to which the securities are linked in a prospectus supplement, which we refer to as an “index supplement”. You should read this prospectus supplement, the related prospectus dated July 19, 2013, the applicable product supplement(s), if any, the applicable index supplement and the applicable pricing supplement carefully before you invest. If the terms described in the applicable product supplement are different or inconsistent with those described herein, in the prospectus or in the index supplement, the terms described in the applicable product supplement will supersede. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein, in the prospectus, in the index supplement or in the applicable product supplement, if any, the terms described in the applicable pricing supplement will supersede. Information that we indicate will or may be provided in a pricing supplement may instead be provided in a product supplement.

The Securities

Reference Asset

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on, as applicable, one or more of the following or on movements in the level, value or price or other events relating to one or more of the following: indices of equity securities, equity securities, shares or other interests in exchange-traded funds, exchange-traded notes, indices of commodities, commodities, indices of foreign currencies, foreign currencies, indices of interest rates, interest rates, indices of consumer prices or other asset classes. In addition, the principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on measures, formulas or instruments, including those related to macroeconomic events or indicators or the occurrence or non-occurrence of any event or circumstance, or baskets comprised of any instruments or measures, as specified in the applicable pricing supplement.

Ranking

The securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

Listing

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any U.S. securities exchange or quotation system.

Global Medium-Term Notes, Series A

Principal Protection

The applicable pricing supplement may specify whether your principal investment in the notes is characterized as being fully protected, partially protected, contingently protected or not protected. Any feature characterized as principal protection that may be applicable to your notes relates solely to the final level, value or price of the reference asset, and your return on your investment remains subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Principal Payment at Maturity

If you hold your notes to maturity, for each note you will receive a cash payment that may be more or less than the principal amount of each note based upon the value of the reference asset and as described in the applicable pricing supplement.

Interest Rates and Interest Payments

The notes may have a rate of interest based on (1) one or more reference assets, (2) a fixed amount or rate or (3) movements in the level, value or price or other events relating to one or more reference assets.

In the case of any notes that do not bear interest at a fixed rate, any return on the notes that may be deemed to be interest will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25%, per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

Maturity Date

The applicable pricing supplement will specify the maturity date.

Denominations

Unless otherwise specified in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent).

Redemption, Repayment, Repurchase or Exchange

Terms of specific notes may permit or require redemption for cash or one or more reference assets at our option or at your option. The notes may permit or require repayment or repurchase at our option or at your option. The notes may be optionally or mandatorily exchangeable for cash or one or more reference assets.

Universal Warrants

Type of Warrant

The applicable pricing supplement will specify whether the warrants are call warrants, put warrants or any other type of warrant, and whether the warrants may be settled by means of net cash settlement or cashless exercise.

Payment or Delivery upon Exercise

If you exercise your warrants on the exercise date or during the exercise period, as applicable, for each warrant you will receive a cash payment or warrant property that may be worth more or less than the issue price of your warrant based upon the value of the reference asset and as described in the applicable pricing supplement.

Exercise Date or Exercise Period

The applicable pricing supplement will specify the exercise date or exercise period, as applicable.

Denominations

Unless otherwise specified in the applicable pricing supplement, the warrants will be issued in minimum denominations of 100 warrants, increased in multiples of 100.

Redemption or Repurchase

Terms of specific warrants may permit or require redemption or repurchase for cash or warrant property at our option.

See “Risk Factors” beginning on page S-6 of this prospectus supplement for risks relating to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Any payment on the securities at or prior to maturity is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to subscribe for the securities as our agent. We may also issue securities to any agent as principal for its own account at prices to be agreed upon at the time of subscription. The agents may resell any securities they subscribe for as principal for their own accounts at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may use this prospectus supplement, the prospectus, the index supplement, the applicable pricing supplement and the applicable product supplement in connection with offers and sales of the securities in market-making transactions.

All Asset Classes and Structures Under One RoofSM, Barclays and the Barclays’ eagle logo are service marks, trademarks or registered trademarks of Barclays Bank PLC.

Patent Pending

BofA Merrill Lynch

July 19, 2013

PROSPECTUS SUPPLEMENT

PROSPECTUS

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Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this prospectus supplement, the prospectus, any product supplement, the index supplement and any pricing supplement and the offer or sale of the securities in certain other jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, the prospectus, any product supplement, the index supplement and any pricing supplement or any security must inform themselves about and observe any applicable restrictions on the distribution of these materials and the offer and sale of the securities.

United Kingdom. This document is for distribution only to persons who (1) have professional experience in matters relating to investments who fall within Article 19(5) of the Financial Services and Markets Act 2000 (the “FSMA”) (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (2) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

European Economic Area. This prospectus supplement has been prepared on the basis that all offers of securities made pursuant to it will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area (“EEA”), from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make any offer within the EEA of securities pursuant to this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters, dealers or agents to produce a prospectus for such offer. Neither Barclays Bank PLC nor any underwriter, dealer or agent has authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for Barclays Bank PLC or any underwriter, dealer or agent to publish a prospectus for such offer.

SUMMARY

The Barclays Bank Group

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services with an extensive international presence in Europe, the United States, Africa and Asia. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group.

You may contact our principal executive offices at 1 Churchill Place, London, E14 5HP, England. Our telephone number is 011-44-20-7116-1000.

In this prospectus supplement, unless the context otherwise requires, “we”, “us” and “our” mean Barclays Bank PLC and references to “$” are to U.S. dollars.

Overview of the Securities

This section summarizes the material terms that will apply generally to the securities issued as part of a series. Each particular security will have financial and other terms specific to it. Some of those terms as pertaining to the notes are described below under the captions “Terms of the Notes”, “Interest Mechanics”, “Certain Features of the Notes” and “Reference Assets”, and certain of those terms as pertaining to the warrants are described below under the captions “Terms of the Warrants”, “Certain Features of the Warrants” and “Reference Assets”. The specific terms of each security issuance will be described in a pricing supplement that will accompany this prospectus supplement and the prospectus. Those terms may vary from the terms described here. As you read this prospectus supplement, please remember that the specific terms of your security as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in the prospectus. Similarly, the terms we use in any pricing supplement that we also use in this prospectus supplement will have the meanings we give them in this prospectus supplement, unless we say otherwise in the pricing supplement.

Types of Securities

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on, as applicable, one or more of the following or on movements in the level, value or price or other events relating to one or more of the following: indices of equity securities, equity securities, shares or other interests in exchange-traded funds, indices of commodities, commodities, indices of foreign currencies, foreign currencies, indices of interest rates, interest rates, indices of consumer prices or other asset classes. In addition, the principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on measures, formulas or instruments, including those related to macroeconomic events or indicators or the occurrence or non-occurrence of any event or circumstance, or baskets comprised of any instruments or measures, as specified in the applicable pricing supplement. See “Certain Features of the Notes”, “Certain Features of the Warrants” and “Reference Assets” in this prospectus supplement.

Under no circumstances will we offer or issue warrants for the purchase or sale of our ordinary shares or the ordinary shares of Barclays PLC.

Ranking

The securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Medium-Term Notes

The notes are a separate series of our debt securities. We summarize various terms that apply generally to our debt securities, including the notes, in the accompanying prospectus under the caption “Description of Debt Securities”. The following description of the notes supplements that description of the debt securities. Consequently, you should read this prospectus supplement together with the accompanying prospectus and the relevant pricing supplement in order to understand the terms of the notes.

The Notes Will Be Issued Under the Senior Debt Indenture

The notes are governed by the senior debt indenture between us and The Bank of New York Mellon, which acts as trustee. The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Debt Securities” in the accompanying prospectus; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

The indenture and the notes are governed by the laws of the State of New York.

We May Issue Other Series of Debt Securities

The senior debt indenture permits us to issue different series of debt securities from time to time. The medium-term notes are a single, distinct series of debt securities. We may, however, issue notes in those amounts, at those times and on those terms as we wish. The notes may differ from other notes issued pursuant to the series designated as our Global Medium-Term Notes, Series A, and from debt securities of other series, in their terms. When we refer to “the notes”, “the medium-term notes” or “these notes”, we mean our Global Medium-Term Notes, Series A. When we refer to a “series” of debt securities, we mean a series, such as the notes, issued under the senior debt indenture. When we refer to a “class” of the medium-term notes, we mean notes of a certain offering that may be reopened or reissued as described below under “—Amounts That We May Issue” and “Terms of the Notes—Reissuances or Reopened Issues”, resulting in notes with different issue dates, but otherwise the same terms.

Amounts That We May Issue

The senior debt indenture does not limit the aggregate amount of debt securities that we may issue. Nor does it limit the number of series or the aggregate principal amount of any particular series that we may issue. Also, if we issue notes having the same terms in a particular offering, we may reissue or “reopen” that offering at any later time and offer additional notes having those terms. We intend to issue notes initially in an amount having the aggregate offering price specified on the cover of the applicable pricing supplement. However, we may issue additional notes in amounts that exceed the amount on the cover of the applicable pricing supplement at any time, without your consent and without notifying you. Our affiliates, including Barclays Capital Inc., may use this prospectus supplement to resell notes in market-making transactions from time to time. We describe these transactions under “Plan of Distribution” below. The senior debt indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or the senior debt indenture, except as described under “Description of Debt Securities” in the accompanying prospectus.

This Section Is Only a Summary

The senior debt indenture and its associated documents, including your note, contain the full legal text of the matters described in this section and your pricing supplement. The senior debt indenture and the notes are governed by New York law. A copy of the senior debt indenture has been filed with the U.S. Securities and Exchange Commission (“SEC”) as part of our registration statement. See “Further Information” in the accompanying prospectus for information on how to obtain a copy. Investors should carefully read the description of the terms and provisions of our senior debt securities and the senior debt indenture under “Description of Debt Securities” in the accompanying prospectus. That section, together with this prospectus supplement and the relevant pricing supplement, summarize all the material terms of the senior debt indenture and your note. They do not, however, describe every aspect of the senior debt indenture and your note. For example, in the section entitled “Description of Medium-Term Notes” herein, the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in the senior debt indenture, but we describe the meaning of only the more important of those terms.

Form, Denomination and Legal Ownership of Notes

Unless otherwise specified in the applicable pricing supplement, your note will be issued:

•	in registered form, without interest coupons;

•	in authorized denominations of $1,000 (or the specified currency equivalent) and integral multiples thereof; and

•	in book-entry form, represented by a global note or a master global note.

You should read the section “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

Universal Warrants

The warrants described in this prospectus supplement are a separate series of our warrants. We summarize various terms that apply generally to our warrants, including the warrants described in this prospectus supplement, in the accompanying prospectus under the caption “Description of Warrants”. The following description of the universal warrants supplements that description of the warrants. Consequently, you should read this prospectus supplement together with the accompanying prospectus and pricing supplement in order to understand the terms of the universal warrants.

The Warrants Will Be Issued Under a Warrant Indenture or Warrant Agreement

The warrants are governed either by the warrant indenture between us and The Bank of New York Mellon, which acts as trustee, or a warrant agreement between us and the applicable warrant agent.

The trustee acting pursuant to the warrant indenture has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Warrants” in the accompanying prospectus; and

•	Second, the trustee performs administrative duties for us, such as sending you payments and notices or transferring warrant property, as applicable.

The warrant indenture and the warrants are governed by the laws of the State of New York.

The warrant agent acting pursuant to a warrant agreement will act as agent in connection with the warrants issued under that agreement.

We May Issue Other Series of Warrants

The warrant indenture or warrant agreement, as applicable, permits us to issue different series of warrants from time to time. We may issue warrants in those quantities, at those times and on those terms as we wish. The warrants may differ from one another, and from warrants of other series, in their terms. When we refer herein to “the warrants”, “universal warrants” or “these warrants”, we mean our universal warrants. When we refer to a “series” of warrants, we mean all warrants issued as part of the same series under the applicable warrant indenture or warrant agreement. When we refer to a “class” of the warrants, we mean warrants of a certain offering that may be reopened or reissued as described below under “—Amounts That We May Issue” and “Terms of the Warrants—Reissuances or Reopened Issues”, resulting in warrants with different issue dates, but otherwise the same terms.

Amounts That We May Issue

Neither the warrant indenture nor the warrant agreement limits the aggregate number of warrants that we may issue. Nor does the warrant indenture or the warrant agreement limit the number of series or the aggregate number of any particular series that we may issue. Also, if we issue warrants having the same terms in a particular offering, we may reissue or “reopen” that offering at any later time and offer additional warrants having those terms. We intend to issue universal warrants initially in the aggregate number specified on the cover of the applicable pricing supplement. However, we may issue additional universal warrants in numbers that exceed the amount on the cover of the applicable pricing supplement at any time, without your consent and without notifying you. Our affiliates, including Barclays Capital Inc., may use this prospectus supplement to resell warrants in market-making transactions from time to time. We describe these transactions under “Plan of Distribution” below. The warrant indenture, warrant agreement and the warrants do not limit our ability to incur indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the warrants, the warrant indenture or warrant agreement, except as described under “Description of Warrants” in the accompanying prospectus.

This Section Is Only a Summary

The warrant indenture or warrant agreement, as applicable, and their respective associated documents, including your warrant, contain the full legal text of the matters described in this section and your pricing supplement. The warrant indenture or warrant agreement, as applicable, and the warrant, are governed by New York law. Copies of the form of warrant indenture and the form of warrant agreement have been filed with the SEC as part of our registration statement. The specific warrant agreement under which we issue any warrants will be filed with the SEC either as an exhibit to an amendment to the registration statement or as an exhibit to a current report on Form 6-K. See “Further Information” in the accompanying prospectus for information on how to obtain a copy of the warrant indenture or warrant agreement. Investors should carefully read the description of the terms and provisions of our warrants, the warrant indenture and the warrant agreement under “Description of Warrants” in the accompanying prospectus. That section, together with this prospectus supplement and the relevant pricing supplement, summarize all the material terms of the warrant indenture or warrant agreement, as applicable, and your warrant. They do not, however, describe every aspect of the warrant indenture or warrant agreement and your warrant. For example, in the section entitled “Description of Universal Warrants” herein, the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in the warrant indenture or warrant agreement, but we describe the meaning of only the more important of those terms.

Form, Denomination and Legal Ownership of Warrants

Unless otherwise specified in the applicable pricing supplement, your warrant will be issued:

•	in registered form;

•	in authorized denominations of 100 and integral multiples thereof;

•	in book-entry form, represented by a global warrant or a master global warrant.

You should read the section “Description of Warrants—Legal Ownership; Form of Warrants” in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, will have a “conflict of interest” in any offering in which it participates, as either principal or agent, within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”). Consequently, any such offering will be conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell securities in any such offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

RISK FACTORS

You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration with your advisors of the suitability of the securities in light of your particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, the applicable product supplement, if any, the applicable index supplement, if any, this prospectus supplement and the prospectus. Please note that this Risk Factors section has various subsections addressing risk factors relating to specific types of reference assets and transaction structures. We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude and longevity of these risks and their influence on the value of, or the payments made on or settlement of obligations with respect to, the securities. You should not purchase the securities unless you understand and can bear these investment risks.

Risks Relating to All Securities

(1)	The securities are intended to be held to maturity or to the relevant exercise date or period, as applicable.

You may receive less, and possibly significantly less, than the amount you originally invested if you sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable. You should be willing to hold your securities to maturity or to the relevant exercise date or period.

(2)	There may not be any secondary market for your securities.

Upon issuance, the securities will not have an established trading market. We cannot assure you that a trading market for the securities will develop or, if one develops, that it will be maintained. Although we may apply to list certain issuances of securities on a national securities exchange, we may not meet the requirements for listing and do not expect to announce, prior to the issuance of the securities, whether we will meet those requirements. Even if there is a secondary market, it may not provide liquidity. While we anticipate that our affiliate, Barclays Capital Inc., may make a market for the securities, it is not required to do so. If the securities are not listed on any securities exchange and Barclays Capital Inc. were to cease acting as a market maker, which it may do at any time for any reason, it is likely that there would be no secondary market for the securities. Therefore, you must be willing and able to hold the securities until maturity or until the relevant exercise date or period, as applicable.

(3)	The estimated value of your securities is expected to be lower than the initial issue price of your securities.

The estimated value of your securities on the initial valuation date is expected to be lower, and may be significantly lower, than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost which we may incur in hedging our obligations under the securities, and estimated development and other costs which we may incur in connection with the securities. Moreover, at our sole option, we may decide to sell additional securities after the original trade date or pricing date. Our estimated value of the securities on any subsequent trade date or pricing date may reflect issue prices, commissions and aggregate proceeds that differ from the amounts set forth in the applicable pricing supplement and will take into account a number of variables, including prevailing market conditions and our subjective assumptions, which may or may not materialize, on the date that such additional securities are traded or priced for sale to the public. As a result of changes in these variables, our estimated value of the securities on any subsequent trade may differ significantly from our estimated value of the securities on the original trade date or pricing date.

(4)	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions.

The estimated value of your securities on the initial valuation date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions which may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

(5)	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities.

The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and asked spreads for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

(6)	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities.

Assuming that all relevant factors remain constant after the initial valuation date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the initial valuation date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

(7)	Price or other movements in the reference assets and their components are unpredictable, and levels of market volatility in recent periods have been unprecedented.

Movements in the levels, values or prices of the reference assets or their respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. Moreover, the global capital, credit and commodity markets have experienced volatility and disruption in recent periods. In some cases throughout this period, the markets produced downward pressure on stock prices and the credit capacity for certain issuers of the reference assets without regard to those issuers’ underlying financial strength. As a result, in the type of environment in recent periods, it is impossible to predict whether the levels, values or prices of the reference assets will rise or fall during the term of the securities. Changes in the levels, values or prices will determine the amount of interest, payments at maturity, or other amounts payable on your notes, and the amount of money payable, or warrant property deliverable, in respect of your warrants. Therefore, these changes may result in a loss of principal or the receipt of little or no interest or other payments on your notes, and may result in your warrants having little or no settlement value. There can be no assurance that the levels of volatility and periods of sudden and dramatic price increases or declines seen over the past several years will not continue or recur. As the securities are linked to reference assets that may be unpredictable and volatile, we cannot guarantee that these changes will be beneficial to you, and therefore you may receive less than the amount you initially invested in the securities, may not receive any interest (in the case of notes only) or may experience other losses in connection with your investment in the securities.

(8)	The historical or hypothetical historical performance of the reference asset is not an indication of future performance.

The historical or hypothetical historical performance of the reference asset, which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the reference asset. It is impossible to predict whether the level, value or price of the reference asset will fall or rise during the term of the securities, in particular in the environment in recent periods which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the reference assets are not necessarily indicative of fluctuations or trends that may occur in the future.

(9)	You must rely on your own evaluation of the merits of an investment in the securities.

In connection with your purchase of the securities, we urge you to consult your own financial, tax and legal advisors as to the risks involved in an investment in the securities and to investigate the reference asset and not rely on our views in any respect. You should make a complete investigation as to the merits of an investment in the securities.

(10)	The price at which you will be able to sell your securities prior to the maturity date or prior to the relevant exercise date or period, as applicable, will depend on a number of factors, and may be substantially less than the amount you had originally invested.

If you wish to liquidate your investment in the securities prior to the maturity date or prior to the relevant exercise date or period, as applicable, your only alternative, in the absence of any applicable redemption at the option of the holder provisions, would be to sell them. At that time, there may be an illiquid market for the securities or no market at all. Even if you were able to sell your securities, there are many factors outside of our control that may affect their market value. We believe that the market value of your securities will be affected by the volatility of the reference asset, the level, value or price of the reference asset at the time of the sale, changes in interest rates, our financial condition (whether such changes are actual or perceived) and credit ratings, the supply of and demand for the securities, the time remaining until the maturity of the securities and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable, may be substantially less than the amount you originally invested depending upon the level, value or price of the reference asset at the time of the sale. The following paragraphs describe the manner in which we expect the market value of the securities to be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

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Reference asset performance. We expect that the market value of the securities prior to maturity or prior to the relevant exercise date or period, as applicable, will depend substantially on the current level (or in some cases, performance since the date on which the securities price) of the reference asset relative to its initial level, value or price. If you decide to sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable, when the current level, price or value of the reference asset at the time of sale is favorable relative to its initial level, value or price, you may nonetheless receive substantially less than the amount that would be payable at maturity or at the payment or settlement date based on that level, value or price because of expectations that the level, value or price will continue to fluctuate until the final level, value or price is determined.

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Volatility of the reference asset. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the reference assets or their components increases or decreases, the market value of the securities may be adversely affected.

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Interest rates. We expect that the market value of the securities will be affected by changes in interest rates. Interest rates also may affect the economy and, in turn, the value of the components of the reference asset, which would affect the market value of the securities.

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Supply and Demand for the Securities. We expect that the market value of the securities will be affected by the supply of and demand for the securities. In general, if the supply of the securities decreases and/or the demand increases and/or the demand for the securities decreases, the market value of the securities may be adversely affected. The supply of the securities, and therefore the market value of the securities, may be affected by inventory positions held by Barclays Capital Inc., Barclays Bank PLC or any market maker.

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Exercise or Redemption Rights and Call Rights. Your right to redeem the notes or our right to call the notes or the warrants, as applicable, may affect the market value of the relevant securities. Generally, the grant of a redemption right to noteholders may enhance the market value of the notes, while a call right by us, in the case of both notes and warrants, may adversely affect the market value of such securities.

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Our financial condition, credit ratings and results of operations. Actual or anticipated changes in our financial condition, current credit ratings or results of operations may significantly affect the market value of the securities. The significant difficulties experienced in the global financial system in recent periods and resulting lack of credit, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition, credit ratings and results of operations. However, because the return on the securities is dependent upon factors in addition to our ability to pay or settle our obligations under the securities (such as the current level, value or price of the reference asset), an improvement in our financial condition, credit ratings or results of operations is not expected to have a positive effect on the market value of the securities. These credit ratings relate only to our creditworthiness, do not affect or enhance the performance of the securities and are not indicative of the risks associated with the securities or an investment in the reference asset. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, change or withdrawal at any time by the assigning rating agency.

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Time remaining to maturity or to the expiration date. A “time premium” results from expectations concerning the level, value or price of the reference asset during the period prior to the maturity date of the notes or prior to the expiration date of the warrants. As the time remaining to the maturity date of the notes or to the expiration date of the warrants decreases, this time premium will likely decrease, potentially adversely affecting the market value of the securities. As the time remaining to maturity or to the expiration date, as applicable, decreases, the market value of the securities may be less sensitive to the volatility in the components of the reference asset.

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Events affecting or involving the reference asset. Economic, financial, regulatory, geographic, judicial, political and other developments that affect the level, value or price of the reference assets and their components, and real or anticipated changes in those factors, also may affect the market value of the securities. For example, for reference assets composed of equity securities, the financial condition and earnings results of a component of the reference asset, and real or anticipated changes in those conditions or results, may affect the market value of the securities. In addition, speculative trading by third parties in the reference asset could significantly increase or decrease the level, value or price of the reference asset, thereby exposing the reference asset to additional volatility which could affect the market value of the securities.

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Agent’s commission and cost of hedging. The initial public offering price of the securities includes the agent’s commission or discount, if any, and may reflect the estimated cost of hedging our obligations under the securities. These costs may include our or our affiliates’ expected cost of providing that hedge and the profit we expect to realize in consideration for assuming the risks inherent in providing that hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which we (or our affiliates) will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and could result in a substantial loss to you. In addition, any secondary market prices may differ from values determined by pricing models used by us or our affiliates, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates realizing a profit, even if the market value of the securities declines.

The effect of one of the factors specified above may offset some or all of any change in the market value of the securities attributable to another factor.

(11)	The securities are not insured against loss by any third parties.

The securities will be solely our obligations, and no other entity will have any payment or settlement obligations, contingent or otherwise, in respect of the securities. In the event that we are unable to pay or settle our obligations under the securities, you risk losing your entire investment.

(12)	The securities are not insured by the FDIC.

The securities are not deposit liabilities of Barclays Bank PLC and neither the securities nor your investment in the securities are insured by the FDIC or any other governmental agency of the United States, United Kingdom or any other jurisdiction. In the event that we are unable to pay or settle our obligations under the securities, you risk losing your entire investment.

(13)	There are no security interests in the securities or other financial instruments held by Barclays Bank PLC.

Neither the indenture governing the notes nor the warrant indenture or warrant agreement, as applicable, governing the warrants contains any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the securities or other instruments acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold those securities or other instruments for the benefit of holders of the securities. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any of those securities or instruments that we own will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the securities. The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

(14)	Reported levels, values and prices of reference assets and their components may be based on non-current information.

If trading is interrupted in the reference assets or any of their components, publicly available information regarding the level, value or price of the reference asset may be based on the last reported levels, values or prices. As a result, publicly available information regarding reported levels, values or prices of the reference assets or their components may at times be based on non-current information.

(15)	The reference assets or their components may trade outside regular trading hours in the United States; however, if a secondary market develops, the securities may trade only during regular trading hours in the United States.

If the market for the reference assets or their components is an international market, the hours of trading for the securities may not conform to the hours during which the reference assets or their components are traded. To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the levels, values or prices of the reference assets or their components that will not be reflected immediately in the price of the securities. There may not be any systematic reporting of last-sale or similar information for the reference assets or their components. The absence of last-sale or similar information and the limited availability of quotations would make it difficult for many investors to obtain timely, accurate data about the state of the market for the reference assets or their components.

(16)	The calculation agent may postpone the determination of the amount you receive during the term of the securities or at maturity or at the payment or settlement date, as applicable, if a market disruption event occurs.

In some cases, the securities may be linked to a reference asset where a valuation date, observation date or averaging date, as applicable (collectively referred to herein as a “valuation date”, and which is described in “Certain Features of the Notes—Valuation Dates, Observation Dates or Averaging Dates” and in “Certain Features of the Warrants—Valuation Dates, Observation Dates or Averaging Dates” below), may be postponed if the calculation agent determines that a market disruption event (described in “Reference Assets” below) has occurred or is continuing on that valuation date. If that type of postponement occurs, the calculation agent will determine the closing level, value, price or other amount with respect to that valuation date on the first succeeding scheduled trading day on which no market disruption event occurs or is continuing, provided that the valuation date will not be postponed by more than five scheduled trading days. You will not be entitled to compensation from us or the calculation agent for any loss suffered as a result of the occurrence or continuance of a market disruption event, any resulting delay in payment or any change in the level, value or price of the reference asset after the originally scheduled valuation date.

As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “Terms of the Notes—Maturity Date” below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date until several days after the originally scheduled stated maturity date. Moreover, if the closing level (or adjusted closing level, if applicable) of the reference asset or any basket of reference assets is not available on the valuation date, observation date or any averaging date, as applicable, because of a market disruption event, a non- trading day or for any other reason, in certain circumstances the calculation agent will determine the final level or price for the affected reference asset based on its assessment, made in its sole discretion, of the levels of the applicable reference asset or reference assets.

(17)	The material U.S. federal income tax consequences of an investment in some types of securities are uncertain.

There is no direct legal authority as to the proper tax treatment of some types of securities, and therefore significant aspects of the tax treatment of some types of securities are uncertain, as to both the timing and character of any inclusion in income in respect of your securities. The applicable pricing supplement will provide further detailed information as to the tax treatment of your securities. We urge you to consult your tax advisor as to the tax consequences of your investment in a security.

In 2007, the U.S. Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of notes classified as pre-paid forward or derivative contracts. According to the notice, the IRS and the U.S. Treasury Department (“Treasury Department”) are actively considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. The notice also states that the IRS and the Treasury Department are considering other relevant issues, including whether gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of instruments such as the notes should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) might be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of such instruments (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that a U.S. holder will be required to accrue income over the term of such instruments even though such U.S. holder may not receive any payments with respect to such instruments until redemption or maturity. The outcome of this process is uncertain. If we state in an applicable pricing supplement that we intend to treat the notes as a forward or derivative contract for U.S. federal income tax purposes, we intend to treat the notes in such manner unless and until such time as the IRS and Treasury Department determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired notes classified as pre-paid forward or derivative contracts after the bill was enacted to accrue interest income over the term of such notes even though there may be no interest payments over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes.

For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations”. A description of the U.S. federal income tax consequences of your investment in a warrant and the related risks will be included in the applicable pricing supplement.

(18)	We or one of our affiliates could serve as the calculation agent, which could result in a conflict of interest.

The calculation agent will make determinations and judgments in connection with valuing the reference asset and calculating adjustments to the reference asset, dates, prices, or any other affected variable when the reference asset is changed or modified as well as determining whether a market disruption event or force majeure event has occurred. You should refer to “Description of Medium-Term Notes—Calculations and Calculation Agent” and “Description of Universal Warrants—Calculations and Calculation Agent”. Because we or one of our affiliates could serve as the calculation agent, conflicts of interest may arise in connection with the calculation agent performing its role as calculation agent.

(19)	Trading and other transactions by us or our affiliates could affect the levels, values or prices of reference assets and their components, the market value of the securities, the amount of interest, principal or other amounts payable on your notes and the amount of money or warrant property payable or deliverable in respect of your warrants.

In connection with our normal business practices or in connection with hedging our obligations under the securities, we and our affiliates may from time to time buy or sell the reference assets and their components, or similar instruments, or derivative instruments relating to the reference assets or their components. These trading activities may present a conflict of interest between your interest in the securities and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. These trading activities also could affect the levels, values or prices of the reference assets in a manner that would decrease the market value of the securities prior to maturity or prior to the relevant exercise date or period, or the amount you would receive at maturity or at the payment or settlement date. To the extent that we or any of our affiliates have a hedge position in the reference assets or their components, or in a derivative or synthetic instrument related to the reference assets or their components, we or any of our affiliates may increase or liquidate a portion of those holdings at any time before, during or after the term of the securities. This activity may affect the amount payable at maturity, any amount of money or warrant property payable or deliverable at the payment or settlement date, or the market value of the securities in a manner that would be adverse to your investment in the securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of those hedge positions are likely to vary over time. In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the securities. We or any of our affiliates may hold or resell any such position in the securities.

(20)	The securities may be subject to an investor fee and other costs.

The securities may be subject to an investor fee and other costs as specified in the applicable pricing supplement. Because the investor fee and any applicable costs reduce the amount of your return at maturity or at the payment or settlement date, as applicable, the value of the relevant reference asset must increase significantly (or for certain securities such as bear notes and put warrants, decrease significantly) in order for you to receive, in the case of notes, at least the principal amount of your investment at maturity or upon redemption, or for you to receive any return on your investment in the warrants. If the value of the reference asset decreases or does not increase sufficiently (or for certain securities such as bear notes and put warrants, increases or does not decrease sufficiently) to offset the investor fee and any applicable costs, you may receive less than the principal amount of your investment at maturity or upon redemption, in the case of notes, or you may receive little or no return on your investment in the warrants.

(21)	Research reports and other transactions may create conflicts of interest between you and us.

We or one or more of our affiliates have published, and may in the future publish, research reports relating to the reference assets or any of their components. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the levels, values or prices of the reference assets or their components and, therefore, the market value of the securities. Moreover, other professionals who deal in these markets may at any time have views that differ significantly from ours. In connection with your purchase of the securities, you should investigate the reference asset and not rely on our views with respect to future movements in the reference assets and their components.

We or any of our affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the reference asset. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of the securities.

We and our affiliates, at present or in the future, may engage in business relating to the person or organization responsible for calculating, publishing or maintaining the reference assets, which we refer to as the “sponsor” of the reference asset. In addition, we or our affiliates may engage in business relating to any components of the reference assets, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to the respective sponsor or issuer. In connection with these activities, we may receive information pertinent to the reference assets or their components that we will not divulge to you.

(22)	Barclays Wealth and Investment Management, the wealth management division of Barclays Capital Inc., may sell the securities to certain of its customers and may receive compensation from Barclays Bank PLC in this capacity, which may create a potential conflict of interest. In this situation, Barclays Wealth and Investment Management is not acting as your agent or investment adviser, and is not representing you in any capacity in connection with your purchase of the securities.

Barclays Wealth and Investment Management, the wealth management division of Barclays Capital Inc., may arrange for the sale of the securities to certain of its clients. In doing so, Barclays Wealth and Investment

Management will be acting as agent for Barclays Bank PLC and may receive compensation from Barclays Bank PLC in the form of discounts and commissions. The role of Barclays Wealth and Investment Management as a provider of certain services to such customers and as agent for Barclays Bank PLC in connection with the distribution of the securities to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth and Investment Management is not acting as your agent or investment adviser, and is not representing you in any capacity with respect to any purchase of securities by you. Barclays Wealth and Investment Management is acting solely as agent for Barclays Bank PLC. If you are considering whether to invest in the securities through Barclays Wealth and Investment Management, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

(23)	We cannot control actions by the sponsors or issuers of the reference assets.

Actions by any sponsor or issuer of the reference asset may have an adverse effect on the price of the reference asset and therefore on the market value of the securities. Unless otherwise specified in the applicable pricing supplement, no sponsor or issuer will be involved with the administration, marketing or trading of the securities and no sponsor will have any obligations with respect to the amounts to be paid or delivered to you, including on any interest payment date or on the maturity date of the notes or on the payment or settlement date of the warrants, as applicable, or to consider your interests as an owner of securities when it takes any actions that might affect the market value of the securities. No sponsor will receive any of the proceeds of any security offering and no sponsor or issuer will be responsible for, or have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued.

Unless otherwise specified in the applicable pricing supplement, we will not be affiliated with any sponsors or issuers of the reference assets (except for the licensing arrangements, if any, discussed in this prospectus supplement, the applicable pricing supplement or any product supplement or index supplement), and we have no ability to control or predict their actions. These actions could include mergers or tender offers in the case of reference assets consisting of securities or errors in information disclosed by a sponsor of an index or an issuer of an equity security or any discontinuance by such sponsor or issuer of that disclosure. However, we may currently, or in the future, engage in business with the sponsors or issuers. Neither we, nor any of our affiliates, including the agent, assume any responsibility for the adequacy or accuracy of any publicly available information about the sponsors or issuers of the reference assets, whether the information is contained in the pricing supplement or otherwise. You should make your own investigation into the reference assets and their sponsors or issuers.

(24)	No research recommendation on your securities.

Although Barclays Bank PLC or one or more of our affiliates may publish research on, or assign a research recommendation to, other financial products linked to the performance of any of the reference assets, neither Barclays Bank PLC nor any of its subsidiaries or affiliates publishes research on, or assigns a research recommendation to, your securities.

(25)	You have no recourse to the sponsor or issuer of the reference asset or any components of the reference asset.

Your investment in the securities will not give you any rights against any sponsor or any issuer of the reference asset or any components of the reference asset, including any sponsor that may determine or publish the level, value or price of the reference asset and any issuer that may otherwise affect the level, value or price of the reference asset.

(26)	Changes in the methodology of the sponsor of a certain reference asset, or changes in laws or regulations, may affect the market value of the securities, the payment of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

The sponsor of a reference asset may have the ability from time to time to change any rule or bylaw or take emergency action under its rules, any of which could affect the level, value or price of the reference asset or a component of the reference asset. Any change of that kind which causes a change in the level, value or price of the reference asset could adversely affect the market value of the securities, as well as the amount of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

In addition, levels, values or prices of the reference assets could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on any reference asset) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. For example, direct or indirect government intervention may restrict the issuance or trading of securities, such as your securities, linked to the value of international securities (or indices relating to those securities). Governments may also seek to regulate not only the reference assets linked to your security but also derivative instruments based on the reference assets, which can affect the value of such reference assets. Any of these events could adversely affect the level, value or price of the reference asset and, correspondingly, could adversely affect the market value of the securities, as well as the amount of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

(27)	Any of the indices comprising the reference assets may be discontinued; the manner in which the reference assets are calculated may change in the future and the instruments comprising the components of the indices, or their respective weights, may change.

There can be no assurances that the reference assets will continue or the method by which the reference assets are calculated will remain unchanged. Changes in the method by which the reference assets are calculated could change the level of the reference asset and, as a consequence, adversely affect the amount of principal, interest or any other amounts payable on your notes, the amount of money or warrant property payable or deliverable in respect of your warrants, and the market value of your securities. In addition, if the reference asset is discontinued or altered, a substitute index may be employed to calculate the amount of principal, interest or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants. This substitution may adversely affect the market value of the securities.

Further, the sponsors of reference assets that are indices can add, delete or substitute the instruments comprising the components of the reference assets or make other methodological changes that could adversely change the levels of the reference assets and, therefore, the market value of the securities. You should realize that changes in the components of the reference asset may affect the reference asset, as a newly added instrument or instruments may perform significantly better or worse than the instrument or instruments it replaces. We have no control over the way the reference assets are calculated by the sponsors.

(28)	Any discontinuance or suspension of calculation or publication of the closing level or price of the reference asset may adversely affect the market value of the securities, the amount you will receive at maturity of the notes, and the amount of money or warrant property payable or deliverable on the payment or settlement date of the warrants.

If the calculation or publication of the closing level or price of the reference asset is discontinued or suspended, and the discontinuance or suspension is continuing on a valuation date, it may become difficult for the calculation agent to determine accurately the level or price for that respective date and the amount of interest or other amounts payable or deliverable determined on such date. If the discontinuance or suspension is continuing on the final valuation date, final observation date or final averaging date (collectively referred to herein as the “final valuation date” and described under “Certain Features of the Notes—Final Valuation Date, Final Observation Date or Final Averaging Date” and “Certain Features of the Warrants—Final Valuation Date, Final Observation Date or Final Averaging Date” below), it may become difficult for the calculation agent to determine accurately the amount of interest or amounts payable at maturity of the notes, or the amount of money or warrant property payable or deliverable on the payment or settlement date of the warrants. In these situations, the calculation agent will follow a substitute procedure to determine the most appropriate payment or settlement value as described in this prospectus supplement (for example, as described under “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds—Discontinuance of the Exchange-Traded Fund”) or in the applicable pricing supplement.

(29)	We may sell an additional aggregate face amount of the notes at a different issue price.

At our sole option, we may decide to sell an additional amount of the notes subsequent to the date of the applicable pricing supplement but prior to the settlement date. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of the applicable pricing supplement.

(30)	If you purchase your notes at a premium to the face amount, the return on your investment will be lower than the return on notes purchased at the face amount and the impact of certain key terms of the notes will be negatively affected.

The cash settlement amount you will be paid for your notes on the stated maturity date will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at the face amount. If you purchase your notes at a premium to the face amount and hold them to the stated maturity date the return on your investment in the notes will be lower than it would have been had you purchased the notes at the face amount or a discount to the face amount. In addition, the impact of any buffer level or cap level on the return on your investment will depend upon the price you pay for your notes relative to the face amount. For example, if you purchase your notes at a premium to the face amount, the cap level will only permit a lower percentage increase in your investment in the notes than would have been the case for notes purchased at the face amount or at a discount to the face amount. Similarly, the buffer level, while still providing some protection for the return on the notes, will allow a greater percentage decrease in your investment in the notes than would have been the case for notes purchased at the face amount or a discount to the face amount.

(31)	The redemption amount of your notes is not based on the level or price of the reference asset or reference assets at any time other than the final valuation date.

The final level or price of the reference asset or reference assets may be based on the level or price of the reference asset or reference assets on the final valuation date (subject to adjustments as described herein). Therefore, if the level or price of one or more reference assets dropped precipitously on the final valuation date, the payment amount for your notes may be significantly less than it would otherwise have been had the payment amount been linked to the price or level of the reference asset or reference assets prior to such drop. Although the level or price of one or more reference assets on the maturity date or at other times during the life of your notes may be higher than the level or price of such reference asset or reference assets on the final valuation date, you will not benefit from the level or price of such reference asset or reference assets at any time other than the final valuation date.

Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds

(32)	Equity market risks may affect the market value of the securities and the amount you will receive at maturity or at the payment or settlement date.

If the reference asset is an index that includes one or more equity securities or is an exchange-traded fund that tracks such an index, we expect that the reference asset will fluctuate in accordance with changes in the financial condition of the relevant issuer(s) of its component stocks, the value of common stocks generally and other factors. The financial condition of the issuer(s) of the components of the reference asset may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the level of the reference asset and thus in the market value of the securities. Common stocks are susceptible to general equity market fluctuations, to speculative trading by third parties and to volatile increases and decreases in value as market confidence in and perceptions regarding the security or securities comprising a reference asset change. Investor perceptions regarding the issuer of an equity security comprising a reference asset are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises.

(33)	You have no rights in the property, nor shareholder rights in any securities of any issuer, of the security or securities comprising the reference asset.

Investing in the securities will not make you a holder of the security or securities comprising the reference asset. Neither you nor any other holder or owner of the securities will have any voting rights, any right to receive dividends or other distributions, or any other rights with respect to any property or securities of any issuer or with respect to any security or securities comprising the reference asset.

(34)	Payments on the securities will not reflect dividends or other distributions on any of the securities underlying the reference asset.

Unless specified in the applicable pricing supplement, payments on the securities at maturity or at the payment or settlement date, as applicable, will not reflect the payment of dividends or other distributions on any of the common stocks underlying the reference asset. Therefore, the yield derived from an investment in the securities will not be the same as if you had purchased the common stocks underlying the reference asset and held them for a similar period.

(35)	We obtained the information about the sponsor or issuer of the reference asset from public filings.

We have derived all information in this prospectus supplement or the applicable pricing supplement about the sponsor or issuer of the reference asset from publicly available documents or other publicly available information. We have not participated and will not participate in the preparation of any of those documents. Nor have we made or will we make any “due diligence” investigation or any inquiry with respect to the sponsor or issuer of the reference asset in connection with the offering of the securities. We do not make any representation that any publicly available document or any other publicly available information about the sponsor or issuer of the reference asset is accurate or complete. Furthermore, we do not know whether all events occurring before the date of this prospectus supplement or the applicable pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above or the level, value or price of the reference asset, have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the sponsor or issuer of the reference asset could affect the value you will receive during the term of the securities, at maturity or at the payment or settlement date and, therefore, the market value of the securities.

(36)	Any of the issuers of the securities comprising the reference assets may perform an action that could adversely affect the market value of the securities.

The calculation agent may adjust any date, price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable for stock splits, mergers, tender offers, reverse stock splits, stock dividends, extraordinary dividends and other corporate events that affect the capital structure of the issuer of the equity security comprising the reference asset, as well as for certain actions taken by any depositary for the reference asset (e.g., American depositary shares) that affect the reference asset in the situations and in the manner described in “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in this prospectus supplement. However, the calculation agent is not required to make an adjustment for every corporate event that may affect the reference asset or any component of the reference asset. Any of the above events or other actions by the issuer of the reference asset or a third party may adversely affect the market value of the reference asset and, therefore, adversely affect the market value of the securities.

(37)	Reference assets or their components traded in an international market may be subject to additional risk.

The levels, values, prices and performance of reference assets and their components traded in international markets may be affected by political, economic, financial and social factors in the relevant international market. In addition, recent or future changes in a particular country’s government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the international securities markets. Moreover, the relevant international economy may differ favorably or unfavorably from that of the United States.

(38)	Time differences between the domestic and international markets and New York City may create discrepancies in the market value of the securities if the reference assets or their components trade wholly or partly on international markets.

In the event that the reference assets or their components trade wholly or partly on an international market, time differences between the domestic and international markets (e.g., New York City is four or five and 13 or 14 hours (depending on time of year) behind London and Tokyo, respectively) may result in discrepancies between the levels of the reference assets (or the prices of their components) and the market value of the securities. To the extent that U.S. markets are closed while markets for the reference assets or their components remain open, significant price or rate movements may take place in the reference assets or their components that will not be reflected immediately in the market value of the securities. In addition, there may be periods when the relevant international markets are closed for trading (e.g., during holidays in an international country), causing the levels of the reference assets (or the prices of their components) to remain unchanged for multiple trading days in New York City.

(39)	Your return may be affected by factors affecting international securities markets.

The reference asset may include, as a component, securities issued by international companies and may be denominated in a foreign currency. Investors should be aware that investments in reference assets linked to the value of international securities (or indices relating to those securities) might involve particular risks. The international securities comprising or relating to a reference asset may have less liquidity and could be more volatile than many of the securities traded in the U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant international securities markets, as well as cross shareholdings in international companies, may affect trading prices and volumes in those markets. Direct or indirect government intervention may restrict the issuance or trading of securities, such as your securities, linked to the value of international securities (or indices relating to those securities). In addition, governments may seek to regulate not only the reference assets linked to your security but also derivative instruments based on the reference assets, which can affect the value of such reference assets. Also, there is generally less publicly available information about international companies than about those U.S. companies that are subject to the reporting requirements of the SEC; and international companies often are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The other special risks associated with international securities may include, but are not necessarily limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; higher inflation; and social, economic and political uncertainties.

These factors may adversely affect the performance of the reference assets or their components as well as the liquidity of the market for your securities and, as a result, the market value of the securities and the amount you will receive at maturity or at the payment or settlement date.

(40)	The issuer of a security that serves as a reference asset could take actions that may adversely affect your security.

The issuer of a security that serves as the reference asset or a component of an index which is the reference asset for a security will have no involvement in the offer and sale of the security and no obligation to you, unless otherwise specified in the applicable pricing supplement. The issuer may take action, such as placing itself into bankruptcy or receivership or engaging in a merger or sale of assets, without regard to your interests. Any of these actions could adversely affect the value of the reference asset or a component of the reference asset and, correspondingly, could adversely affect the market value of the security.

(41)	Securities linked to an exchange-traded fund may be subject to concentration risks.

An exchange-traded fund which is the reference asset for a security may track the performance of the equity securities of companies representing a particular market sector, a particular geographic region or some other sector. As a result, your investment in the securities may be concentrated in a single sector or region. Although your investment in the securities will not result in the ownership or other direct interest in the relevant equity securities underlying the exchange-traded fund, the return on your investment in the securities will be subject to certain risks similar to those associated with direct equity investments in the market, geographic region or sector, as applicable, represented by the relevant equity securities underlying the exchange-traded fund.

(42)	Securities linked to an exchange-traded fund may be subject to liquidity risk.

Although the exchange-traded fund may be listed for trading on a securities exchange and a number of similar products have been traded on the same securities exchange or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the exchange-traded fund or that there will be liquidity in the trading market.

(43)	Securities linked to an exchange-traded fund may be subject to management risk.

An exchange-traded fund may be subject to management risk, which is the risk that the exchange-traded fund’s investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the exchange-traded fund’s investment advisor may have the right to use a portion of the exchange-traded fund’s assets to be invested in shares of equity securities that are not included in the index or indices underlying the exchange-traded fund. The relevant exchange-traded fund may also not be actively managed and may be affected by a general decline in market segments relating to the index or indices underlying the exchange-traded fund. The exchange-traded fund’s investment advisor may also invest in securities included in, or representative of, the index or indices underlying the exchange-traded fund regardless of their investment merits. The exchange-traded fund’s investment advisor may also not be obligated to attempt to take defensive positions in declining markets.

(44)	Securities linked to an exchange-traded fund may be subject to custody risk.

An exchange-traded fund is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agent and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

(45)	An exchange-traded fund and the index or indices underlying that exchange-traded fund are different and the performance of the exchange-traded fund may not correlate with the performance of the underlying index or indices.

An exchange-traded fund may use a representative sampling strategy to attempt to track the performance of the underlying index or indices. The exchange-traded fund may not hold all or substantially all of the assets included in the underlying index or indices, may hold such assets in different proportions and may hold assets not included in the underlying index or indices. Therefore, while the performance of the exchange-traded fund may be generally linked to the performance of the underlying index or indices, the performance of the exchange-traded fund may be also linked in part to assets not included in the underlying index and may be linked to assets that differ substantially from those that are tracked by the underlying index or indices. For example, while the underlying index or indices may track equity securities, as a result of the exchange-traded fund’s holding of assets other than equity securities, your investment may also be linked to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the exchange-traded fund’s investment advisor.

Imperfect correlation between the exchange-traded fund’s portfolio assets and those in the underlying index or indices, rounding of prices, changes to the underlying index or indices and regulatory requirements may cause tracking error, the divergence of the exchange-traded fund’s performance from that of the underlying index or indices.

In addition, the performance of the exchange-traded fund will reflect additional transaction costs and fees that are not included in the calculation of the underlying index or indices and this may increase the tracking error of the exchange-traded fund. Also, in the case of exchange-traded funds that track an equity securities index or indices, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the exchange-traded fund and the underlying index or indices. Finally, because the shares of the exchange-traded fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the exchange-traded fund may differ from the net asset value per share of the exchange-traded fund. Thus, the return on your securities may be less than the return on an investment directly in the assets that comprise the underlying index or in a fund that invests in such assets.

(46)	Securities linked to an exchange-traded fund may be subject to the fluctuation of net asset value of the exchange-traded fund.

The net asset value of the shares of an exchange-traded fund may fluctuate with changes in the market value of the exchange-traded fund’s securities holdings. The market prices of the shares of the exchange-traded fund may fluctuate in accordance with changes in net asset value and supply and demand on the applicable stock exchanges. In addition, the market price of one share of an exchange-traded fund may differ from its net asset value per share; shares of an exchange-traded fund may trade at, above or below their net asset value per share. Therefore, the value of your securities linked to an exchange-traded fund may be subject to fluctuation as a result of the fluctuations of the net asset value of the underlying exchange-traded fund.

(47)	Securities linked to American depositary shares carry exchange rate risk.

Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for securities linked to American depositary shares.

(48)	Additional risks related to securities linked to American depositary shares of a company.

There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. Each American depositary share is a security evidenced by American depositary receipts that represent a certain number of ordinary shares of the issuing company. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the company, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of securities that are linked to American depositary shares.

Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities

(49)	Prices of commodities are highly volatile and may change unpredictably.

Commodity prices are highly volatile and, in many sectors, have experienced increased volatility in recent periods. Commodity prices are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries; and natural or nuclear disasters. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities, the amount you will receive at maturity, and the amount of money or warrant property you will receive at the payment or settlement date. It is possible that lower prices, or increased volatility, will adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities.

(50)	Changes in supply and demand in the market for futures contracts may adversely affect the value of the securities.

Your securities may be linked to the performance of futures contracts on the applicable underlying physical commodities instead of providing actual exposure to physical commodities. Futures contracts are legally binding agreements for the purchase and sale of a certain commodity at a fixed price for settlement on a future date. Commodity futures contract prices are subject to similar types of pricing volatility patterns as may affect the specific commodities underlying the futures contracts, as well as additional trading volatility factors that may impact futures markets generally. Moreover, changes in the supply and demand for commodities and futures contracts and for the purchase and sale of particular commodities, may lead to differentiated pricing patterns in the market for futures contracts over time. For example, a futures contract scheduled to expire in the first nearby month may experience more severe pricing pressure or greater price volatility than the corresponding futures contract scheduled to expire in the second nearby month, or vice versa. Under such circumstances, and depending on when the specified valuation date occurs, the settlement price of the basket component may be determined by reference to the futures contract expiring in a less favorable month for pricing purposes. As a result, the value of your securities may be less than would otherwise be the case if the settlement price of the reference asset had been determined by reference to the corresponding futures contract scheduled to expire in a more favorable month for pricing purposes.

(51)	The prices of certain commodities may be subject to price ceilings.

Certain exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”, and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular futures contract, no trades may be made at a price above or below the limit price, as the case may be. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of futures contracts at disadvantageous times or prices. These circumstances could adversely affect the prices of the commodities comprising the reference asset and, therefore, could adversely affect the market value of the securities.

(52)	Suspensions or disruptions of market trading in the commodity markets and related futures markets may adversely affect the amount of principal, interest or any other amounts payable on your notes, the amount of money or warrant property payable or deliverable in respect of your warrants and/or the market value of the securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention. Certain exchanges, or the U.S. Commodity Futures Trading Commission, commonly referred to as the “CFTC”, could suspend or terminate trading in a particular futures contract or contracts in order to address market emergencies. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances may adversely affect the performance of the reference assets or their components and, as a result, may adversely affect the amount of principal, interest or any other amounts payable on the notes, the amount of money or warrant property payable or deliverable in respect of the warrants and/or the market value of the securities.

(53)	Risks relating to trading of the reference assets and their components on international futures exchanges.

Certain international futures exchanges operate in a manner more closely analogous to the over-the-counter physical commodity markets than to the regulated futures markets, and certain features of U.S. futures markets are not present. For example, there may not be any daily price limits which would otherwise restrict the extent of daily fluctuations in the prices of the respective contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. This may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities, the principal, interest or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

(54)	You will not have any rights to receive the reference assets or their components.

Investing in the securities will not make you a holder of any commodity or futures contract relating to the reference assets or their components. Payments due on the securities will be made in U.S. dollars or the specified currency stated in the applicable pricing supplement, and you will have no right to receive delivery of any commodity or futures contract relating to the reference assets or their components.

(55)	Your securities may only provide exposure to futures contracts and may not provide direct exposure to physical commodities.

Your securities may be linked to the performance of futures contracts on the applicable underlying physical commodities instead of providing actual exposure to physical commodities. Therefore, the securities will reflect a return based, in part, on the performance of futures contracts and do not provide exposure to the spot prices in respect of such commodities. The price of a commodity futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movement of a futures contract is typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the securities may underperform a similar investment that reflects the return on the underlying physical commodities.

(56)	Your investment in securities linked to commodities or a basket or index of commodities will not entitle you to the regulatory protections of the CFTC or any other regulated futures exchange.

The net proceeds to be received by us from the sale of securities relating to one or more commodities or a basket of commodities (or an index thereon) will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the securities thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the securities will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC. We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any other regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

(57)	Changes in law or regulation relating to commodities futures contracts may adversely affect the market value of certain securities and the amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

The commodity futures contracts to which certain securities are indexed are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. The Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Dodd-Frank Act”, provides for substantial changes in the regulation of the futures and over-the-counter derivatives markets. Among other things, the Dodd-Frank Act is intended to limit speculation and increase transparency in the commodity derivatives markets and regulate the over-the-counter derivatives markets. The legislation requires regulators, including the CFTC, to adopt rules on a variety of issues, many of which have been adopted and have become effective. In addition, certain significant components of the Dodd-Frank Act regulatory scheme, including registration and reporting requirements, as well as centralized clearing requirements for certain products and market participants, have been implemented. However, the Dodd-Frank Act regulatory scheme has not yet been fully implemented, and the ultimate impact of the regulations on the markets and market participants cannot yet be determined.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses, and requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also requires the CFTC to adopt rules with respect to the establishment of limits on futures and swap positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation, and the CFTC has adopted such rules. In addition, the legislation requires the CFTC to apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “economically equivalent” to the specified exchange-traded futures that are subject to the position limits. The enactment of the Dodd-Frank Act, and the CFTC’s adoption of rules on position limits, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the securities. Industry trade groups filed a lawsuit against the CFTC challenging the rules adopted by the CFTC on position limits. On September 28, 2012, the U.S. District Court for the District of Columbia granted a summary judgment motion in favor of the industry trade groups that vacated and remanded the position limit rules adopted by the CFTC. However, the CFTC may contest this ruling. If the ruling is reversed, the proposed position limits may become effective in the future. In addition, if the ruling is not reversed, the CFTC will promulgate further rules, which may be similar to the rules previously adopted. The rules ultimately adopted by the CFTC will likely limit transactions in the futures and over-the-counter derivative markets and could substantially reduce liquidity and increase commodity market volatility. This could, in turn, adversely affect the prices of such contracts and, in turn, the market value of the securities, the amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity, increase volatility and adversely affect prices, which could in turn adversely affect the value of the reference asset.

Other regulatory organizations have proposed, and in the future may propose, further reforms similar to those enacted by the Dodd-Frank Act or other legislation which could have an adverse impact on the liquidity and depth of the commodities, futures and derivatives markets. For example, the European Commission recently published a proposal developed by the European Securities and Markets Authority (“ESMA)”, which updates the Markets in Financial Instruments Directive, commonly known as “MiFID II,” and the Markets in Financial Instruments Regulation, commonly known as “MiFIR.” The scope of the final regulations and the degree to which member states will be allowed discretion in implementing the directive is yet to be seen. If these regulations are adopted, including, for example, regulations requiring position limits, they could substantially reduce liquidity and increase volatility in reference assets that are commodities, which could adversely affect the prices of such contracts and, in turn, the market value of the securities, the amounts payable on your notes and the amount of money or warrant property payable or deliverable in respect of your warrants. The European Commission has also adopted the European Market Infrastructure Regulation (“EMIR”), which requires many over-the-counter derivatives to be centrally cleared and, together with technical standards published and to be published by ESMA, will establish margin and capital requirements for non-centrally cleared over-the-counter derivatives. There exists potential for inconsistency between regulations issued by the CFTC and technical standards adopted under EMIR, which could lead to market fragmentation.

(58)	The level of reference assets or the levels, values or prices of their components can fluctuate widely due to supply and demand disruptions in major producing or consuming regions.

The levels of the reference assets or the prices of their components can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. For example, certain commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity. Moreover, recent growth in industrial production and gross domestic product has made many developing countries, particularly China, disproportionately large users of commodities and has increased the extent to which the reference assets rely on the markets of these developing countries. Political, economic and other developments that affect these developing countries may affect the levels of the reference assets or the prices of their components and, thus, the market value of the securities. Because the reference assets may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in those countries could have a disproportionate impact on the levels of those reference assets or the prices of their components.

(59)	Economic or political events or crises could result in large-scale purchases or sales of the reference asset, which could affect the price of the reference asset and may adversely affect the value of an investment in the securities.

Investors, institutions, governments and others may purchase and sell the reference asset as a hedge against inflation, market turmoil or uncertainty or political events. Under such circumstances, significant large-scale purchases or sales of the reference asset by market participants may affect the price of the reference asset, which could adversely affect the value of an investment in the securities.

(60)	Substantial sales of the reference asset by governments or public sector entities could result in price decreases, which would adversely affect the value of an investment in the securities.

Governments and other public sector entities, such as agencies of governments and multi-national institutions, may regularly buy, sell and hold the reference asset as part of the management of their reserves. In the event that economic, political or social conditions or pressures require or motivate public sector entities to sell the reference asset, in a coordinated or uncoordinated manner, the resulting purchases could cause the price of the reference asset to decrease substantially, which could adversely affect the value of an investment in the securities.

(61)	You will not have any rights against the sponsors of the reference asset.

You will have no rights against the sponsors of the reference asset, even though the amount you receive at maturity, if any, will depend on movements in the price of the reference asset. The sponsors of the reference asset are not in any way involved in this offering and have no obligations relating to the securities or to the holders of the securities. You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to the reference asset or options, swaps or futures, based upon the price of the reference asset.

Additional Risks Relating to Securities with Reference Assets that are Currencies, an Index Containing Currencies, Shares or Other Interests in an Exchange-Traded Fund Invested in Currencies or Based in Part on Currencies

(62)	Securities relating to currencies may be subject to foreign exchange risk.

The price relationship between two different currencies (e.g., the U.S. dollar and the Indian rupee) may be highly volatile and varies based on a number of interrelated factors, including the supply of and demand for each currency, political, economic, legal, financial, accounting and tax matters and other actions that we cannot control. Relevant factors include, among other things, the possibility that exchange controls could be imposed or modified, the possible imposition of other regulatory controls or taxes, the overall growth and performance of the local economies, the trade and current account balance between the relevant countries, market interventions by the central banks, inflation, interest rate levels, the performance of the global stock markets, the stability of the relevant governments and banking systems, wars, major natural disasters and other foreseeable and unforeseeable events. In addition, the value of a currency may be affected by the operation of, and the identity of persons and entities trading on, interbank and interdealer foreign exchange markets. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities and the amount you will receive at maturity or at the payment or settlement date.

(63)	You may not have any rights to receive the reference assets or their components.

Investing in the securities will not make you a holder of any currency or futures contract relating to the reference assets or their components. The securities will be paid in U.S. dollars or the specified currency stated in the applicable pricing supplement, and you will have no right to receive delivery of any currency or futures contract relating to the reference assets or their components. Further, the return on your securities linked to any currency will not reflect the return you would realize if you directly purchased, invested in or traded such currency or instruments related to such currency.

(64)	The liquidity and market value of the securities, the amount of principal, interest or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants, as applicable, could be affected by the actions of the relevant sovereign governments.

Currency exchange rates of most economically developed nations are “floating”, meaning the rate is permitted to fluctuate in value. However, governments, from time to time, may not allow their currencies to float freely in response to economic forces. Moreover, governments, including the government of the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the currency exchange rates of their respective currencies. Governments also may issue a new currency to replace an existing currency or alter the currency exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing securities relating to one or more foreign currencies is that their liquidity, their value and the amount of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants, as applicable, could be affected by the actions of sovereign governments which could change or interfere with currency valuation and the movement of currencies across borders. Subject to calculation agent determinations in respect of certain events as described under “Reference Assets—Currency Exchange Rates—Adjustments Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” below, there will be no adjustment or change in the terms of those securities in the event that currency exchange rates should become fixed, in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes, in the event of the issuance of a replacement currency, or in the event of any other development affecting the relevant currencies.

Furthermore, the government that issues that currency will also have no involvement in the offer and sale of the security and no obligations to you.

(65)	Suspensions or disruptions of market trading in the currency markets may adversely affect the amount of principal, interest or any other amounts payable on your notes, the amount of money or warrant property payable or deliverable in respect of your warrants or the market value of the securities.

The currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity in the currency markets, the participation of speculators and government regulation and intervention. These circumstances may adversely affect the performance of the reference assets or their components and, as a result, may adversely affect the amount of principal, interest or any other amounts payable on the notes, the amount of money or warrant property payable or deliverable in respect of the warrants or the market value of the securities.

(66)	Instability of the Eurozone could negatively impact the value of securities linked to the euro.

Concerns persist regarding the overall stability of the Eurozone and the suitability of the euro as a common currency for all Eurozone member countries. There is a possibility that one or more Eurozone countries may exit the Eurozone or otherwise cease to use the euro, which could adversely affect the exchange rate between the euro and other currencies and potentially the convertibility of the euro in such countries. There is also the possibility that the euro may cease to exist entirely or that currency exchange rates based on the euro may otherwise become unavailable. If this were to happen, the valuation date, observation date or averaging date, and therefore the payment or maturity date, for your securities could be postponed. In this case, the exchange rate used for purposes of calculating any level, the payment at maturity, payment or delivery of money or warrant property at the payment or settlement date or making any other determinations as of or after the time of such change, would be determined by the calculation agent as described under “Reference Assets—Currency Exchange Rates—Adjustments Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” below. These potential developments or market perceptions concerning these developments and related issues, could adversely affect the value of your securities if they are linked to the euro.

(67)	Securities linked to emerging market currencies carry additional risks.

An investment linked to emerging market currencies involves many risks beyond those involved in an investment linked to the currencies of developed markets, including, but not limited to: economic, social, political, financial and military conditions in the emerging markets, including especially political uncertainty and financial instability; the increased likelihood of restrictions on export or currency conversion in the emerging markets; the greater potential for an inflationary environment in the emerging markets; the possibility of nationalization or confiscation of assets; the greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange controls and taxes; and less liquidity in emerging market currency markets than in those of developed markets. The currencies of emerging markets may be more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. Moreover, the emerging market economies may differ favorably or unfavorably from developed market economies in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

(68)	Currency exchange risks can be expected to heighten in periods of financial crisis.

In periods of financial crisis, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than other regions with sudden and severely adverse consequences to the currencies of those regions that are perceived to be more vulnerable. In addition, governments around the world, including the United States and governments issuing other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions may affect currency exchange rates globally and, in particular, may affect the value of the currencies underlying the currency exchange rate to which your securities may be linked. Further interventions, other government actions or suspensions of actions, as well as other changes in government financial, economic or monetary policy or other financial, economic or monetary events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the securities and your return on your investment in the securities.

(69)	The formula for calculating the return of any currency exchange rate to which the securities are linked (a) may subject the securities to an embedded maximum return resulting from an embedded cap of 100% on the return of the currency exchange rate and (b) may result in a potential return on the currency exchange rate of less than -100%.* You should carefully consider the formulas used to calculate the return of any currency exchange rate to which the securities are linked.

The securities may be linked to the return of one or more currency exchange rates. Currency exchange rates typically are quoted as the amount (a specified number) of the applicable reference currency that can be exchanged for one unit of the base currency; as a result, higher values represent a weaker reference currency relative to the base currency, while lower values represent a stronger reference currency relative to the base currency.

If the currency exchange rate is quoted as described above, and the applicable free writing prospectus or pricing supplement specifies that the return of the currency exchange rate is expressed as (a) the initial exchange rate minus the final exchange rate divided by (b) the initial exchange rate, then in no event will the return of the currency exchange rate be equal to or greater than 100%. However, in such instance, the return of the currency exchange rate may be less than -100% (i.e., this method of calculating the return of the currency exchange rate may result in a loss that is greater than 100% on the currency exchange rate).

This also means that, if the securities were linked to a basket of currency exchange rates, a significant depreciation of any single reference currency relative to the base currency could account for a significant loss of your investment, and any appreciation of other reference currencies relative to the base currency may not be sufficient to offset such loss.

You should carefully consider the formulas used to calculate the return of any currency exchange rate to which the securities are linked, which we will set forth in the applicable free writing prospectus or pricing supplement.

* The loss on your securities will never be greater than the principal amount of your securities.

(70)	Assuming that the securities are bullish with respect to the reference currency relative to the base currency, the formula for calculating the return of any currency exchange rate to which the securities are linked (a) may diminish any potential return on the securities if the reference currency appreciates relative to the base currency and (b) may magnify any potential loss on the securities if the reference currency depreciates relative to the base currency. You should carefully consider the formulas used to calculate the return of any currency exchange rate to which the securities are linked.

Assuming the securities are bullish with respect to the reference currency relative to the base currency (meaning that the securities will increase in value if fewer units of the reference currency are required to purchase each unit of the base currency), the method of calculating the return of the currency exchange rate to which the securities are linked may result in (a) a less than 1-to-1 increase in the return on the currency exchange rate if the reference currency strengthens relative to the base currency or (b) a greater than 1-to-1 decrease in the return on the currency exchange rate if the reference currency weakens relative to the base currency. This means that if the reference currency strengthens relative to the base currency by a certain percentage, the corresponding return on the currency exchange rate (and, consequently, the final value, level or price of the reference asset) to which the securities are linked will increase by a smaller percentage. Conversely, if the reference currency were to weaken relative to the base currency by a certain percentage, the corresponding return on the currency exchange rate (and, consequently, the final value, level or price of the reference asset) to which the securities are linked will decrease by a greater percentage.

For example, assuming (i) the securities are linked to a currency exchange rate that is quoted as the amount (a specified number) of the reference currency that can be exchanged for one unit of the base currency, (ii) the return of the currency exchange rate is expressed as (a) the initial exchange rate minus the final exchange rate divided by (b) the initial exchange rate, and (iii) the initial exchange rate for the reference currency relative to the base currency is 1.0. Based on the above assumptions, if the reference currency appreciates relative to the base currency by 10% such that the final exchange rate is 0.9091, the return of the currency exchange rate will only be 9.09%; conversely, if the reference currency depreciates relative to the base currency by 10% such that the final exchange rate is 1.1111, the return of the currency exchange rate will be -11.11%. Further, if the reference currency appreciates relative to the base currency by 30% such that the final exchange rate is 0.7692, the return of the currency exchange rate will only be 23.08%; conversely, if the reference currency depreciates relative to the base currency by 30% such that the final exchange rate is 1.4286, the return of the currency exchange rate will be -42.86%.

Further, as demonstrated by the table below, the method of calculating the return of the currency exchange rate also will result in (i) the value of the reference asset increasing at a diminishing rate the greater the appreciation of the reference currency relative to the base currency, and (ii) the value of the reference asset decreasing at an increasing rate the greater the depreciation of the reference currency relative to the base currency. To illustrate the above, for comparison purposes, see the columns titled “Return on the Currency Exchange Rate” and “Total Return on Securities” in the table below.

Accordingly, your payment at maturity may be less than if you had invested in similar securities that use a different method for calculating currency returns or if you had invested directly in the currency exchange rate (i.e., the reference currency/base currency exchange rate).

Hypothetical Currency Exchange Rate Returns for a Range of Hypothetical Final Exchange Rates:

Initial Exchange Rate (1)	Final Exchange Rate (1)	Return on the Currency Exchange Rate (2)	Total Return on Securities (3)
1.00	0.01	99%	99%
1.00	0.50	50%	50%
1.00	0.80	20%	20%
1.00	0.90	10%	10%
1.00	0.95	5%	5%
1.00	1.00	0%	0%
1.00	1.05	-5%	-5%
1.00	1.10	-10%	-10%
1.00	1.20	-20%	-20%
1.00	1.50	-50%	-50%
1.00	2.00	-100%	-100%
1.00	2.50	-150%	-100%
1.00	3.00	-200%	-100%

(1)	Expressed as the number of units of the reference currency that can be exchanged for one unit of the base currency.
(2)	Equal to: (Initial Exchange Rate—Final Exchange Rate) / Initial Exchange Rate.
(3)	The “total return” as used in this example is the number, expressed as a percentage, that results from comparing the payment at maturity per security to the principal amount of such security, without taking into account any tax consequences of investing in the securities. The total returns above assume that the terms of the securities provide for a 1-to-1 participation in any increase or decrease in the return on the currency exchange rate (i.e., you will gain or lose 1% of the principal amount of your securities for every 1% increase or decrease in the return on the currency exchange rate, respectively), subject to the minimum redemption amount of $0.00. This example may not represent the actual terms of any security, and you should review the applicable free writing prospectus or pricing supplement for further details of the terms of any security offering.

We have assumed that the securities are bullish with respect to the reference currency relative to the base currency for ease of illustrating the risks associated with the formula that may be used to calculate currency returns. If your securities are bearish with respect to the reference currency relative to the base currency (meaning that the securities will increase in value if a greater number of units of the reference currency are required to purchase each unit of the base currency), currency returns may be calculated as (a) the final exchange rate minus the initial exchange rate divided by (b) the final exchange rate, and such formula will result in similar risks to the return on your securities as described in the bullish case above, including, for example, the (i) value of the reference asset increasing at a diminishing rate the greater the depreciation of the reference currency relative to the base currency, and (ii) the value of the reference asset decreasing at an increasing rate the greater the appreciation of the reference currency relative to the base currency. You should carefully consider the formulas used to calculate the return of any currency exchange rate to which the securities are linked, which we will set forth in the applicable free writing prospectus or pricing supplement.

Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset

(71)	The basket may not be a recognized market index and may not accurately reflect market performance.

The basket may not be a recognized market index and may be created solely for purposes of the offering of the securities and calculated solely during the term of the securities. In that instance, the level of the basket and, therefore, its performance will not be published as a separate index during the term of the securities. A basket might not be reflective of any particular market sector or economic measure but may instead represent a particular exposure created in connection with the particular offering of securities.

We may limit the percentage of commodities, interest rates or other reference assets included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable. These limitations may adversely affect the performance of the basket and, as a result, the market value of the warrants and the amount of money or warrant property payable or deliverable in respect of the warrants.

(72)	Risks associated with the basket may adversely affect the market price of the securities.

Because the securities may be linked to changes in the values of a limited number of reference assets, the basket may be less diversified than funds or portfolios investing in broader markets and, therefore, could experience greater volatility. An investment in these securities may carry risks similar to a concentrated investment in a limited number of industries or sectors. Baskets may also have weightings or methodologies that differ from those of indices and that could adversely affect the value of the baskets and of the related securities.

(73)	The components of the reference assets and the reference assets comprising the basket may not move in tandem; and gains in one such instrument may be offset by declines in another such instrument.

Price movements in the components of the reference assets and the reference assets comprising the basket may not move in tandem with each other. At a time when the level, value or price of one or more of those instruments increases, the level, value or price of one or more of the other of those instruments may decline. Therefore, increases in the level, value or price of one or more of the components of the reference asset and the reference assets comprising the basket may be moderated, or wholly offset, by lesser increases or declines in the level, value or price of one or more of the other components of the reference asset and the reference assets comprising the basket. This effect may be further amplified if the reference assets comprising the basket have differing weights within the basket. The more heavily weighted reference assets comprising the basket may have a larger impact on the basket than those with lesser weightings.

(74)	The basket may be highly concentrated in one or more geographic regions, industries or economic sectors.

The securities are subject to the downside risk of an investment in the basket, which may be highly concentrated in securities or other instruments representing a particular geographic region, industry or economic sector. These include the risks that the levels, values or prices of other assets in these geographic regions, industries or economic sectors or the prices of securities or other components of the reference asset and the reference assets comprising the basket may decline, thereby adversely affecting the market value of the securities. If the basket is concentrated in a geographic region, an industry or group of industries or a particular economic sector, the securities also will be concentrated in that geographic region, industry or group of industries or economic sector.

For example, a financial crisis could erupt in a particular geographic region, industry or economic sector and lead to sharp declines in the currencies, stock markets and other asset prices in that geographic region, industry or economic sector, threatening the particular financial systems, disrupting economies and causing political upheaval. A financial crisis or other event in any geographic region, industry or economic sector could have a negative impact on some or all of the reference assets and the basket and, consequently, the market value of the securities may be adversely affected.

(75)	The correlation among the components comprising the basket may change.

Correlation is the term used to describe the relationship between the percentage change among the components comprising a basket. Changes in the correlation may adversely affect the market value of the securities.

Additional Risks Relating to Securities with More Than One Reference Asset, Where the Performance of the Security Is Based on the Performance of Only One Reference Asset

(76)	Although the securities may initially be linked to more than one reference asset, the amount of return, if any, may be based on the performance of only one reference asset.

While the security may initially be linked to more than one reference asset, the amount of return, if any, may be based on the performance of only one reference asset. For example, the security may be linked to the reference asset that has exhibited the greatest percentage price decline or the lowest percentage price increase (if the final price of each reference asset is greater than its respective initial price). In either case, gains in any of the other reference assets will be irrelevant. Further, if the securities are linked to the worst performing reference asset among multiple reference assets, there may be a greater risk of your securities being linked to a poor performing reference asset, and therefore a greater risk of you losing some or all of your investment in notes, if your notes are not characterized as being principal protected, or your investment in call warrants. If your notes are characterized as being principal protected and the notes are linked to a poor performing reference asset, there may be a greater risk of you receiving no return in excess of your initial investment. If you hold put warrants linked to the best performing reference asset among multiple reference assets, there may be a greater risk of your warrants being linked to a high performing reference asset, and therefore a greater risk of you receiving little or no return on your warrants.

Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars

(77)	The unavailability of foreign currencies could result in a substantial loss to you.

Banks may not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on non-U.S. dollar denominated securities will be made from an account with a bank located in the country issuing the specified currency. As a result, you may have difficulty converting or be unable to convert those specified currencies into U.S. dollars on a timely basis or at all.

(78)	Changes in foreign currency exchange rates and foreign exchange controls could result in a substantial loss to you.

An investment in securities denominated in a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies. In recent periods, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and that volatility could continue in the future. If a security is non-U.S. dollar denominated, changes in rates of exchange between the U.S. dollar and the relevant foreign currency could adversely affect the value of your security, and in the case of a note, could lower the effective yield of the note below its interest rate, and in some circumstances could result in a loss to the investor on a U.S. dollar basis.

Governments have imposed, and may in the future impose, exchange controls that could affect currency exchange rates, as well as the availability of a specified foreign currency for making payments with respect to a non-U.S. dollar denominated security. There can be no assurance that exchange controls will not restrict or prohibit payments in any of those currencies or currency units. Even if there are no actual exchange controls, it is possible that the specified currency for any particular security would not be available to make payments when due. In that event, unless otherwise specified in the applicable pricing supplement, we will repay that note or pay amounts due on the warrant in U.S. dollars on the basis of the most recently available currency exchange rate.

(79)	Non-U.S. dollar securities may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility or transferability restrictions, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. We will describe these provisions in the pricing supplement relating to your securities. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the currency exchange rate we would use for the securities would be determined in the manner described, in the case of notes, under “Description of Medium-Term Notes—Payment and Paying Agent”, and in the case of warrants, under “Description of Universal Warrants—Payment and Paying Agent”. A determination of this kind may be based on limited information and would involve significant discretion on the part of the exchange rate agent appointed by us. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

(80)	We will not adjust non-U.S. dollar securities to compensate for changes in currency exchange rates.

Except as described in the applicable pricing supplement, we will not make any adjustment or change in the terms of a non-U.S. dollar denominated security in the event of any change in currency exchange rates for the relevant currency, whether in the event of any devaluation, revaluation, substitution of a new currency, or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

(81)	In a lawsuit for payment on a non-U.S. dollar security, you may bear currency exchange risk.

Our securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the currency exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, U.S. dollar-based investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar denominated security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Additional Risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap

(82)	Your gain on the securities at maturity or at the payment or settlement date, as applicable, will be limited to the maximum return, maximum rate, ceiling or cap.

Your payment or settlement at maturity or at the payment or settlement date, as applicable, is based on the return of the reference asset, which may be subject to the maximum return, maximum rate, ceiling or cap (collectively referred to herein as a “maximum return” and described under “Certain Features of the Notes—Maximum Return, Maximum Rate, Ceiling or Cap” and “Certain Features of the Warrants—Maximum Return, Maximum Rate, Ceiling or Cap” below). The maximum payment at maturity for each note, in the event that the maximum return is applicable, will be the sum of (1) the principal amount of the note and (2) the product of the principal amount of the note and the maximum return, regardless of the positive percentage increase of the reference asset or any of its components. The maximum payment or settlement at the payment or settlement date for each warrant, in the event that the maximum return is applicable, will be the sum of (1) the notional amount of the warrant and (2) the product of the notional amount of the warrant and the maximum return, regardless of the percentage change of the reference asset or any of its components.

Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level

(83)	The price at which you will be able to sell your securities prior to or at the maturity date or prior to or at the relevant exercise date or period, as applicable, will depend on whether the closing level, value or price of the reference asset ever exceeded or fell below the barrier level or percentage.

The market value of the securities will be affected if the closing level, value or price of the reference asset changes and if it ever approaches, exceeds or falls below the barrier level, barrier percentage or protection price (terms are described in “Terms of the Notes” and “Terms of the Warrants” below). This type of occurrence will mean, in the case of notes, that the principal amount of your notes is not protected, and in the case of both notes and warrants, you may receive less, and possibly significantly less, than the amount you invested.

Additional Risks Relating to Securities Which Contain a Multiplier

(84)	Changes in the levels, values and prices of the reference assets will intensify any changes to the value of your securities.

If the principal, interest or any other amounts payable on the notes, or the amount of money or warrant property payable or deliverable in respect of the warrants, is dependent on a multiplier, movements in the levels, values and prices of reference assets during the term of the securities will be intensified. As a result, small changes in any of the reference assets are expected to have a greater effect than on securities without a multiplier.

Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)

(85)	Market factors may influence whether we exercise our right to call or redeem the securities prior to their scheduled maturity or prior to the relevant exercise date or period, as applicable.

It is possible that we will call or redeem the securities prior to the maturity date or prior to the exercise date or period, as applicable. If the securities are redeemed prior to their maturity date or prior to the exercise date or period, as applicable, you may be subject to reinvestment rate risk whereby it is likely that you will be unable to invest in securities with similar risk and yield as the notes or warrants. Your ability to realize market value appreciation is limited by our right to call the securities prior to the maturity date or prior to the exercise date or period, as applicable.

(86)	If subject to an automatic call, the appreciation potential of the securities is limited.

Any gain on the securities will be limited to the call premium, if any, applicable to the review date on which the securities are called, regardless of the appreciation of the reference asset, which may be greater than the applicable call premium. In addition, the automatic call feature of the securities may shorten the term of your investment.

Additional Risks Relating to Notes Which Are Characterized as Benefitting From Full Principal Protection

(87)	The feature of the notes characterized as principal protection is subject to our creditworthiness and, as a result, you may lose some or all of your principal investment in the notes.

Although the principal amount of your investment in the notes may be characterized as being fully protected under the terms of the notes, any such feature remains subject to our creditworthiness. As a result, the principal, interest or any other amounts payable on the notes are subject to our creditworthiness, and you may lose some or all of your principal investment in the notes. For additional information regarding the impact of our creditworthiness on your investment in the notes, see “—The price at which you will be able to sell your securities prior to the maturity date or prior to the relevant exercise date or period, as applicable, will depend on a number of factors, and may be substantially less than the amount you had originally invested—Our financial condition, credit ratings and results of operations” in this section.

Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected

(88)	The principal amount of your investment in the notes is not protected against changes in the final level, value or price of the reference asset, and you may lose some or all of your principal.

Where notes are not characterized as being fully principal protected, the principal amount of your investment in the notes is not fully protected against changes in the final level, value or price of the reference asset, or is only partially protected or contingently protected, and you may receive less, and possibly significantly less, than the amount you invested. Changes in the final level, value or price of the reference asset could adversely affect the amount of principal, interest or any other amounts payable on your notes. Therefore, these changes may result in a loss of principal or the receipt of little or no interest or other payments on your notes. This will be true even if the level, value or price of the reference asset as of some date or dates prior to the final valuation date may have been above the initial level, value or price, because the principal, interest and any other amounts payable on your notes will be calculated only on the basis of the levels, values or prices of the reference asset on the valuation dates subsequent to the initial valuation date. You should therefore be prepared to realize no return on your notes during their term or even a loss of all of your principal investment. In addition, even where the principal amount of your investment in the notes may be characterized as being partially protected or contingently protected, any such feature relates solely to the final level, value or price of the reference asset, and your return on your investment remains subject to our creditworthiness.

Additional Risks Relating to Notes Which Pay No Interest or Pay Interest at a Low Rate

(89)	Your yield may be lower than the yield on a standard debt security of comparable maturity.

You will not generally receive periodic payments of interest on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity date and issuance date as the notes. The effective yield to maturity of the notes may therefore be less than that which would be payable on that type of conventional debt security. In addition, even if the notes bear interest, they may do so at a rate that is below the prevailing rate for securities of a comparable maturity and credit quality that are not linked to one or more reference assets. Therefore, the return of each note at maturity may not compensate you for any opportunity cost implied by inflation and other factors relating to the time value of money and may be less than the overall return that you would have earned by investing in a non-indexed debt security that bears interest at prevailing market rates.

Additional Risks Relating to Notes with a Reference Asset That Is a Floating Interest Rate, an Index Containing Floating Interest Rates or Based in Part on a Floating Interest Rate

(90)	You may receive a lesser amount of interest in the future.

Because the reference asset will be comprised of or based in part on a floating interest rate, there will be significant risks not associated with a conventional fixed-rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest or no interest at all. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates have been volatile in recent years and could remain volatile in the future.

(91)	The interest rate may be below the rate otherwise payable on similar notes with a floating interest rate issued by us or another issuer with the same credit rating.

Because the reference asset will be comprised of or based in part on a floating interest rate, you may receive a rate of interest that is less than the rate of interest on other debt securities with the same maturity issued by us or an issuer with the same credit rating.

(92)	The notes may be subject to a maximum interest rate, which will limit your return.

If the reference asset is comprised of or based in part on a floating interest rate, the notes may be subject to a maximum interest rate. The rate of interest that will accrue will never exceed the maximum rate permitted by New York law, as modified by federal law.

(93)	If the notes contain a coupon conversion right, our exercise of that right will depend on market interest rates.

Whether or not we exercise a coupon conversion right (described in “Certain Features of the Notes” below) will depend on movements in market interest rates compared to the applicable reference asset. We will exercise the coupon conversion right and elect to cease accreting and compounding interest in favor of paying interest to you on a periodic basis without compounding, at our sole discretion. If we exercise our coupon conversion right, you may not be able to reinvest any interest we pay to you at a rate equal to the applicable reference asset.

(94)	The interest rate on the notes could be zero.

We have no control over fluctuations in the levels of the reference assets. If the interest payments depend on a formula that uses the reference asset as a variable, certain values of the reference asset may result in a calculation that equals zero. In that case, no interest may accrue for the related interest payment period.

(95)	Changes in the method pursuant to which LIBOR and other benchmark rates are determined may adversely affect the value of your notes.

Regulators and law enforcement agencies from a number of governments have been conducting investigations relating to the calculation of the London Interbank Offered Rate (“LIBOR”) across a range of maturities and currencies, and certain financial institutions that are member banks surveyed by the British Bankers’ Association (the “BBA”) in setting daily LIBOR, including Barclays, have entered into agreements with the U.S. Department of Justice, the CFTC and/or the U.K. Financial Services Authority in order to resolve the investigations. In addition, in September 2012, the U.K. government published the results of its review of LIBOR, commonly referred to as the “Wheatley Review.” The Wheatley Review made a number of recommendations for changes with respect to LIBOR, including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates, new regulatory oversight and enforcement mechanisms for rate-setting and the corroboration of LIBOR, as far as possible, by transactional data. Based on the Wheatley Review, on March 25, 2013, final rules for the regulation and supervision of LIBOR by the U.K. Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, NYSE Euronext Rate Administration Ltd. has been appointed as the independent LIBOR administrator, effective in early 2014. It is not possible to predict the further effect of the FCA Rules, any changes in the methods pursuant to which LIBOR rates are determined or any other reforms to LIBOR that may be enacted in the U.K., the European Union (the “EU”) and elsewhere, each of which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, NYSE Euronext Rate Administration Ltd., the European Commission or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. Changes in the methods pursuant to which other benchmark rates are determined, including some for which Barclays contributes to the rate setting process, and other reforms to such benchmark rates are also being contemplated in the EU and other jurisdictions, and any such changes and reforms could result in a sudden or prolonged increase or decrease in the reported values of such other benchmark rates. If such changes and reforms were to be implemented and to the extent that the value of your securities is affected by reported LIBOR or other benchmark rates, the level of interest payments and the value of the securities may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations and other proposed reforms will continue to be adopted and the timing of such changes may adversely affect the current trading market for securities based on LIBOR or other benchmark rates and the value of your notes.

Additional Risks Relating to Notes Which We May Call or Redeem (Automatically or Otherwise)

(96)	Changes in tax law, changes in other specified laws and regulations or the occurrence of other specified events may permit us to redeem the notes prior to the maturity date.

We may redeem the notes prior to their maturity date if a change in or amendment to tax laws and regulations requires us to pay additional amounts in respect of the principal, interest or any other amounts payable on the notes. See “Description of Debt Securities—Redemption” in the accompanying prospectus for more information. The redemption price will be equal to 100% of the principal amount on the notes being redeemed together with any accrued but unpaid interest. In addition, we may also specify in the relevant pricing supplement or free writing prospectus other circumstances involving a change in or amendment to laws and regulations or other specified events that may entitle us to redeem the notes prior to their maturity. If the notes are redeemed, you may only be able to reinvest the redemption proceeds in securities with a lower yield.

Additional Risks Relating to Digital Notes

(97)	You will not participate in any appreciation in the value of the reference asset.

Some notes, which are sometimes referred to as “digital notes”, are notes that provide a positive return only at maturity and only if certain conditions are satisfied. This positive return will be a fixed amount, and will not reflect the actual appreciation of the reference asset. For example, digital notes may provide that an investor receives at maturity the principal amount of their notes, plus a pre-defined “digital” return (often referred to as the “digital percentage”), if the final price or level of the reference asset is greater than the initial price or level. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable digital percentage. In this case, you may earn significantly less by investing in the digital notes than you would have earned by investing directly in the reference asset.

Additional Risks Relating to Notes Treated for U.S. Federal Income Tax Purposes as Contingent Payment Debt Instruments

(98)	You generally will be required to pay taxes on ordinary income over the term of notes treated as contingent payment debt instruments based on the comparable yield and projected payment schedule for such notes, even though you may not receive any payments from us prior to maturity.

If you are a U.S. individual or taxable entity and hold notes treated for U.S. federal income tax purposes as contingent payment debt instruments, you generally will be required to pay taxes on ordinary income over the term of such notes based on the comparable yield and projected payment schedule for such notes, even though you may not receive any payments from us prior to maturity. You may also be required to accrue income in respect of the notes throughout the term of the notes in excess of any payments you receive on the notes. This comparable yield and projected payment schedule are determined solely to calculate the amounts you will be taxed on prior to maturity and are neither a prediction nor a guarantee of what the actual yield or payments on the notes will be. Any gain you may recognize upon the sale or maturity of such notes will generally be ordinary income. If you are a secondary purchaser of such notes, the tax consequences to you may be different. For a more complete discussion of the tax consequences of investing in a note treated as a contingent payment debt instrument, please see the discussion below under “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments”. You should consult your tax advisor about your own tax situation.

Additional Risks Relating to Warrants

(99)	The warrants may expire worthless.

You will receive a cash payment or warrant property upon exercise (including automatic exercise, if applicable) only if the warrant has a settlement value greater than zero at that time. The settlement value will be greater than zero only if the value of the reference asset from the pricing date to the applicable valuation date is favorable. If the value of the reference asset is less than (or, in the case of put warrants, greater than) or equal to the initial value of the reference asset, the warrants will expire worthless. You should therefore be prepared to lose all or some of your investment in the warrants you purchase. In some cases you may not be able to determine, at the time of exercise of your warrant, the value of the reference asset that will be used in calculating the settlement value of your warrant. Therefore, you may be unable to determine the settlement value you are entitled to receive when making the decision to exercise that warrant. Potential profit or loss upon exercise (including automatic exercise, if applicable) of a warrant will be a function of the settlement value of that warrant, the purchase price of that warrant and any related transaction costs.

Because warrants may become worthless upon expiration, you must generally be correct about the direction, timing and magnitude of anticipated changes in the level of the reference asset in order to receive a positive return on your investment.

(100)	The return on the warrants may be significantly less than the return on conventional debt securities.

Your return on the warrants may be less than the return you could earn on other investments. Because the settlement amount may be equal to or less than the issue price, the effective yield to maturity on the warrants may be less than that which would be payable on a conventional fixed rate debt security with the same maturity issued by a company with a credit rating comparable to ours. Furthermore, any return may not compensate you for any opportunity cost implied by inflation and other factors relating to the time value of money.

(101)	The warrants are suitable only for investors with options-approved accounts.

The warrants will be sold only to investors with options-approved accounts. You should therefore be experienced with respect to options and options transactions and you should reach an investment decision with respect to the warrants only after carefully considering the suitability of the warrants in light of their particular circumstances. The warrants are not suitable for persons solely dependent upon a fixed income, for individual retirement plan accounts or for accounts under the U.S. Uniform Transfers/Gifts to Minors Act.

(102)	The warrants are not standardized options issued by the Options Clearing Corporation.

The warrants are not standardized options of the type issued by the U.S. Options Clearing Corporation (“OCC”), a clearing agency regulated by the SEC. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, you must look solely to Barclays Bank PLC for performance of its obligations to pay or deliver the amount of money or warrant property payable or deliverable, if any, on the payment or settlement date of the applicable warrants. Further, the market for warrants is not expected to be as liquid as the market for OCC standardized options.

Additional Risks Relating to Digital Warrants

(103)	You will not participate in any appreciation in the value of the reference asset.

Some warrants, which are sometimes referred to as “digital warrants”, are warrants that entitle holders to receive a certain amount of money or warrant property only if the reference asset has achieved certain levels, values or prices that do not reflect the extent to which a reference asset appreciates or depreciates. For example, in the case of a digital call warrant, the final price of the reference asset may exceed the exercise price of the call warrant. The money or warrant property you receive with respect to the warrants, if any, would be a predetermined amount and may be less than the amount that would reflect the full increase in price of the reference asset during the term of the warrant. You may earn significantly less by investing in the warrants than you would have earned by investing directly in the reference asset.

DESCRIPTION OF MEDIUM-TERM NOTES

Payment and Paying Agent

Currency of Notes

Amounts that become due and payable on your notes in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units (“specified currencies”) specified in the applicable pricing supplement. The specified currency for your notes will be U.S. dollars, unless your pricing supplement states otherwise. Some notes may have different specified currencies for principal, interest or other amounts payable on your notes. We will make payments on your notes in the specified currency, except as described in the applicable pricing supplement. See “Risk Factors—Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars” in this prospectus supplement for more information about the risks of investing in this kind of note.

Payments Due in U.S. Dollars

We will follow the practices described below when paying amounts due in U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Payments on Non-Global Notes. We will make payments on a note in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed. Alternatively, if a non-global note has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

For a description of the paying agent, see “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Payment and Paying Agents” in the accompanying prospectus.

Payments Due in Non-U.S. Dollar Currencies

We will follow the practices described below when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at The Depository Trust Company (“DTC”), are as follows:

Unless otherwise indicated in your pricing supplement, if you are an indirect owner of global notes denominated in a specified currency other than U.S. dollars you will not have the right to elect to receive payment in that other currency. If your pricing supplement indicates that you have the right to elect to receive payments in that other currency and you do make that election, you must notify the participant through which your interest in the global note is held of your election:

•	on or before the applicable regular record date, which shall be specified in your pricing supplement, in the case of a payment of interest, or

•	on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

If any interest, principal or premium payment is due in a specified currency other than U.S. dollars, you may elect to receive all or only a portion of the payment in that other currency.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Payment and Paying Agent—Payments Due in Non-U.S. Dollar Currencies—Conversion to U.S. Dollars”. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Notes. Except where otherwise requested by the holder as described below, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and that is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the note is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the senior debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the paying agent at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be Barclays Capital Inc., an affiliate of Barclays Bank PLC, as of 11:00 a.m., New York City time, on the second business day before the payment date.

Currency bid quotations will be requested on an aggregate basis, for all holders of notes requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 a.m., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of notes. (If some but not all of the relevant notes are LIBOR notes or EURIBOR notes, the second preceding business day will be determined for this purpose as if none of those notes were LIBOR notes or EURIBOR notes.)

When we make payments to you in U.S. dollars of an amount due in another currency, you will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable pricing supplement.

For a specified currency other than U.S. dollars, the currency exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the senior debt indenture.

Exchange Rate Agent. If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select Barclays Capital Inc. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your pricing supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the exchange rate agent.

Calculations and Calculation Agent

Any calculations relating to the notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC will act as calculation agent. We may appoint a different institution, including one of our affiliates, to serve as calculation agent from time to time after the original issue date of the notes without your consent and without notifying you of the change.

The calculation agent will, in its sole discretion, make all determinations regarding the amount payable in respect of your notes at maturity, the price, value or level of the reference asset, market disruption events, early redemption events, business days, the default amount upon any acceleration (only in the case of an event of default under the senior debt indenture), the maturity date, any optional redemption date, the interest rate and any other calculations or determinations to be made by the calculation agent. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent. If the calculation agent is Barclays Bank PLC or an affiliate of Barclays Bank PLC, the calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using reasonable judgment. If the calculation agent uses its discretion to make a determination, the calculation agent will notify the trustee who will, to the extent it is required to under the senior debt indenture, notify each holder, or in the case of global notes, the depositary, as holder of the global notes. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

All percentages resulting from any calculation relating to a note will, unless otherwise specified in the applicable pricing supplement, be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a note will, unless otherwise specified in the applicable pricing supplement, be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, or to the nearest one hundred-thousandth of a unit, in the case of a currency exchange rate, with one-half cent, one-half of a corresponding hundredth of a unit or one-half of a hundred-thousandth of a unit or more being rounded upward.

In determining the price, value or level of a reference asset that applies to a note during a particular interest or other period, the calculation agent may obtain quotes from various banks or dealers active in the relevant market, as described under “Reference Assets” below. Those reference banks, dealers, reference asset sponsors or information providers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant notes and its affiliates, and they may include Barclays Bank PLC or its affiliates.

The Pricing Supplement

The pricing supplement for each offering of notes will contain the detailed information and terms for that particular offering. The pricing supplement also may add, update or change information contained in the applicable product supplement, if any, the index supplement, this prospectus supplement and the prospectus. If any information in the pricing supplement is inconsistent with the applicable product supplement, the index supplement, this prospectus supplement or the prospectus, you should rely on the information in the pricing supplement. Any pricing supplement should be read in connection with any applicable product supplement, the index supplement, this prospectus supplement and the prospectus. It is important that you consider all of the information in the pricing supplement, any applicable product supplement, the index supplement, this prospectus supplement and the prospectus when making your investment decision.

Terms Specified in a Pricing Supplement

The following contains a partial listing of the information and terms of a note offering which may be included in a pricing supplement:

•	initial public offering price,

•	the reference asset and a description thereof,

•	to the extent that the reference asset is an index or a basket, a description of the components thereof,

•	ticker symbol or other identification of the reference asset,

•	stated principal amount,

•	the initial valuation date or other date on which the notes price,

•	settlement date and original issue date,

•	valuation dates, observation dates or averaging dates, if any,

•	maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement,

•	estimated value of the notes,

•	agents’ commission or discount, if any,

•	to the extent that the reference asset is based on multiple indices or assets, the relative weighting of each index or asset comprising the reference asset,

•	maximum return, if any,

•	maximum loss, if any, provided that in some instances, the maximum loss will be determined based on a formula or other method as described in the applicable pricing supplement,

•	initial level, value or price of the reference asset,

•	whether your principal investment in the notes is fully protected, partially protected, contingently protected or not protected,

•	upside leverage factor or participation rate, if any,

•	downside leverage factor, if any,

•	barrier percentage or barrier level, if any,

•	buffer percentage or buffer level, if any,

•	payment at maturity, including the formula or method of calculation and the relevant reference assets, if any, and any applicable investor fee deducted from such payment,

•

to the extent the notes are exchangeable for reference assets, the specified property or the cash value of the specified property the holder may receive at the specified currency exchange rate, at maturity or otherwise,

•	business day, business day convention and day count convention,

•	CUSIP number,

•	over-allotment option, if any,

•	reissuances or reopened issues of the notes,

•	denominations of the notes,

•	issue price and variable price offer,

•	early redemption option, optional redemption dates and redemption price, if any,

•	repayment at the option of the note holder, if any,

•	special requirements for optional repayment of global notes, if any,

•	the specified currency and the currency in which interest will be payable if not U.S. dollars,

•	whether or not the notes will be listed,

•

for notes that pay interest, information concerning the related fixed or floating rate, any spread and any other terms relating to the particular method of calculating the interest rate for the note, and

•	any other applicable terms.

TERMS OF THE NOTES

Please note that the information about the price to the public and net proceeds to Barclays Bank PLC in the applicable pricing supplement relates only to the initial sale of the notes. If you have purchased the notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the notes in more detail below.

To the extent the amounts payable on the notes are based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Principal Protection

The applicable pricing supplement will specify whether your principal investment in the notes is fully protected, partially protected, contingently protected or not protected. If your notes are partially protected or contingently protected, the applicable pricing supplement will specify the “buffer level”, “buffer percentage” or “protection price” described below. If your principal investment is not principal protected, you may receive less, and possibly significantly less, than the amount you invested. When we say that your principal investment in the notes is “protected”, we mean that your principal investment is protected against changes in the value of the reference asset. This does not mean that your principal investment in the notes is protected in the event that we are unable to pay or settle our obligations. See “Risk Factors—Risks Relating to All Securities—The securities are not insured against loss by any third parties”, “—The securities are not insured by the FDIC”, “—Additional Risks Relating to Notes Which Are Characterized as Benefitting From Full Principal Protection—The feature of the notes characterized as principal protection is subject to our creditworthiness and, as a result, you may lose some or all of your principal investment in the notes” and “—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected—The principal amount of your investment in the notes is not protected against changes in the final level, value or price of the reference asset, and you may lose some or all of your principal”.

Payment at Maturity

The applicable pricing supplement will detail the payment at maturity. The payment at maturity may be based on movements in the price, value or level or other events relating to one or more reference assets, and if so, the formula or method of calculation and the relevant reference assets will be specified in the applicable pricing supplement.

Interest

The applicable pricing supplement will specify whether the notes bear interest. If applicable, interest will accrue on the notes from the original issue date or any other date specified in the applicable pricing supplement either at a fixed rate or floating rate or at a rate based on a reference asset as specified in the applicable pricing supplement. See “Interest Mechanics” below.

In the case of any notes that do not bear interest at a fixed rate, any return on the notes that may be deemed to be interest will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25%, per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

Exchangeable Notes

An exchangeable note is a note that is optionally or mandatorily exchangeable into cash or one or more reference assets. A note of this type may or may not bear interest or be issued with original discount or at a premium. See “Certain Features of the Notes—Exchangeable Notes” below.

Original Issue Discount Notes

A note may be an original issue discount note. A note of this type generally is issued at a price lower than its principal amount and generally provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. See “Certain U.S. Federal Income Tax Considerations” for a description of the U.S. federal income tax consequences of owning an original issue discount note.

Issue Price, Variable Price Offer, and Variable Price Reopenings

The notes may be issued at a fixed price (such as par) or as part of a “variable price offer” in which the notes are sold in one or more negotiated transactions (at prices that may be different than par). Sales pursuant to a variable price offer may occur at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. The notes may be sold at a discount and the redemption price may equal 100% or some other percentage of par. The applicable pricing supplement will specify the issue price or the maximum issue price. Also, from time to time in “variable price reopenings”, Barclays Capital Inc. or a third party distributor may purchase and hold some of the notes for subsequent resale at the relevant variable price after the original issue date of the notes.

In addition, in certain variable price offers or variable price reopenings, notes may be offered and sold at variable prices set within a price range as may be specified in the relevant pricing supplement. In situations where Barclays Capital Inc. and one or more third party distributors are distributing the relevant notes at variable prices within such a price range, there may be circumstances where investors may be offered to purchase those notes from one distributor (including Barclays Capital Inc.) at a more favorable price within the price range than from the other distributor(s). Furthermore, from time to time, Barclays Capital Inc. may offer and sell notes to purchasers of a large number of notes at a more favorable price within the price range than a purchaser acquiring a lesser number of notes.

Maturity Date

The maturity date will be the maturity date specified in the applicable pricing supplement. Unless otherwise stated therein, the maturity date will be governed by the “following business day” convention (e.g., if the maturity date stated in the applicable pricing supplement is not a business day, the maturity date will be extended to the next following business day). The calculation agent may postpone the final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events for the different reference asset classes under “Reference Assets”. See “Certain Features of the Notes—Final Valuation Date, Final Observation Date or Final Averaging Date”.

The maturity date will also be postponed if the originally scheduled final valuation, final observation or final averaging date, as the case may be, for your notes is five or fewer scheduled trading days prior to the originally scheduled maturity date for your notes and the final valuation date, final observation date or final averaging date, as the case may be, is postponed as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities” or “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Not Comprised of Equity Securities” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Interest Rates, Currency Exchange Rates or Other Assets or Variables (Other than Equity Securities or Commodities)” with respect to reference assets comprised of one or more indices of equity securities, interest rates, currency exchange rates or other assets or variables, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” with respect to reference assets comprised of one or more indices of equity securities, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” with respect to reference assets comprised of one or more indices of commodities, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange

Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates. In such a case, the stated maturity date will be postponed by the same number of business days from but excluding the originally scheduled final valuation, final observation or final averaging date to and including the actual final valuation, final observation or final averaging date; provided that, the final valuation date, final observation date or final averaging date, as the case may be, will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. If, however, the originally scheduled final valuation, final observation or final averaging date for your notes is more than five scheduled trading days prior to the originally scheduled maturity date for your notes, any postponement of the final valuation, final observation or final averaging date will not postpone the stated maturity date.

In the event that the maturity date is postponed as described above, the related payment of interest, principal and any other amounts payable on the notes at maturity will be made, without additional interest, on the postponed maturity date.

Reissuances or Reopened Issues

Under some limited circumstances, and at our sole discretion, we may “reopen” or reissue certain issuances of notes. These further issuances, if any, will be consolidated to form a single class with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of the class, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued pursuant to (1) any over-allotment option we may grant to an agent and (2) any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

For notes that are treated as indebtedness for U.S. federal income tax purposes, we intend to comply with the requirements under the Treasury regulations governing “qualified reopenings”, and we will therefore treat any additional offerings of notes as part of the same issue as prior offerings of such notes for U.S. federal income tax purposes. Accordingly, for purposes of the Treasury regulations governing original issue discount on debt instruments, we will treat any additional offerings of notes as having the same original issue date, the same issue price and, with respect to holders, the same adjusted issue price as the notes.

Over-Allotment Option

Unless otherwise specified in the applicable pricing supplement, we may grant agents up to a 30-day over-allotment option from the date of the applicable pricing supplement to purchase or arrange for purchase from us an additional principal amount of notes at the public offering price to cover any over-allotments. The amount of notes covered by such option will be specified in the applicable pricing supplement.

Business Day

A “business day” with respect to the notes will be defined in the applicable pricing supplement according to a specified business day convention. See “—Business Day Convention” below.

As used in this prospectus supplement, and in the applicable pricing supplement unless otherwise defined therein, “business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in New York City or in London generally are authorized or obligated by law or executive order to be closed.

Business Day Convention

Business day conventions are procedures used to adjust certain events (e.g., interest payment dates and redemption dates) that fall on days that are not business days. Unless the applicable pricing supplement states otherwise, those events will be governed by the “following business day” convention (e.g., if an interest payment date, redemption date or other event, as defined in the applicable pricing supplement, falls on a day that is not a business day, the interest payment date, redemption date or other event, as the case may be, will be the next following business day). As described under “—Maturity Date” above and “—Optional Early Redemption and Withdrawal—Optional Redemption Dates” below, the maturity date and any optional redemption dates, respectively, will always be subject to the “following business day” convention, unless otherwise specified in the applicable pricing supplement. The descriptions below use payment dates for example purposes.

Following Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day will instead be paid on the next day that is a business day.

Modified Following Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day will instead be paid on the next day that is a business day, unless that day falls in the next calendar month, in which case the payment date will be the first preceding day that is a business day.

Preceding Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day will instead be paid on the first preceding day that is a business day.

Nearest Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day will instead be paid on the first preceding day that is a business day if the relevant date would otherwise fall on a day other than a Sunday or a Monday and will be paid on the next day that is a business day if the relevant date would otherwise fall on a Sunday or a Monday.

Day Count Convention

A day count convention is a method to calculate the fraction of a year between two dates. The applicable pricing supplement will specify the day count convention, if any.

ACT/360 or Actual/360. The actual number of days between two dates divided by 360.

30/360. Each month is deemed to have 30 days and the year is deemed to have 360 days.

ACT/ACT or Actual/Actual. The actual number of days between two dates divided by the actual number of days in the year.

ACT/365 or Actual/365 Fixed. The actual number of days between two dates, with the year deemed to have 365 days, regardless of leap year status.

NL/365. “No Leap Year” logic extension to ACT/365 where leap days are subtracted, ensuring the quotient never exceeds 1.

30/365. Extension to 30/360 where each month is deemed to have 30 days and the year is deemed to have 365 days.

ACT/366 or Actual/366. Extension to ACT/365 where the actual number of days between two dates is divided by 366, ensuring the quotient never exceeds 1.

ACT/252 or BUS/252 or Actual/252 or Business Days/252. The number of business days between two dates, divided by a nominal year deemed to have 252 business days. (Weekends and holidays are excluded; thus, Friday to Monday would be considered one business day.)

Redemption and Repurchase

Early Redemption Option

The applicable pricing supplement will indicate the terms of our option, if any, to redeem the notes, in whole or in part. We will notify each holder, or in the case of global notes, the depositary, as holder of the global notes within the redemption notice period specified in the applicable pricing supplement. The notes will not be subject to any sinking fund. See “Description of Debt Securities—Redemption” in the accompanying prospectus.

Optional Redemption Dates

If so specified in the applicable pricing supplement, we, at our election, may redeem the notes in whole or in part on any optional redemption date. The applicable pricing supplement will indicate the optional redemption dates and the respective business day convention.

Redemption Price

If we exercise any early redemption option we have, we will pay you the “redemption price” which is the price per note, together with any accrued but unpaid interest thereon to (but excluding) the optional redemption date.

Unless stated otherwise in the applicable pricing supplement, the optional redemption date will be governed by the “following business day” convention and interest will not accrue during the period from and after the stated optional redemption date. See “Terms of the Notes—Business Day Convention”.

Repayment at Option of the Holder

The applicable pricing supplement will indicate whether the holder has the option to require us to repay the note on a date or dates specified prior to its maturity date. The repayment price will be disclosed in the applicable pricing supplement. If the notes were issued with original issue discount, the applicable pricing supplement will specify the amount payable upon repayment.

Exercise of the repayment option by the holder of a note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

Special Requirements for Optional Repayment of Global Notes

Since the notes are represented by global notes, the depositary or depositary’s nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to require repayment prior to the stated maturity. To ensure that the depositary’s nominee will timely exercise a right to require repayment of a particular note prior to the stated maturity, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to require repayment prior to the stated maturity. Each beneficial owner of the note should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given for timely notice to be delivered to the depositary.

Review Dates

If the notes are callable (see “Terms of the Notes—Redemption and Repurchase—Optional Redemption Dates” above and “Certain Features of the Notes—Autocallable Notes” below), the review dates will be detailed in the applicable pricing supplement and are subject to postponement in the event of certain market disruption events.

If a review date (including the final review date) is not a scheduled trading day or if there is a market disruption event on that day, and unless the applicable pricing supplement specifies otherwise, the applicable review date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the review date be postponed by more than five scheduled trading days. If the closing level or price of the reference asset is not available on the last possible review date either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level or price for each reference asset for that review date that would have prevailed in the absence of the market disruption event.

If, due to a market disruption event or otherwise, a review date (other than the final review date) is postponed so that it falls less than five business days (unless otherwise specified in the applicable pricing supplement) prior to any relevant scheduled call dates or relevant redemption dates, the date on which the call price for that review date will be paid, if any, will be the fifth business day following the review date as postponed, unless otherwise specified in the applicable pricing supplement.

Default Amount

If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under “Determination of Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the notes are a part, are entitled to take any action under the senior debt indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the senior debt indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies”.

Determination of Default Amount

The default amount for the notes on any day will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Barclays Bank PLC, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, or, in the case of notes linked to an interest rate, the maturity date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

INTEREST MECHANICS

How Interest Is Calculated

Interest on notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the original issue date or any other date specified in the applicable pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, the date on which the principal has been paid or duly made available for payment, except as described below.

If the applicable pricing supplement specifies that the business day convention is “unadjusted” and an interest payment date is not a business day, the relevant interest payment will be made on the following or preceding business day in accordance with the procedures described under “—Regular Record Dates for Interest—If a Payment Date Is Not a Business Day” below with the same effect as if paid on the original due date. Accordingly, the amount of interest accrued and payable on that interest payment date will not be adjusted to reflect the longer or shorter interest period (no additional interest will accrue in the case of payments subject to the following or modified following business day conventions, and no less interest will accrue in the case of payments subject to the preceding business day convention). If the applicable pricing supplement specifies that the business day convention is “adjusted” and an interest payment date is not a business day, the relevant interest payment will be made on the following or preceding business day in accordance with the procedures described under “—Regular Record Dates for Interest—If a Payment Date Is Not a Business Day” below and deemed made on that following or preceding business day (not on the original due date). Accordingly, the amount of interest accrued and payable on that interest payment date will be adjusted to reflect the longer or shorter interest period (additional interest will accrue for the postponed interest payment date in the case of payments subject to the following or modified following business day conventions, and no interest will accrue for the scheduled interest payment date in the case of payments subject to the preceding business day convention).

Accrued interest on a floating rate note during an interest period with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the applicable interest period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD rate notes, commercial paper rate notes, federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, eleventh district cost of funds rate notes and CMS rate notes. In the case of CMT rate notes and Treasury rate notes, the interest factor for each such day will be computed by dividing the interest rate in effect on that day by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the applicable interest period. Unless otherwise specified in the applicable pricing supplement, that product is then multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by 360, in the case of CD rate notes, commercial paper rate notes, federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, eleventh district cost of funds rate notes and CMS rate notes. In the case of CMT notes and Treasury rate notes, the product is multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

Regular Record Dates for Interest

Global Notes

In the event that the notes are issued as “global notes”, the ultimate beneficial owners of the notes are indirect holders and interest will be paid to the person in whose name the notes are registered at the close of business on the regular record date before each interest payment date. The regular record date relating to an interest payment date for the notes issued as “global notes” will be the date one business day prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Non-Global Notes

The regular record date relating to an interest payment date for the notes issued in non-global, registered form will be the date 15 business days prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

If a Payment Date Is Not a Business Day

If any scheduled interest payment date, maturity date or any earlier redemption or repayment date, is not a business day, we may pay interest or principal according to a designated business day convention, which may be the same for all of those dates or different for each date. See “Terms of the Notes—Business Day Convention”. As described under “—Maturity Date” above and “—Optional Early Redemption and Withdrawal—Optional Redemption Dates” below, the maturity date and any optional redemption dates, respectively, will always be subject to the “following business day” convention, unless otherwise specified in the applicable pricing supplement. Interest on that payment may or may not accrue during the period from and after the scheduled or stated payment date. Unless the applicable pricing supplement states otherwise, we will pay interest or principal according to the following business day convention, unadjusted (i.e., interest on that payment will not accrue during the period from and after the scheduled date).

No interest will accrue and be payable on your notes after the maturity date specified in the applicable pricing supplement if the maturity date is postponed.

Interest Payment Dates or Coupon Payment Dates

Subject to adjustment in accordance with the business day convention, the “interest payment dates” or “coupon payment dates” are the dates payments of interest on notes will be made. The interest payment dates will be specified in the applicable pricing supplement. See “Terms of the Notes—Interest” and “Interest Mechanics—Regular Record Dates for Interest” in this prospectus supplement and “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

How Floating Interest Rates Are Reset

If so specified in the applicable pricing supplement, the interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the “initial interest rate”. The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semi-annually or annually. This period is the “interest reset period”. Unless otherwise specified in the applicable pricing supplement, the first day of each interest reset period after the initial interest reset period will be the “interest reset date”. If the initial interest rate is not specified in the applicable pricing supplement, the issue date will be treated as the first interest reset date.

Unless otherwise specified in the applicable pricing supplement, if an interest reset date for any floating rate note (other than a LIBOR note, EURIBOR note or federal funds rate note) would fall on a day that is not a business day, the interest reset date will be postponed to the next following business day. If an interest reset date for a LIBOR note would fall on a day that is not a London business day (as defined below), the interest reset date will be postponed to the next modified following London business day. If an interest reset date for a EURIBOR note would fall on a day that is not a Euro business day (as defined below), the interest reset date will be postponed to the next modified following Euro business day. If an interest reset date, in the case of a federal funds (open) rate note or a federal funds (effective) rate note, would fall on a day that is not a business day, the interest reset date will be postponed to the next modified following business day. If an auction of direct obligations of U.S. Treasury bills falls on a day that is an interest reset date for Treasury rate notes, the interest reset date will be the following business day.

As used in this prospectus supplement, a “London business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday and on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market, and a “Euro business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET), or any successor system, is open for business.

The rate of interest that goes into effect on any interest reset date will be determined by the calculation agent, subject to a rate cut-off (as specified in the relevant pricing supplement), by reference to a particular date called an “interest determination date”. Unless otherwise specified in the applicable pricing supplement:

•	For federal funds (open) rate notes, the interest determination date relating to a particular interest reset date will be the same day as the interest reset date.

•

For prime rate notes and federal funds (effective) rate notes, the interest determination date relating to a particular interest reset date will be the first business day preceding the interest reset date.

•

For commercial paper rate notes, CD rate notes, CMS rate notes and CMT rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date.

•

For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date.

•	For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second Euro business day preceding the interest reset date.

•

For Treasury rate notes, the interest determination date for a particular interest reset date will be the day of the week in which the interest reset date falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury rate interest determination date pertaining to the interest reset date falling in the next week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury rate note, then that interest reset date will instead be the business day immediately following the auction date.

•

For eleventh district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by a member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date.

The “index maturity” for any floating rate note is the period of maturity of the instrument or obligation from which the reference asset or base rate is calculated.

CERTAIN FEATURES OF THE NOTES

To the extent the amounts payable on the notes are based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Your notes may incorporate several or none of these features or additional features which will be specified in a product supplement or the applicable pricing supplement.

Bull Notes

“Bull notes” are offerings in which the payment at maturity and/or interest payments are linked to the increase in the level, value or price of the reference asset. Unless otherwise specified in the applicable pricing supplement, the notes will be bull notes.

Bear Notes

“Bear notes” are offerings in which the payment at maturity and/or interest payments are linked to the decrease in the level, value or price of the reference asset.

Rate Cut-off

The “rate cut-off period” is the specified period during which interest accrues on the notes immediately prior to an interest payment date, to but excluding the interest payment date. The reference asset for purposes of determining the amount payable for each day during the rate cut-off period will be set a specified number of business days prior to the related interest payment date using the applicable interest rate immediately preceding the start of the rate cut-off period, and will remain in effect until the related interest payment date.

Coupon Conversion Right

A “coupon conversion right” will allow us to elect to convert all of your notes on a “conversion date” so that instead of accruing interest, the notes will pay interest periodically at the applicable interest rate on each interest payment date following the conversion date.

Digital Notes

Whether interest, principal or any other amount is payable on “digital notes” depends on whether the reference asset has achieved certain levels, values or prices set forth in the applicable pricing supplement; however, the amount of the payments, if any, may or may not be dependent on the reference asset. For example, if the final price of the reference asset is greater than the initial price of the reference asset, the interest payment you receive with respect to the notes and the principal payment you receive at maturity will be a fixed amount and not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. In this example, if the reference asset has appreciated by 50% as of the final valuation date, you will receive only your principal amount plus the applicable interest payments made at maturity of the notes. You may earn significantly less by investing in digital notes than you would have earned by investing directly in the reference asset.

Inverse Floating Rates

Any floating rate may be designated in the applicable pricing supplement as an inverse floating rate. In that case, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

•

the initial interest rate or another fixed rate of interest specified in the applicable pricing supplement for the period commencing on the original issue date, or the date on which the note otherwise begins to accrue interest if different from the original issue date, up to the first interest reset date; and

•

a fixed rate of interest specified in the applicable pricing supplement minus the interest rate determined by the reference rate(s) as adjusted by any multiplier for the period commencing on an interest reset date.

Commencing on the first interest reset date, the rate at which interest on the inverse floating rate note is payable will be reset as of each interest reset date.

The interest rate will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be based on:

•	if the day is an interest reset date, the interest rate determined as of the interest determination date immediately preceding the applicable interest reset date; or

•	if the day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

Maximum Return, Maximum Rate, Ceiling or Cap

The principal, interest or any other amounts payable on the notes may be subject to a “maximum return”, “maximum rate”, “ceiling” or a “cap” limiting the rate of return or interest which may accrue during the term of the notes or during any interest payment period.

Minimum Rate or Floor

The principal, interest or any other amounts payable on the notes may be subject to a “minimum rate” or “floor” guaranteeing a minimum rate of return or interest which may accrue during the term of the notes or during any interest payment period.

Spread

The “spread” is the number of basis points (where one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable pricing supplement to be added to or subtracted from the reference asset value or other formula. The spread may also be expressed as a percentage where one percentage point is 100 basis points.

Multiplier

The “multiplier” is the number of basis points or percentage points that may be specified in the applicable pricing supplement to be multiplied by the reference asset value or formula.

Ranges or Range Accruals

“Range accrual notes” are notes where the principal, interest or any other amounts payable on the notes only accrue if the level, value or price of a reference asset is within a specified “range” or above or below a certain threshold value.

Upside Leverage Factor or Participation Rate

The principal, interest or any other amounts payable on the notes may be subject to an “upside leverage factor” or “participation rate”, which will have the effect of increasing your participation in any increase in the value of the reference asset. The upside leverage factor or participation rate may or may not be expressed as a percentage (i.e., expressed as 250% or 2.50).

We refer to an upside leverage factor or participation rate that is less than 100% or 1.00 as a “drag leverage factor”.

Downside Leverage Factor

The principal, interest or any other amounts payable on the notes may be subject to a “downside leverage factor”, which will have the effect of increasing your participation in any decrease in the value of the reference asset. As a result, small negative changes in the reference asset will be magnified and have a greater effect than notes without a downside leverage factor. The downside leverage factor may or may not be expressed as a percentage (i.e., expressed as 125% or 1.25).

Barrier Percentage, Barrier Level or Protection Level and Protection Price

The principal, interest or any other amounts payable on the notes may be subject to a “barrier percentage”. Payment at maturity will be contingent upon whether the closing level of the reference asset exceeds or falls below a level equal to the product of the initial level and barrier percentage (the “barrier level”) at any time from and including the issue date to and including the final valuation date. The amount you receive may depend on whether the closing level ever exceeded or fell below the barrier level during the term of the notes. We may also use the terms “protection level” and “protection price”, each of which is equal to the product of the initial level multiplied by the barrier percentage.

If the closing level never exceeded or fell below the barrier level, protection level or protection price during the term of the notes, you will receive the full principal amount of notes.

If the closing level ever exceeded or fell below the barrier level, protection level or protection price during the term of the notes, you may receive less than the principal amount of notes.

Buffer Percentage or Buffer Level

The payment at maturity may be fully protected against a decline in the reference asset up to a “buffer percentage” or “buffer level”. In a bull note, if the performance of the reference asset as calculated on the final valuation date is greater than or equal to the buffer percentage, you will receive at maturity no less than the principal you invested in the notes. Your principal is fully exposed to any decline in the reference asset below the buffer percentage. For every 1% decline of the reference asset beyond the buffer percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, if any.

Index Return

The “index return” is the performance of a reference asset, usually an index, calculated as the percentage change in the final level as compared to the initial level or strike level.

Initial Level or Initial Price

The “initial level” or “initial price” is the reference asset closing level or price on the initial valuation date or other date as specified in the applicable pricing supplement.

Strike Level

The “strike level” is a level other than the initial level used to calculate the performance of the reference asset.

Final Level or Final Price

The “final level” or “final price” is the reference asset closing level or price on the final valuation date or the arithmetic average of the reference asset closing levels on each of the valuation dates or any other date or dates specified in the pricing supplement.

Closing Level

The closing level on any day during the term of the notes will be the closing level of the reference asset as determined by the calculation agent based upon the determinations with respect thereto made by the relevant sponsor.

Valuation Dates, Observation Dates or Averaging Dates

The final level, value or price may be calculated or based on more than one date, the “observation dates”, “valuation dates” or “averaging dates”. Each date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day with respect to one or more reference assets. In that event, the valuation date, observation date or averaging date with respect to the affected reference asset or reference assets will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities” or “Reference Assets—

Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Not Comprised of Equity Securities” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Interest Rates, Currency Exchange Rates or Other Assets or Variables (Other than Equity Securities or Commodities)” with respect to reference assets comprised of one or more indices of interest rates, currency exchange rates or other assets or variables, “Reference Assets—Indices— Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” with respect to reference assets comprised of one or more indices of equity securities, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” with respect to reference assets comprised of one or more indices of commodities, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

For purposes of this prospectus supplement, valuation dates, observation dates and averaging dates shall herein be collectively referred to as “valuation dates”.

Final Valuation Date, Final Observation Date or Final Averaging Date

The final level or price may be calculated or based on one or more dates, the “final valuation date”, “final observation date or the final averaging date”, which will be the last valuation date, observation date or averaging date, respectively. The final valuation date, final observation date or final averaging date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day with respect to one or more reference assets. In that event, the final valuation date, final observation date or final averaging date will be postponed with respect to the affected reference asset or reference assets as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities” or “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Not Comprised of Equity Securities” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Interest Rates, Currency Exchange Rates or Other Assets or Variables (Other than Equity Securities or Commodities)” with respect to reference assets comprised of one or more indices of interest rates, currency exchange rates or other assets or variables, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” with respect to reference assets comprised of one or more indices of equity securities, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” with respect to reference assets comprised of one or more indices of commodities, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the final level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

For purposes of this prospectus supplement, the final valuation date, final observation date and final averaging date shall herein be collectively referred to as the “final valuation date”.

Issuer Fee

The “issuer fee” equals an annual percentage multiplied by the number of years in the term of the notes, applied to the principal amount of the notes with daily accrual.

Basket Return

The “basket return” is the performance of a basket of reference assets, calculated as the percentage change in the final basket level as compared to the initial basket level or strike basket level.

Initial Basket Level

The “initial basket level” will be as specified in the pricing supplement.

Strike Basket Level

The “strike basket level” is a level other than the initial basket level used to calculate the basket return.

Basket Level or Basket Closing Level

The “basket level” or “basket closing level” is a function of the levels, values or prices of each component in the basket and will be determined by a formula set forth in the applicable pricing supplement.

Final Basket Level

The “final basket level” is the basket level on the basket final valuation date or the arithmetic average of the basket levels on each of the basket valuation dates or any other date or dates as specified in the pricing supplement.

Basket Valuation Dates, Basket Observation Dates or Basket Averaging Dates

The final basket level may be calculated or based on more than one date, the “basket valuation dates”, “basket observation dates” or “basket averaging dates”. Each date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the “basket valuation dates”, “basket observation dates” or “basket averaging dates” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, any other Assets or any Combination Thereof”.

For purposes of this prospectus supplement, basket valuation dates, basket observation dates and basket averaging dates shall herein be collectively referred to as “basket valuation dates”.

Basket Final Valuation Date, Basket Final Observation Date or Basket Final Averaging Date

The last basket valuation date, basket observation date or basket averaging date will be referred to as the “basket final valuation date”, “basket final observation date” or “basket final averaging date”, respectively, and will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the “basket final valuation date”, “basket final observation date” or “basket final averaging date” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, any other Assets or any Combination Thereof”.

For purposes of this prospectus supplement, the basket final valuation date, basket final observation date and basket final averaging date shall herein be collectively referred to as the “basket final valuation date”.

Lesser Return

If specified in the applicable pricing supplement, the payment at maturity and/or interest payments will be linked to the performance of the reference asset with the lowest return in a group of two or more reference assets.

Lesser Performing Reference Asset

The “lesser performing reference asset” is the reference asset with the lesser return.

Better Return

If specified in the applicable pricing supplement, the payment at maturity and/or interest payments will be linked to the performance of the reference asset with the highest return in a group of two or more reference assets.

Better Performing Reference Asset

The “better performing reference asset” is the reference asset with the higher return.

Exchangeable Notes

We may issue notes, referred to as “exchangeable notes”, that are optionally or mandatorily exchangeable into cash or property. The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. Exercise of the repayment option by the holder of a note will be irrevocable.

Optionally Exchangeable Notes. The holder of an exchangeable note may, during a period, or at a specific time or times, require us to repay the note for cash at a specified price.

Mandatorily Exchangeable Notes. The holder of a mandatorily exchangeable note must exchange the note for specified property at a specified rate of exchange, and therefore, depending upon the value of the specified property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of specified property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the specified property.

Payment Upon Exchange. The applicable pricing supplement will specify whether upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified currency exchange rate, either the specified property or the cash value of the specified property. The specified property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the currency exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the specified property are quoted. Exchangeable notes may have other terms and will be specified in the applicable pricing supplement.

Extendible Maturity Date

We may offer notes which will mature on an initial maturity date specified in the applicable pricing supplement, unless the holder extends the term of the note at its option for the period or periods specified in the applicable pricing supplement. The extension may be made on the initial “renewal date”, which will be the interest payment date so specified in the applicable pricing supplement, prior to the initial maturity date of the note. Subsequent renewal dates will be specified in the applicable pricing supplement. Despite the foregoing, the term of the extendible note may not be extended beyond the final maturity date specified in the applicable pricing supplement.

If a holder does not elect to extend the term of any portion of the principal amount of an extendible note during the specified period prior to any renewal date, that portion will become due and payable on the existing maturity date.

Unless otherwise specified in the applicable pricing supplement, an election to renew the term of an extendible note may be made by delivering a notice to that effect to the trustee or at the corporate trust office of the trustee or agency of the trustee in New York City or to any duly appointed paying agent. The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the notice period). The election will be irrevocable and will be binding upon each subsequent holder of the extendible note.

An election to renew the term of an extendible note may be exercised for less than the entire principal amount of the extendible note only if so specified in the applicable pricing supplement and only in the amount, or any integral multiple in excess of that amount, that is specified in the applicable pricing supplement.

If the holder does not elect to renew the term, a new note will be issued in exchange for the extendible note on the extension date. If the extendible note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the new note. The new note will be in a principal amount equal to the principal amount of the exchanged extendible note for which no election to renew the term was exercised, with terms identical to those specified on the extendible note. However, the note will have a fixed stated maturity on the then-existing maturity date.

If an election to renew is made for less than the full principal amount of a holder’s extendible note, the trustee, or any duly appointed paying agent, will issue in exchange for the note in the name of the holder, a replacement extendible note. The replacement extendible note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged extendible note, with terms otherwise identical to the exchanged extendible note.

If a note is represented by a global security, DTC’s nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to extend a note. In order to ensure that DTC’s nominee will timely exercise an extension right relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise an extension right. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which that type of instruction must be given for timely notice to be delivered to DTC.

Autocallable Notes

Automatic Call

If specified in the applicable pricing supplement, the notes will be automatically “callable” or “redeemable”. If the level of the reference asset on any review date is equal to or greater than the call level, the autocallable notes will automatically be redeemed for a cash payment as detailed in the applicable pricing supplement.

Call Level

The minimum level of the reference asset which triggers an automatic call on a review date and payment of the applicable call premium.

Call Premium, Call Price and Redemption Price

The “call premium” is the additional amount which we will pay you if the notes are called or redeemed. The call premium can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

The “call price” or “redemption price” is the aggregate amount, including the call premium, if any, which we will pay you if the notes are called or redeemed. The call price or redemption price can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

Payment on Autocallable Notes

If the notes are automatically called, payment will be made on the fifth business day after the applicable review date, unless otherwise specified in the applicable pricing supplement, subject to postponement in the event of certain market disruption events. If the notes are automatically called on the last possible review date, we will redeem each note and pay you on the maturity date. For more information describing review dates, see “Terms of the Notes—Review Dates” above.

Reverse Convertible Notes

No Protection of Principal in Relation to the Reference Asset

If the notes are “reverse convertible notes”, the principal amount of your investment will not benefit from principal protection in relation to the reference asset, unless otherwise specified in the applicable pricing supplement. If the principal amount of your note is not characterized as being principal protected or by some other similar term, you may receive less, and possibly significantly less, than the amount you invested. The amount of the principal payment at maturity will depend primarily on two variables: (1) the price or level of the reference asset; and (2) the relationship between the final price and the initial price of the reference asset.

You will receive 100% of your principal at maturity if, either of the following is true: (1) the final price or level is equal to or greater than the initial price or level of the reference asset; or (2) the price or level of the reference asset on any day never falls below the protection price during the term of the notes.

However, the notes will not be principal protected if both of the following are true: (1) the final price or level is less than the initial price or level of the reference asset; and (2) the price of the reference asset on any day falls below the protection price during the term of the notes. If both of those conditions are true, the principal amount of your investment will not be protected and you will receive less, and possibly significantly less, than the amount you invested.

Even if your notes are characterized as benefitting from principal protection in relation to the reference asset, your return on your investment remains subject to our creditworthiness and is not an obligation of any third party.

Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. Unless otherwise specified in the applicable pricing supplement, you will receive the full principal amount of your notes at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the price of the reference asset on any day is below the protection price. If the conditions described in (a) and (b) are both true, at maturity you will receive at our election, instead of the principal amount of your notes, either (i) the physical delivery amount of the reference asset (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the reference asset; provided that the election of clause (i) is only available if the reference asset is an equity security or exchange-traded fund, which we refer to as “linked shares”, and in both cases in an amount that takes into account any applicable investor fee. See “Reference Assets—Equity Securities” and “Reference Assets—Exchange-Traded Funds” below.

In the event that the maturity date is postponed as described under “Terms of the Notes—Maturity Date” above, the related payment of principal will be made on the postponed maturity date.

You may lose some or all of your principal if you invest in the reverse convertible notes.

Physical Delivery Amount

If the payment at maturity is in linked shares, the number of shares received is referred to as the “physical delivery amount” (fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Anti-dilution Adjustments” below.

DESCRIPTION OF UNIVERSAL WARRANTS

Payment and Paying Agent or Warrant Agent

Currency of Warrants

Amounts that become due and payable on your warrants in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units (“specified currencies”) specified in the applicable pricing supplement. The specified currency for your warrants will be U.S. dollars, unless your pricing supplement states otherwise. We will make payments on your warrants in the specified currency, except as described in the applicable pricing supplement. See “Risk Factors—Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars” in this prospectus supplement for more information about the risks of investing in this kind of warrant. The procedures for non-cash settlement of warrants, if applicable, will be described in the applicable pricing supplement.

Payments Due in U.S. Dollars

We will follow the practices described below when paying amounts due in U.S. dollars.

Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Description of Warrants—Legal Ownership; Form of Warrants” in the accompanying prospectus.

Payments on Non-Global Warrants. We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent or at the office of the warrant agent, as applicable and described below, against surrender of the warrant. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed. Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent or warrant agent, as applicable, appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any other payment, payment will be made only after the warrant is surrendered to the paying agent or warrant agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments due on their warrants.

For a description of the paying agent and warrant agent, see “Description of Warrants—General Provisions of Warrant Indenture—Payment and Paying Agents” and “Description of Warrants—General Provisions of Warrant Agreements— Payments” in the accompanying prospectus.

Payments Due in Non-U.S. Dollar Currencies

We will follow the practices described below when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Unless we say otherwise in the applicable pricing supplement, DTC will be the depositary for all warrants in global form.

Book-entry and other indirect holders of a global warrant payable in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Warrants. Except where otherwise requested by the holder as described below, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and that is acceptable to us and the trustee or warrant agent, as applicable. To designate an account for wire payment, the holder must give the paying agent or warrant agent, as applicable, appropriate wire instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent or warrant agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the records of the trustee or warrant agent, as applicable, and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the warrant indenture or warrant agreement, as applicable, as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the paying agent or warrant agent, as applicable, at least five business days before the due date for which payment in U.S. dollars is requested. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we make payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be Barclays Capital Inc., as of 11:00 a.m., New York City time, on the second business day before the payment date.

Currency bid quotations will be requested on an aggregate basis, for all holders of warrants requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 a.m., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of warrants.

When we make payments to you in U.S. dollars of an amount due in another currency, you will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable pricing supplement.

For a specified currency other than U.S. dollars, the currency exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any cash-settled warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the warrant indenture or warrant agreement, as applicable.

Exchange Rate Agent. If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable pricing supplement. We may select Barclays Capital Inc. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your pricing supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the exchange rate agent.

Calculations and Calculation Agent

Any calculations relating to the warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC will act as calculation agent. We may appoint a different institution, including one of our affiliates, to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent will, in its sole discretion, make all determinations regarding the amount of money or warrant property payable or deliverable in respect of your warrants upon the payment or settlement date, the price, value or level of the reference asset, market disruption events, early redemption events, business days, the default amount (only in the case of an event of default under the warrant indenture), the relevant exercise date or period, any optional redemption date and any other calculations or determinations to be made by the calculation agent. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent. If the calculation agent is Barclays Bank PLC or an affiliate of Barclays Bank PLC, the calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using reasonable judgment. If the calculation agent uses its discretion to make a determination, the calculation agent will notify the trustee or warrant agent, as applicable, who will, to the extent it is required to under the warrant indenture or warrant agreement, notify each holder, or in the case of global warrants, the depositary, as holder of the global warrants. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

All percentages resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, or to the nearest one hundred-thousandth of a unit, in the case of a currency exchange rate, with one-half cent, one-half of a corresponding hundredth of a unit or one-half of a hundred-thousandth of a unit or more being rounded upward.

In determining the price, value or level of a reference asset that applies to a warrant during a particular period, the calculation agent may obtain quotes from various banks or dealers active in the relevant market, as described under “Reference Assets” below. Those reference banks, dealers, reference asset sponsors or information providers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant warrants and its affiliates, and they may include Barclays Bank PLC or its affiliates.

The Pricing Supplement

The pricing supplement for each offering of warrants will contain the detailed information and terms for that particular offering. The pricing supplement also may add, update or change information contained in the applicable product supplement, if any, the index supplement, this prospectus supplement and the prospectus. If any information in the pricing supplement is inconsistent with the applicable product supplement, the index supplement, this prospectus supplement or the prospectus, you should rely on the information in the pricing supplement. Any pricing supplement should be read in connection with any applicable product supplement, the index supplement, this prospectus supplement and the prospectus. It is important that you consider all of the information in the pricing supplement, any applicable product supplement, the index supplement, this prospectus supplement and the prospectus when making your investment decision.

Terms Specified in a Pricing Supplement

The following contains a partial listing of the information and terms of a warrant offering which may be included in a pricing supplement:

•	initial public offering price,

•	the reference asset and a description thereof,

•	to the extent that the reference asset is an index or a basket, a description of the components thereof,

•	ticker symbol or other identification of the reference asset,

•	aggregate number of warrants,

•	the initial valuation date or other date on which the warrants price,

•	original issue date and date of settlement of the issue price,

•	valuation dates, observation dates or averaging dates, if any,

•	exercise date or exercise period, or if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable,

•	any terms related to any extension of the date or dates on which the warrants may be exercised not otherwise set forth in this prospectus supplement,

•	manner of exercise and any restrictions on exercise,

•	any minimum or maximum number of the warrants exercisable at any one time,

•	estimated value of the warrants,

•	agents’ commission or discount, if any,

•	to the extent that the reference asset is based on multiple indices or assets, the relative weighting of each index or asset comprising the reference asset,

•	maximum return, if any,

•	maximum loss, if any, provided that in some instances, the maximum loss will be determined based on a formula or other method as described in the applicable pricing supplement,

•	initial level, value or price of the reference asset,

•	whether the warrants will be call warrants, put warrants or some other type of warrants,

•	upside leverage factor or participation rate, if any,

•	downside leverage factor, if any,

•	barrier percentage or barrier level, if any,

•

amount of money or warrant property payable or deliverable upon exercise, including the formula or method of calculation and the relevant reference assets, if any, and any applicable investor fee deducted from such amount,

•	CUSIP number,

•	over-allotment option, if any,

•	reissuances or reopened issues of the warrants,

•	denominations of the warrants,

•	issue price and variable price offer,

•	early redemption option, optional redemption dates and redemption price, if any,

•	whether or not the warrants will be listed, and

•	any other applicable terms.

TERMS OF THE WARRANTS

Please note that the information about the price to the public and net proceeds to Barclays Bank PLC in the applicable pricing supplement relates only to the initial sale of the warrants. If you have purchased the warrants in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the warrants in more detail below.

To the extent the amount of money or warrant property payable or deliverable in respect of the warrants is based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Type of Warrant

The applicable pricing supplement will specify whether your warrants are call warrants or put warrants, including in each case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants. The applicable pricing supplement will also specify whether your warrants will be settled in cash or warrant property, and the method of determining the amount of money or warrant property payable or deliverable upon exercise of your warrants.

Payment or Delivery upon Exercise

The applicable pricing supplement will detail the payment or settlement of the warrants. The payment or delivery of money or warrant property on the payment or settlement date may be based on movements in the price, value or level or other events relating to one or more reference assets, and if so, the formula or method of calculation and the relevant reference assets will be specified in the applicable pricing supplement.

Issue Price, Variable Price Offer and Variable Price Reopenings

The warrants may be issued at a fixed price or as part of a “variable price offer” in which the warrants are sold in one or more negotiated transactions. Sales pursuant to a variable price offer may occur at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. The applicable pricing supplement will specify the issue price or the maximum issue price. Also, from time to time in “variable price reopenings”, Barclays Capital Inc. or a third party distributor may purchase and hold some of the warrants for subsequent resale at the relevant variable price after the original issue date of the warrants.

In addition, in certain variable price offers or variable price reopenings, warrants may be offered and sold at variable prices set within a price range as may be specified in the relevant pricing supplement. In situations where Barclays Capital Inc. and one or more third party distributors are distributing the relevant warrants at variable prices within such a price range, there may be circumstances where investors may be offered to purchase those warrants from one distributor (including Barclays Capital Inc.) at a more favorable price within the price range than from the other distributor(s). Furthermore, from time to time, Barclays Capital Inc. may offer and sell warrants to purchasers of a large number of warrants at a more favorable price within the price range than a purchaser acquiring a lesser number of warrants.

Exercise Date or Exercise Period and Payment or Settlement Date

The exercise date or exercise period, as applicable, will be the exercise date or exercise period specified in the applicable pricing supplement. Unless otherwise stated therein, the exercise date (or, in the case of an exercise period, the relevant date during the exercise period) will be governed by the “following business day” convention (e.g., if the exercise date stated in the applicable pricing supplement is not a business day, the exercise date will be extended to the next following business day).

If the final valuation date is postponed due to the occurrence or continuance of a market disruption event as described below and occurs on a day which is less than two business days prior to the relevant payment or settlement date for any exercised warrant, then such payment or settlement date will be the second business day following that date. Unless otherwise specified in the applicable pricing supplement, the payment or settlement date will be governed by the “following business day” convention (e.g., if the payment or settlement date stated

in the pricing supplement is not a business day, the payment or settlement date will be extended to the next following business day). The calculation agent may postpone the final valuation date—and therefore the relevant payment or settlement date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events for the different reference asset classes under “Reference Assets”. See “Certain Features of the Warrants—Final Valuation Date, Final Observation Date or Final Averaging Date”. If the final valuation date is postponed because it is not a scheduled trading day, then the relevant payment or settlement date for any exercised warrant will be postponed so that the number of business days between the final valuation date (as postponed) and such payment or settlement date (as postponed) remains the same.

In the event that the payment or settlement date for an exercised warrant is postponed as described above, the amount of money or warrant property payable or deliverable in respect of the warrants will be made on the relevant postponed payment or settlement date.

Reissuances or Reopened Issues

Under some limited circumstances, and at our sole discretion, we may “reopen” or reissue certain issuances of warrants. These further issuances, if any, will be consolidated to form a single class with the originally issued warrants and will have the same CUSIP number and will trade interchangeably with the warrants immediately upon settlement of the issue price. Any additional issuances will increase the aggregate number of the outstanding warrants of the class, plus the aggregate number of any warrants bearing the same CUSIP number that are issued pursuant to (1) any over-allotment option we may grant to an agent and (2) any future issuances of warrants bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Over-Allotment Option

Unless otherwise specified in the applicable pricing supplement, we may grant agents up to a 30-day over-allotment option from the date of the applicable pricing supplement to purchase or arrange for purchase from us additional number of warrants at the public offering price to cover any over-allotments. The number of warrants covered by such option will be specified in the applicable pricing supplement.

Business Day

A “business day” with respect to the warrants will be defined in the applicable pricing supplement according to a specified business day convention. See “—Business Day Convention” below.

Business Day Convention

Business day conventions are procedures used to adjust certain events (e.g., payment or settlement dates and redemption dates) that fall on days that are not business days. Unless the applicable pricing supplement states otherwise, those events will be governed by the “following business day” convention (e.g., if a payment or settlement date, redemption date or other event, as defined in the applicable pricing supplement, falls on a day that is not a business day, the payment or settlement date, redemption date or other event, as the case may be, will be the next following business day). As described under “—Exercise Date or Exercise Period and Payment or Settlement Date” above and “—Redemption and Repurchase—Redemption Price” below, the exercise date (or in the case of an exercise period, the relevant date during the exercise period), the payment or settlement date and the optional redemption date will always be subject to the “following business day” convention, unless otherwise specified in the applicable pricing supplement. The descriptions below use payment dates for example purposes.

Following Business Day. Any payment of money or delivery of warrant property on the warrants that would otherwise be due on a day that is not a business day may instead be paid or delivered on the next day that is a business day.

Modified Following Business Day. Any payment of money or delivery of warrant property in respect of the warrants that would otherwise be due on a day that is not a business day may instead be paid or delivered on the next day that is a business day, unless that day falls in the next calendar month, in which case the payment or delivery date will be the first preceding day that is a business day.

Preceding Business Day. Any payment of money or delivery of warrant property in respect of the warrants that would otherwise be due on a day that is not a business day may instead be paid or delivered on the first preceding day that is a business day.

Nearest Business Day. Any payment of money or delivery of warrant property in respect of the warrants that would otherwise be due on a day that is not a business day will instead be paid on the first preceding day that is a business day if the relevant date would otherwise fall on a day other than a Sunday or a Monday and will be paid on the next day that is a business day if the relevant date would otherwise fall on a Sunday or a Monday.

In each case, if a payment of money or a delivery of warrant property is made on the following or preceding business day in accordance with the procedures described above with the same effect as if paid or delivered on the original due date and without payment or delivery of any additional money or warrant property, the business day convention is “unadjusted”.

Redemption and Repurchase

Early Redemption Option

The applicable pricing supplement will indicate the terms of our option, if any, to redeem the warrants, in whole or in part. We will notify each holder, or in the case of global warrants, the depositary, as holder of the global warrants within the redemption notice period specified in the applicable pricing supplement. The procedures for early redemption of warrants issued under the warrant indenture are described in the accompanying prospectus under “Description of Warrants—General Provisions of Warrant Indenture—Redemption”. The procedures for early redemption of warrants issued under a warrant agreement, if any, will be described in the applicable pricing supplement and warrant agreement.

Optional Redemption Dates

We, at our election, may redeem the warrants in whole or in part on any optional redemption date. The applicable pricing supplement will indicate the optional redemption dates and the respective business day convention.

Redemption Price

If we exercise any early redemption option we have, we will pay you the “redemption price” which is the price per warrant on the optional redemption date.

Unless stated otherwise in the applicable pricing supplement, the optional redemption date will be governed by the “following business day” convention. See “Terms of the Warrants—Business Day Convention”.

Review Dates

If the warrants are callable (see “Terms of the Warrants—Redemption and Repurchase—Optional Redemption Dates” above and “Certain Features of the Warrants—Autocallable Warrants” below), the review dates will be detailed in the applicable pricing supplement and are subject to postponement in the event of certain market disruption events.

If a review date (including the final review date) is not a scheduled trading day or if there is a market disruption event on that day, the applicable review date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the review date be postponed by more than five scheduled trading days. If the closing level or price of the reference asset is not available on the last possible review date either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level or price for each reference asset for that review date that would have prevailed in the absence of the market disruption event.

If, due to a market disruption event or otherwise, a review date (other than the final review date) is postponed so that it falls less than five business days (unless otherwise specified in the applicable pricing supplement) prior to the relevant scheduled call dates or relevant redemption dates, the date on which the call price for that review date will be paid, if any, will be the fifth business day following the review date as postponed, unless otherwise specified in the applicable pricing supplement.

Default Amount

If an event of default occurs in respect of warrants issued under the warrant indenture, we may be required to pay a default amount in respect of the warrants.

Determination of Default Amount

The default amount for the warrants on any day will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations, if any, with respect to the warrants as of that day and as if no default had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the warrants. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the warrants in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the warrants, which we describe below, the holders of the warrants and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will be equal to the issue price.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

CERTAIN FEATURES OF THE WARRANTS

To the extent the amounts of money or warrant property payable or deliverable in respect of the warrants are based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Your warrants may incorporate several or none of these features or additional features which will be specified in a product supplement or the applicable pricing supplement.

Call Warrants

Call warrants are warrants that entitle the holder to purchase warrant property at the applicable exercise price or to receive the cash value of the warrant property by paying the applicable exercise price, if any. Unless otherwise specified in the applicable pricing supplement, the warrants will be call warrants.

Put Warrants

Put warrants are warrants that entitle the holder to sell warrant property at the applicable exercise price or to receive the cash value of the exercise price by tendering the warrant property.

Digital Warrants

Whether any amount of money or warrant property is payable or deliverable in respect of “digital warrants” depends on whether the reference asset has achieved certain levels, values or prices set forth in the applicable pricing supplement; however, the amount of money or warrant property you receive, if any, may or may not be dependent on the degree to which the level, value or price of the reference asset changes. For example, in the case of a digital call warrant, the final price of the reference asset may exceed the exercise price of the call warrant. The money or warrant property you receive with respect to the warrants, if any, would be a predetermined amount and may be less than the amount that would reflect the full increase in price of the reference asset during the term of the warrant. As a result, you may earn significantly less by investing in digital warrants than you would have earned by investing in non-digital warrants or directly in the reference asset.

Maximum Return, Ceiling or Cap

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “maximum return”, “ceiling” or a “cap” limiting the amount of money or warrant property payable or deliverable on the payment or settlement date.

Floor

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “floor” guaranteeing a minimum amount of money or warrant property payable or deliverable on the payment or settlement date.

Spread

The “spread” is the number of basis points (where one basis point equals one one-hundredth of a percentage point) which may be specified in the applicable pricing supplement to be added to or subtracted from the reference asset value or other formula. The spread may also be expressed as a percentage where one percentage point is 100 basis points.

Multiplier

The “multiplier” is the number of basis points or percentage points that may be specified in the applicable pricing supplement to be multiplied by the reference asset value or formula.

Upside Leverage Factor or Participation Rate

The money or warrant property payable or deliverable in respect of the warrants may be subject to an “upside leverage factor” or “participation rate”, which will have the effect of increasing your participation in any increase in the value of the reference asset. The upside leverage factor or participation rate may or may not be expressed as a percentage (i.e., expressed as 250% or 2.50).

We refer to an upside leverage factor or participation rate that is less than 100% or 1.00 as a “drag leverage factor”.

Downside Leverage Factor

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “downside leverage factor”, which will have the effect of increasing your participation in any decrease in the value of the reference asset. As a result, small negative changes in the reference asset will be magnified and have a greater effect than warrants without a downside leverage factor. The downside leverage factor may or may not be expressed as a percentage (i.e., expressed as 125% or 1.25).

Barrier Percentage, Barrier Level or Protection Level and Protection Price

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “barrier percentage”. Payment or delivery of money or warrant property on the payment or settlement date will be contingent upon whether the closing level of the reference asset exceeds or falls below a level equal to the product of the initial level and barrier percentage (the “barrier level”) at any time from and including the issue date to and including the final valuation date. The amount of money or warrant property you receive may depend on whether the closing level ever exceeded or fell below the barrier level during the term of the warrants. We may also use the terms “protection level” and “protection price”, each of which is equal to the product of the initial level multiplied by the barrier percentage.

Index Return

The “index return” is the performance of a reference asset, usually an index, calculated as the percentage change in the final level as compared to the initial level or strike level.

Initial Level or Initial Price

The “initial level” or “initial price” is the reference asset closing level or price on the initial valuation date or other date as specified in the applicable pricing supplement.

Strike Level

The “strike level” is a level other than the initial level used to calculate the performance of the reference asset.

Final Level or Final Price

The “final level” or “final price” is the reference asset closing level or price on the final valuation date or the arithmetic average of the reference asset closing levels on each of the valuation dates or any other date or dates specified in the pricing supplement.

Closing Level

The closing level on any day during the term of the warrants will be the closing level of the reference asset as determined by the calculation agent based upon the determinations with respect thereto made by the relevant sponsor.

Valuation Dates, Observation Dates or Averaging Dates

The final level, value or price may be calculated or based on more than one date, the “observation dates”, “valuation dates” or “averaging dates”. Each date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day with respect to one or more reference assets. In that event, the valuation date, observation date or averaging date with respect to the affected reference asset or reference assets will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events Securities Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other

Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities” or “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Not Comprised of Equity Securities” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Interest Rates, Currency Exchange Rates or Other Assets or Variables (Other than Equity Securities or Commodities)” with respect to reference assets comprised of one or more indices of equity securities, interest rates, currency exchange rates or other assets or variables, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” with respect to reference assets comprised of one or more indices of equity securities, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” with respect to reference assets comprised of one or more indices of commodities, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

Final Valuation Date, Final Observation Date or Final Averaging Date

The final level or price may be calculated or based on one or more dates, the “final valuation date”, “final observation date” or the “final averaging date”, which will be the last valuation date, observation date or averaging date, respectively. The final valuation date, final observation date or final averaging date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day with respect to one or more reference assets. In that event, the final valuation date, final observation date or final averaging date will be postponed with respect to the affected reference asset or reference assets as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities” or “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Not Comprised of Equity Securities” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Interest Rates, Currency Exchange Rates or Other Assets or Variables (Other than Equity Securities or Commodities)” with respect to reference assets comprised of one or more indices of equity securities, interest rates, currency exchange rates or other assets or variables, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” with respect to reference assets comprised of one or more indices of equity securities, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” with respect to reference assets comprised of one or more indices of commodities, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the final level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

Basket Return

The “basket return” is the performance of a basket of reference assets, calculated as the percentage change in the final basket level as compared to the initial basket level or strike basket level.

Initial Basket Level

The “initial basket level” will be as specified in the pricing supplement.

Strike Basket Level

The “strike basket level” is a level other than the initial basket level used to calculate the basket return.

Basket Level or Basket Closing Level

The “basket level” or “basket closing level” is a function of the levels, values or prices of each component in the basket and will be determined by a formula set forth in the applicable pricing supplement.

Final Basket Level

The “final basket level” is the basket level on the basket final valuation date or the arithmetic average of the basket levels on each of the basket valuation dates or any other date or dates as specified in the pricing supplement.

Basket Valuation Dates, Basket Observation Dates or Basket Averaging Dates

The final basket level may be calculated or based on more than one date, the “basket valuation dates”, “basket observation dates” or “basket averaging dates”. Each date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the “basket valuation dates”, “basket observation dates” or “basket averaging dates” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

For purposes of this prospectus supplement, basket valuation dates, basket observation dates and basket averaging dates shall herein be collectively referred to as “basket valuation dates”.

Basket Final Valuation Date, Basket Final Observation Date or Basket Final Averaging Date

The last basket valuation date, basket observation date or basket averaging date will be referred to as the “basket final valuation date”, “basket final observation date” or “basket final averaging date”, respectively, and will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the “basket final valuation date”, “basket final observation date” or “basket final averaging date” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, any other Assets or any Combination Thereof”.

For purposes of this prospectus supplement, the basket final valuation date, basket final observation date and basket final averaging date shall herein be collectively referred to as the “basket final valuation date”.

Lesser Return

If specified in the applicable pricing supplement, the payment or delivery of money or warrant property on the payment or settlement date will be linked to the performance of the reference asset with the lowest return in a group of two or more reference assets.

Lesser Performing Reference Asset

The “lesser performing reference asset” is the reference asset with the lesser return.

Better Return

If specified in the applicable pricing supplement, the payment or delivery of money or warrant property on the payment or settlement date will be linked to the performance of the reference asset with the highest return in a group of two or more reference assets.

Better Performing Reference Asset

The “better performing reference asset” is the reference asset with the higher return.

Extendible Expiration Date

We may offer warrants which will be exercisable prior to an initial expiration date specified in the applicable pricing supplement, unless the holder extends the expiration date of the warrant at its option for the period or periods specified in the applicable pricing supplement. The extension may be made on the initial “renewal date”, which will be the date so specified in the applicable pricing supplement, prior to the relevant exercise date or period of the warrant. Subsequent renewal dates will be specified in the applicable pricing supplement. Despite the foregoing, the term of an extendible warrant may not be extended beyond the final expiration date specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, an election to renew the expiration date of an extendible warrant may be made, for warrants issued pursuant to a warrant indenture, by delivering a notice to that effect to the trustee at the corporate trust office of the trustee or agency of the trustee in New York City or to any duly appointed paying agent, or for warrants issued pursuant to a warrant agreement, by delivering notice to that effect in the manner specified in the applicable warrant agreement. The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the notice period). The election will be irrevocable and will be binding upon each subsequent holder of the extendible warrant.

If the holder does not elect to renew the expiration date of an extendible warrant, a new warrant will be issued in exchange for the extendible warrant on the extension date. If the extendible warrant is a certificate issued in definitive form, it must be presented to the trustee or warrant agent, as applicable, as soon as practicable following receipt of the new warrant. The new warrant will be payable or deliverable in an amount of the exchanged extendible warrant for which no election to renew the term was exercised, with terms identical to those specified on the extendible warrant.

If a warrant is represented by a global security, DTC’s nominee will be the holder of the warrant and, therefore, will be the only entity that can exercise a right to extend a warrant. In order to ensure that DTC’s nominee will timely exercise an extension right relating to a particular warrant, the beneficial owner of the warrant must instruct the broker or other direct or indirect participant through which it holds an interest in the warrant to notify DTC of its desire to exercise an extension right. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a warrant in order to ascertain the cut-off time by which that type of instruction must be given for timely notice to be delivered to DTC.

Autocallable Warrants

Automatic Call

If specified in the applicable pricing supplement, the warrants will be automatically “callable” or “redeemable”. If the level of the reference asset on any review date is equal to or greater than the call level, the autocallable warrants will automatically be redeemed for a cash payment equal to the redemption price as detailed in the applicable pricing supplement.

Call Level

The minimum level of the reference asset which triggers an automatic call on a review date and payment of the applicable call premium.

Call Premium, Call Price and Redemption Price

The “call premium” is the additional amount which we will pay to you if the warrants are called or redeemed. The call premium can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

The “call price” or “redemption price” is the aggregate amount, including the call premium, if any, which we will pay to you if the warrants are called or redeemed. The call price or redemption price can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

Payment on Autocallable Warrants

If the warrants are automatically called, payment will be made on the fifth business day after the applicable review date, unless otherwise specified in the applicable pricing supplement, subject to postponement in the event of certain market disruption events. If the warrants are automatically called on the last possible review date, we will redeem each warrant and pay you on the payment or settlement date. For more information describing review dates, see “Terms of the Warrants—Review Dates” above.

REFERENCE ASSETS

Fixed Interest Rate

If the applicable notes have a fixed interest rate, the notes for that particular offering will bear interest from and including the original issue date or any other date specified in the applicable pricing supplement at the annual rate stated in the applicable pricing supplement until the principal is paid or made available for payment.

Floating Interest Rate

If the applicable notes have a floating interest rate, the notes for that particular offering will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “reference asset”. In addition, if so specified in the relevant pricing supplement, the payment at maturity for notes that are linked to a floating interest rate may be based on the level of an interest rate or interest rate formula on one or more determination dates. The reference asset may be one or more of the following:

•	the CD rate,

•	the CMS rate,

•	the CMT rate,

•	the commercial paper rate,

•	the Consumer Price Index,

•	the eleventh district cost of funds rate,

•	EURIBOR,

•	the federal funds (effective) rate,

•	the federal funds (open) rate,

•	LIBOR,

•	the prime rate,

•	the Treasury rate,

•	a combination of any of the above, or

•	any other rate or interest rate formula specified in the applicable pricing supplement and in the floating rate note.

We have no current intention to offer warrants linked to the reference assets listed above due to regulatory restrictions, and we may also limit the percentage of such reference assets included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable. However, if we offer warrants linked to any of the above as a reference asset or within a basket of multiple instruments or measures in a manner that complies with any applicable regulatory restrictions, the relevant pricing supplement will describe the interest rate or inflation-related component and its role in the formula or method of calculation to determine the amount of money payable upon exercise, as well as the relevant calculation date.

CD Rate

The “CD rate” means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System (the “Board”) in “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication of the Board (“H.15(519)”), under the heading “CDs (Secondary Market)”.

The following procedures will be followed if the CD rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the interest determination date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the website of the Board, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update”, or another recognized electronic source used for displaying that rate, for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption “CDs (Secondary Market)”.

•

If the above rate is not yet published in either H.15(519), the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•

If fewer than three dealers selected by the calculation agent are quoting as set forth above, the CD rate for that interest determination date will be the rate for negotiable U.S. dollar certificates of deposit (having the index maturity specified in the applicable pricing supplement) for the first day immediately preceding the relevant interest determination date for which such rate is published by the Board in H.15(519), under the heading “CDs (Secondary Market)”, or, if later, the first day immediately preceding the relevant interest determination date for which such rate was published in either H.15 Daily Update or another recognized electronic source.

CMS Rate

The “CMS rate” means, on any day during an interest payment period, the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable pricing supplement, which appears on Reuters screen “ISDAFIX1” page as of 11:00 a.m., New York City time, on the related interest determination date.

The following procedures will be used if the CMS rate cannot be determined as described above:

•

If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the designated maturity of the applicable CMS rate as specified in the relevant pricing supplement commencing on that interest determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to Three-month LIBOR (as defined below). The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•

If fewer than three leading swap dealers selected by the calculation agent provide quotes as described above, the CMS rate will be determined by the calculation agent in its sole discretion, in good faith and in a commercially reasonable manner.

CMT Rate

CMT rates are yields interpolated by the United States Department of the Treasury from its daily yield curve. That yield curve, which relates to the yield on a U.S. Treasury security to its time to maturity, is based on the closing market bid yields on actively traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. The yield values are read from the yield curve at fixed maturities. This method provides yields for a two-year maturity, for example, even if no outstanding U.S. Treasury security has exactly two years remaining to maturity.

The “CMT rate”, for any interest determination date, will be a percentage equal to the yield for United States Treasury securities at “constant maturity” with a designated maturity of a specified number of years, as set forth in H.15(519) (as defined below), under the caption “Treasury constant maturities”, as such rate is displayed on the Designated CMT page (as defined below) on that interest determination date.

“U.S. government securities business days” means any day except for a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association (formerly known as The Bond Market Association) (or any successor or replacement organization) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US government securities.

“1-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of one year.

“2-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of two years.

“3-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of three years.

“5-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of five years.

“7-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of seven years.

“10-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of ten years.

“20-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 20 years.

“30-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 30 years.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•

If the CMT rate is not displayed on the relevant page by 3:30 p.m., New York City time on the related interest determination date, then the CMT rate will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” for the Designated CMT Maturity Index on the related interest determination date as set forth in H.15(519) opposite the caption “Treasury constant maturities”.

•

If the applicable rate described above does not so appear in H.15(519) then the CMT rate on the related interest determination date will be the rate for the Designated CMT Maturity Index as may then be published by either the Board or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT page and published in the relevant H.15(519).

•

If on the related interest determination date, neither the Board nor the U.S. Department of the Treasury publishes a yield on U.S. Treasury securities at a “constant maturity” for the Designated CMT Maturity Index, the CMT rate on the related interest determination date will be calculated by the calculation agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the related interest determination date, of three leading primary U.S. government securities dealers in New York City. The calculation agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for U.S. Treasury securities with an original maturity equal to the Designated CMT Maturity Index, a remaining term to maturity of no more than one year shorter than that Designated CMT Maturity Index and in a principal amount equal to the Representative Amount. If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the U.S. Treasury security with the shorter remaining term to maturity will be used. The “Representative Amount” means an amount equal to the outstanding principal amount of the notes.

•

If fewer than five but more than two such prices are provided as requested, the CMT rate for the related interest determination date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of those quotations will be eliminated.

•

If fewer than three leading primary U.S. government securities dealers selected by the calculation agent provide quotes as described above, the CMT rate will be determined by the calculation agent in its sole discretion, in good faith and in a commercially reasonable manner after consulting such sources as it deems comparable to any of the foregoing quotations or display pages, or any such source it deems reasonable from which to estimate the rate for U.S. Treasury securities at constant maturity or any of the foregoing bid rates.

“Designated CMT page” means the display on the Reuters service, or any successor service, on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement the Designated CMT page will be the Reuters screen “FRBCMT” page on the relevant interest determination date.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board, available through the website of the Board at http://www.federalreserve.gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on that website, and that information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either one, two, three, five, seven, ten, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement the Designated CMT Maturity Index will be two years.

Commercial Paper Rate

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial”.

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial”.

•

If by 3:00 p.m., New York City time, on that interest determination date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in New York City, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized statistical rating agency.

•

If fewer than three leading dealers of U.S. dollar commercial paper in New York City selected by the calculation agent are quoting as set forth above, the commercial paper rate will be the money market yield of the rate for commercial paper (having the index maturity specified in the applicable pricing supplement) for the first day immediately preceding the relevant interest determination date for which such rate was published in H.15(519), under the heading “Commercial Paper—Nonfinancial”, or, if later, the first day immediately preceding the relevant interest determination date for which such rate was published in either H.15 Daily Update or another recognized electronic source.

The “money market yield” will be a yield calculated in accordance with the following formula:

money market yield	=	(D × 360)	x	100
360 – (D × M)

where “D” refers to the applicable per-year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest reset period for which interest is being calculated.

Consumer Price Index

The “Consumer Price Index” or “CPI” means, for any interest determination date, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the

Bureau of Labor Statistics of the U.S. Department of Labor (the “Bureau of Labor Statistics”) and reported on Bloomberg ticker “CPURNSA” or any successor service (“Bloomberg CPURNSA”). The Bureau of Labor Statistics makes the majority of its consumer price index data and press releases publicly available immediately at the time of release. This material may be accessed electronically by means of the Bureau of Labor Statistics’ home page on the Internet at http://www.bls.gov. The Consumer Price Index for a particular month is published during the following month. The Consumer Price Index is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are included in determining consumer prices. Income taxes and investment items such as stocks, bonds and life insurance are not included. The Consumer Price Index includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the Consumer Price Index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the Bureau of Labor Statistics to take into account changes in consumer expenditure patterns.

The Consumer Price Index is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The time base reference period is the 1982-1984 average. Because the Consumer Price Index for the period from 1982-1984 is 100, an increase in the price of the fixed market basket of goods and services of 16.5% from that period would be shown as 116.5%. If the Bureau of Labor Statistics rebases the Consumer Price Index when the notes are outstanding, the calculation agent will continue to calculate inflation using 1982-1984 as the base reference period for so long as the current Consumer Price Index continues to be published. Any conversion by the Bureau of Labor Statistics to a new reference base will not affect the measurement of the percent changes in a given index series from one time period to another, except for rounding differences. Rebasing might affect the published “headline” number often quoted in the financial press, but the inflation calculation for the notes should not be adversely affected by any rebasing because the Consumer Price Index based on 1982-1984 will be calculated using the percentage changes of the rebased Consumer Price Index.

The Bureau of Labor Statistics has made technical and methodological changes to the Consumer Price Index, and is likely to continue to do so. Examples of recent methodological changes include:

•	the use of regression models to adjust for improvements in the quality of various goods (televisions, personal computers, etc.);

•	the introduction of geometric averages to account for consumer substitution within the consumer price index categories; and

•	changing the housing/shelter formula to increase rental equivalence estimation.

Similar changes in the future could affect the level of the Consumer Price Index and alter the interest payable on the notes.

For each interest payment date, “CPI Performance” is equal to the annual percentage change in the CPI (as calculated by the Bureau of Labor Statistics) for the period up to and including the stated calendar month prior to the month of the relevant interest payment date (the “reference month”). For example, if the reference month is specified as the third calendar month prior to the month of the relevant interest payment date, then for an interest payment date in June of any year, the reference month would be March, and the amount of interest paid on the interest payment date in June would be calculated using a CPI Performance that reflects the annual percentage change in the CPI from March of the prior year to March of the year in which the interest payment date occurs.

The performance of the Consumer Price Index will be calculated as follows:

where,

CPIF = CPI for the applicable reference month, as published on Bloomberg CPURNSA;

CPII = CPI for the twelfth month, or otherwise as specified in the applicable pricing supplement, prior to the applicable reference month, as published on Bloomberg CPURNSA.

Using the example above, if CPI Performance for the second calendar month prior to the relevant interest payment date was used, then the interest rate payable on September 30, 2014 will reflect the percentage change in the Consumer Price Index from July 2013 to July 2014 plus the applicable spread, if any.

The interest payment on any interest payment date will not be less than 0.00% per annum, unless specified in the applicable pricing supplement.

The following procedures will be followed if the Consumer Price Index cannot be determined as described above:

•

If the Consumer Price Index is not reported on Bloomberg CPURNSA for a particular month by 3:00 p.m. on the interest determination date, but has otherwise been published by the Bureau of Labor Statistics, the calculation agent will determine the Consumer Price Index as published by the Bureau of Labor Statistics for that month using any other source as the calculation agent deems appropriate.

•

If the Consumer Price Index is rebased to a different year or period, the base reference period will continue to be the 1982-1984 reference period as long as the 1982-1984 Consumer Price Index continues to be published.

•

If the Consumer Price Index for the reference month is subsequently revised by the Bureau of Labor Statistics, the calculation agent will continue to use the Consumer Price Index initially published by the Bureau of Labor Statistics on the interest reset date.

•

If, while the notes are outstanding, the Consumer Price Index is discontinued or substantially altered, as determined by the calculation agent, the applicable substitute index for the notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If none of those securities are outstanding, the calculation agent will determine a substitute index for the notes in accordance with general market practice at the time.

Eleventh District Cost of Funds

The “eleventh district cost of funds rate” or “COFI” means, for any interest determination date, the rate on the applicable interest determination date equal to the monthly weighted average cost of funds for the calendar month preceding the interest determination date as displayed under the caption “Eleventh District” or “11th Dist COFI” on the Reuters screen “COFI/ARMS” page.

The following procedures will be followed if the eleventh district cost of funds rate cannot be determined as described above:

•

If the above rate is not displayed by 3:00 p.m., New York City time, on the interest determination date for the applicable interest determination date, the eleventh district cost of funds rate will be the eleventh district cost of funds rate index on the applicable interest determination date.

•

If the Federal Home Loan Bank of San Francisco fails to announce the rate for the calendar month next preceding the applicable interest determination date, then the eleventh district cost of funds rate for the new interest reset period will be the rate displayed under “Eleventh District” or “11th Dist COFI” on the Reuters screen “COFI/ARMS” page equal to the monthly weighed average cost of funds for the calendar month preceding the last day on which such rate was displayed under “Eleventh District” or “11th Dist COFI” on the Reuters screen “COFI/ARMS” page.

The “eleventh district cost of funds rate index” means the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the Federal Home Loan Bank of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of the announcement.

EURIBOR

The Euro Interbank Offered Rate (“EURIBOR”) means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on the Reuters screen “EURIBOR01” page as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

•

If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of US$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euros to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of US$1 million in euros that is representative of a single transaction in euros, in that market at that time.

•

If fewer than four major banks in the Euro-zone interbank market selected by the calculation agent provide quotes as set forth above, EURIBOR for that interest determination date will be the rate (with the applicable index maturity) for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, in effect for the first day immediately preceding the relevant interest determination date for which such rate (with the applicable index maturity) appeared on the Reuters screen “EURIBOR01” page.

“Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds (Effective) Rate

The “federal funds (effective) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds (effective)” as displayed on the Reuters screen “FEDFUNDS1” page.

The following procedures will be followed if the federal funds (effective) rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, the federal funds (effective) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds/Effective Rate”.

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (effective) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in New York City, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

•

If fewer than three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent are quoting as set forth above, the federal funds rate for the interest determination date will be the federal funds (effective) rate for the first day immediately preceding such interest determination date for which such rate is published in H.15(519) under the heading “Federal funds (effective)”, or, if later, the first day immediately preceding the relevant interest determination date for which such rate was published in either H.15 Daily Update or another recognized electronic source.

Federal Funds (Open) Rate

The “federal funds (open) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the section “Federal Funds” next to the caption “OPEN”, as displayed on the Reuters screen “5” page.

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, the federal funds (open) rate will be the rate on that interest determination date as published on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, on FEDSPREB Index.

•

If the above rate is not yet published on either the Reuters screen “5” page or the Bloomberg screen “FEDSPREB Index” page by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in New York City, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

•

If fewer than three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent provide quotes as set forth above, the federal funds rate for the interest determination date will be the federal funds (open) rate for the first day immediately preceding the relevant interest determination date for which such rate is published in H.15(519) under the heading “Federal funds (open)”, or, if later, the first day immediately preceding the relevant interest determination date for which such rate was published on Bloomberg, or another recognized source used for the purpose of displaying the applicable rate, on FEDSPREB Index.

LIBOR

Notes having a coupon based on LIBOR will bear interest at the interest rates specified in the applicable pricing supplement. The calculation agent will determine LIBOR for each interest determination date as follows:

•

As of the interest determination date, LIBOR will be the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated Screen Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated Screen Page; except that if the Designated Screen Page, by its terms provides only for a single rate, that single rate will be used.

•

If (i) fewer than two offered rates appear on the Designated Screen Page and the Designated Screen Page does not by its terms provide only for a single rate or (ii) no rate appears on the Designated Screen Page and the Designated Screen Page by its terms provides only for a single rate, then the calculation agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for the rate of interest on deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If fewer than three major banks in that principal financial center selected by the calculation agent provide quotes as set forth above, LIBOR for that interest determination date will be the rate (with the applicable index maturity) that appears on the Designated Screen Page on the first day immediately preceding the relevant interest determination date for which a rate (with the applicable index maturity) is published on the Designated Screen Page.

The “index currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If the index currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

“Designated Screen Page” means the screen page displayed by Reuters, Bloomberg or any other service that is specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency published by the BBA or another benchmark administrator authorized and regulated by the FCA.

“One-month LIBOR” means the rate displayed on the Designated Screen Page with a designated maturity of one month commencing on the interest reset date.

“Three-month LIBOR” means the rate displayed on the Designated Screen Page with a designated maturity of three months commencing on the interest reset date.

“Six-month LIBOR” means the rate displayed on the Designated Screen Page with a designated maturity of six months commencing on the interest reset date.

“One-year LIBOR” means the rate displayed on the Designated Screen Page with a designated maturity of one year commencing on the interest reset date.

“Twenty-month LIBOR” means the rate displayed on the Designated Screen Page with a designated maturity of 20 months commencing on the interest reset date.

If no Designated Screen Page is specified in the applicable pricing supplement, and, if the U.S. dollar is the index currency, LIBOR will be determined as if Reuters screen LIBOR01 had been specified.

Prime Rate

The “prime rate” means, for any interest determination date, the rate on that date as published in H.15(519) under the heading “Bank Prime Loan”.

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the above rate is not so published prior to 3:00 p.m., New York City time, on the interest determination date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading “Bank Prime Loan”.

•

If the rate is not so published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen USPRIME 1 page, as defined below, as that bank’s prime rate or base lending rate as in effect for that interest determination date.

•

If fewer than four rates appear on the Reuters screen USPRIME 1 page by 3:00 p.m., New York City time, for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in New York City, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

•

If fewer than three major banks in New York City selected by the calculation agent provide quotes as set forth above, the prime rate for that interest determination date will be the rate for the first day immediately preceding such interest determination date for which such rate is published in H.15(519) under the heading “Bank Prime Loan”, or if later, the first day immediately preceding the relevant interest determination date for which such rate was published in H.15 Daily Update under the heading “Bank Prime Loan”.

“Reuters screen USPRIME 1 page” means the display designated as page “USPRIME 1” on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate

The “Treasury rate” means:

•

the rate from the auction held on the applicable interest determination date, which we refer to as the “auction”, of direct obligations of the United States, which are commonly referred to as “Treasury Bills”, having the index maturity specified in the applicable pricing supplement as that rate appears under the caption “INVEST RATE” on the Reuters screen “USAUCTION 10/13” page; or

•

if the rate described in the first bullet point is not so published by 3:00 p.m., New York City time, on the interest determination date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government notes/Treasury Bills/Auction High”; or

•

if the rate described in the second bullet point is not so published by 3:00 p.m., New York City time, on the related interest determination date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the U.S. Department of the Treasury; or

•

if the rate referred to in the third bullet point is not so announced by the U.S. Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption “U.S. Government notes/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related interest determination date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government notes/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related interest determination date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

•

if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will be determined by the calculation agent in its sole discretion, in good faith and in a commercially reasonable manner.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

bond equivalent yield	=	(D × N)	x	100
360 – (D × M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to the number of days in the applicable year, as the case may be, and “M” refers to the actual number of days in the interest reset period for which interest is being calculated.

Equity Securities

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on the performance of the shares of one or more equity securities, including price movements in or other events relating to those equity securities. The shares of equity securities may consist of American depositary shares, which are described under “—American Depositary Shares and Deposit Agreements”. If a reference asset is comprised of shares of more than one equity security or shares of one equity security and at least one other type of reference asset, the equity security is a “basket component”. Under no circumstances will we offer or issue warrants pursuant to this prospectus supplement for the purchase or sale of our ordinary shares or the ordinary shares of Barclays PLC.

Reference Asset Issuer and Reference Asset Information

The securities have not been passed on by the issuer of the equity securities or the issuer of any corresponding ADS underlying shares (as described below) as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the issuer of the equity securities or the issuer of any corresponding ADS underlying shares. The trademarks, service marks or registered trademarks of the issuer of the equity securities or the issuer of any corresponding ADS underlying shares are the property of their owner. The issuer of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities. This prospectus supplement relates only to the securities offered by the applicable pricing supplement and does not relate to any security of an underlying issuer.

If the reference asset is an equity security that is registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, issuers of those equity securities are required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of that material can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at l-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing the equity securities can be located by reference to the SEC file number provided in the applicable pricing supplement. In addition, information regarding a company issuing the equity security may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to equity securities or any other publicly available information regarding the issuer of the reference asset. Neither we nor the calculation agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the issuer of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the closing prices of the reference asset (and therefore the closing price of that reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of, or the failure of the issuer to disclose, any of those events or the disclosure of or failure to disclose material future events concerning the issuer of the reference asset could affect the value, if any, received at maturity or at the payment or settlement date, as applicable, and therefore the price of the securities in the secondary market, if any.

Special Calculation Provisions

With respect to reference assets that are shares of equity securities, the closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

•	on the principal national securities exchange on which that security is listed for trading on that day, or

•	if that security is not listed on any national securities exchange, on any other U.S. national market system that is the primary market for the trading of that security.

With respect to the closing sale price or last reported sale price for the NASDAQ, the closing price will be the NASDAQ Official Closing Price (NOCP) unless otherwise specified in the applicable pricing supplement.

If that security is not listed or traded as described above, then the closing price for that security on any day will be determined by the calculation agent. In determining the closing price for that security on any day, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatiles, spreads, correlations or other relevant market data in the relevant market.

American Depositary Shares and Deposit Agreements

Any reference asset in the form of an American depositary share is issued pursuant to a deposit agreement, as amended from time to time (the “deposit agreement”). An event that has a diluting or concentrative effect on the corresponding ADS underlying shares may affect the theoretical value of those American depositary shares unless (and to the extent that) the issuer of the ADS underlying shares or the depositary for the American depositary shares, pursuant to their authority (if any) under the deposit agreement, elects to adjust the number of ADS underlying shares that are represented by each American depositary share such that the price and other terms of the American depositary share will not be affected by any such event. If the issuer of the ADS underlying shares or the depositary for the American depositary share does not adjust the number of ADS underlying shares that are represented by each American depositary share, or makes an adjustment that the calculation agent deems inappropriate to account for such an event, then the calculation agent may make any adjustments that the calculation agent determines to be appropriate to account for that event. The depositary of the American depositary shares may also have the ability pursuant to the deposit agreement to make adjustments in respect of the American depositary shares for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the securities as the calculation agent determines appropriate to account for that event.

“ADS underlying shares” means with respect to a reference asset that is an American depositary share, the securities of the issuer underlying that reference asset.

Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset

For purposes of this subsection “Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset”, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified. Any of the following will be a market disruption event where the reference asset is shares of an equity security:

•

a suspension, absence or material limitation of trading in (1) the shares in their primary market, as determined by the calculation agent, or (2) futures or options contracts relating to the shares in the primary market for those contracts, as determined by the calculation agent, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;

•

any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants in general to (1) effect transactions in, or obtain market values for, the shares in their primary market, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to the shares in the primary market for those contracts, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;

•

the closure on any scheduled trading day of the primary market for the shares prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market; or

•

any scheduled trading day on which (1) the primary market for the shares or (2) the exchanges or quotation systems, if any, on which futures or options contracts relating to the shares are traded, fails to open for trading during its regular trading session.

For the purposes of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with an equity security as the reference asset means any day on which the primary market for the shares is scheduled to be open for trading for its regular trading session.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the futures or options contracts relating to the shares.

For this purpose, an “absence of trading” in the primary market on which the shares are traded, or on which futures or options contracts related to the shares are traded, will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in shares, or in futures or options contracts related to the shares, in their primary markets, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes,

will constitute a suspension or material limitation of trading in the shares or those futures and options contracts in the relevant market.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will determine the closing price for the share on such fifth scheduled trading day as the mean of the bid prices for one share for such date obtained from as many recognized dealers in such share, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Barclays Capital Inc. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the calculation agent in its sole and absolute discretion (acting in good faith) will determine the closing price for the share that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event. In making such determination, the calculation agent may take into account any information that it deems relevant.

If the share of equity security is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the share on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Share Adjustments Relating to Securities with an Equity Security as the Reference Asset

For purposes of this subsection “Share Adjustments Relating to Securities with an Equity Security as the Reference Asset”, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified.

Anti-dilution Adjustments. The calculation agent may adjust any variable described in the applicable pricing supplement, including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable described in the applicable pricing supplement, if an event described below occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares.

The adjustments described below do not cover all events that could affect the market value of the securities.

How Adjustments Will Be Made. If one of the events described below occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares, the calculation agent may calculate a corresponding adjustment to any variable described in the applicable pricing supplement, including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price) barrier percentage, physical delivery amount, any combination thereof, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, in the case of a reverse convertible note, if an adjustment is required because of a two-for-one stock split, then the physical delivery amount for the notes will be adjusted to double the prior physical delivery amount, and, as a result, the initial price and protection price will be halved. The calculation agent will also determine the effective date of that adjustment. Upon making any adjustment of that kind, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities, stating the adjustment made. For warrants issued under a warrant agreement, any applicable procedures for such adjustment will be described in the applicable warrant agreement and pricing supplement.

If more than one event requiring adjustment occurs, the calculation agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the values for the appropriate variables for the first event, the calculation agent will adjust the appropriate values for the second event, applying the required adjustments cumulatively.

For any dilution event described below, the calculation agent will not have to adjust any variable unless the adjustment would result in a change of at least 0.1% of the unadjusted amount. The values of the variables, including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable described in the applicable pricing supplement, resulting from any adjustment will be rounded up or down, as appropriate. See “Description of Medium-Term Notes—Calculations and Calculation Agent” and “Description of Universal Warrants—Calculations and Calculation Agent”.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made. The calculation agent will provide information about any adjustments it makes upon your written request.

The following events are those that may require an anti-dilution adjustment, in each case, if that event becomes effective after the trade date for the original notes and on or before the applicable final valuation date (or final observation or final averaging date):

•

a subdivision, consolidation or reclassification of the shares of equity securities or a free distribution or dividend of any of these shares to existing holders of the shares by way of bonus, capitalization or similar issue;

•	a distribution or dividend to existing holders of the shares of equity securities of:

•	shares,

•

other share capital or securities granting the right to payment of dividends and/or proceeds of a liquidation of the issuer of the shares equally or proportionately with such payments to holders of the shares,

•	share capital or other securities of another issuer acquired or owned or owned (directly or indirectly) by the issuer of shares as a result of a spin-off or other similar type transaction, or

•	any other type of securities, rights or warrants or other assets in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

•	the declaration by the issuer of the shares of equity securities of an extraordinary or special dividend or other distribution whether in cash or shares or other assets;

•	a call by the issuer of shares of equity securities in respect of shares that are not fully paid;

•

in respect of an issuer of shares of equity securities, an event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of capital stock of the issuer of shares of equity securities pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the calculation agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights;

•	a repurchase by the issuer of shares of equity securities of its common stock whether out of profits or capital and whether the consideration for that repurchase is cash, securities or otherwise; or

•	any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of equity securities.

Stock Splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split.

For example, in the case of a reverse convertible note where the shares of equity securities are subject to a stock split, the calculation agent will adjust the physical delivery amount to equal the sum of the physical delivery amount before that adjustment (the “prior physical delivery amount”) plus the product of (1) the number of new shares issued in the stock split with respect to one share of the equity security and (2) the prior physical delivery amount. The initial price, protection price and any other variable that the calculation agent determines is appropriate to account for the related dilutive or concentrative effect will also be adjusted as discussed above.

Reverse Stock Splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

For example, in the case of a reverse convertible note where the shares of equity securities are subject to a reverse stock split, then the calculation agent will adjust the physical delivery amount to equal the product of the prior physical delivery amount and the quotient of (1) the number of shares outstanding immediately after the reverse stock split becomes effective and (2) the number of shares outstanding immediately before the reverse stock split becomes effective. The initial price and protection price will also be adjusted as discussed above.

Extraordinary Dividends. A dividend or other distribution with respect to the shares of equity securities will be deemed to be an “extraordinary dividend” if, as determined by the calculation agent, it is (1) a payment by the issuer of the shares of equity securities to holders of the shares that such issuer announces will be an extraordinary dividend; (2) a payment by the issuer of the shares of equity securities to holders of these shares out of that issuer’s capital and surplus; or (3) any other “special” cash or non-cash dividend on, or distribution with respect to, the shares which is, by its terms or declared intent, declared and paid outside the normal operations or normal dividend procedures of the relevant issuer. The ex-dividend date for any dividend or other distribution is the first day on which the shares trade without the right to receive that dividend or distribution.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. If an extraordinary dividend occurs after the applicable trade date and on or before the applicable final valuation date (or final observation or final averaging date) and the calculation agent determines that such event has a diluting or concentrative effect on the theoretical value of the shares, the calculation agent will adjust any variables it determines appropriate to account for that diluting or concentrative effect.

Reorganization Events. Each of the following is a reorganization event in respect of the shares of equity securities, provided that, in each case, the closing date of the event occurs on or before the final valuation date (or final observation or final averaging date):

•	any reclassification or change of the shares that results in the transfer of or an irrevocable commitment to transfer all of the outstanding shares to another person or entity;

•

the shares have been subject to a merger, consolidation, amalgamation or binding share exchange which is not a merger, consolidation, amalgamation or binding share exchange in which the issuer of the shares is the surviving entity and which does not result in the reclassification or change of all of the outstanding shares;

•

any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 100% of the outstanding voting shares (other than shares of the equity securities owned or controlled by that other entity or person) as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or any other information as the calculation agent deems relevant; or

•

any consolidation, amalgamation, merger or binding share exchange of the issuer of the shares or its subsidiaries with or into another entity in which the issuer of the shares is the continuing entity and which does not result in a reclassification or change of all such outstanding shares but results in the outstanding shares (other than shares of the equity securities owned or controlled by that other entity) immediately prior to that event collectively representing less than 50% of the outstanding shares immediately following that event.

Adjustments for Reorganization Events. For purposes of this subsection “Adjustments for Reorganization Events”, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

If a reorganization event occurs with respect to the shares of equity securities or any corresponding ADS underlying shares and the consideration for the shares consists solely of new shares (exclusive of fractional share cash amounts) that are publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors), then the shares of the equity securities will be adjusted to comprise the new number of shares to which a holder of one share of the equity securities immediately prior to the occurrence of the reorganization event, as the case may be, would be entitled upon consummation of that reorganization event, and the calculation agent shall adjust any variable that the calculation agent determines appropriate to account for the reorganization event.

If the new shares offered as consideration for the shares of the equity securities are not publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors), then (1) in the case of the notes, the calculation agent shall accelerate the maturity date to the day which is four business days after the approval date (as described below) and the calculation agent shall calculate the amount payable on the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder; and (2) in the case of the warrants, the calculation agent shall accelerate the relevant exercise date to the day which is four business days after the approval date (as described below) and the calculation agent shall calculate the amount of money or warrant property payable or deliverable in respect of the warrants as the relevant exercise date is so accelerated. For purposes of calculating the amount payable on the notes or the amount of money or warrant property payable or deliverable in respect of the warrants, as applicable, the final price will be determined by the calculation agent and will be deemed to be the value of all consideration received (or that would be received) in respect of that reorganization event and the final valuation date (or final observation or final averaging date) will be deemed to occur on the approval date. The “approval date” shall mean the closing date with respect to each of the first four reorganization events described above or the date on which the person or entity making the offer, solicitation or proposal acquires the right to obtain the relevant percentage of shares of equity securities with respect to the fifth reorganization event described above, as the case may be.

If a reorganization event occurs and the consideration for the shares of equity securities consists (1) solely of cash and assets and other securities (other than new shares as discussed above), or (2) of new shares plus cash and assets, then (a) in the case of the notes, the calculation agent shall accelerate the maturity date to the day which is four business days after the approval date (as described above) and the calculation agent shall calculate the amount payable on the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder; and (b) in the case of the warrants, the calculation agent shall accelerate the relevant exercise date to the day which is four business days after the approval date (as described above) and the calculation agent shall calculate the amount of money or warrant property payable or deliverable in respect of the warrants as the relevant exercise date is so accelerated. For purposes of calculating the amount payable on the notes or the amount of money or warrant property payable or deliverable in respect of the warrants, as applicable, the final price will be determined by the calculation agent and will be deemed to be the value of all consideration received (or that would be received) in respect of that reorganization event and the final valuation date (or final observation or final averaging date) will be deemed to be the approval date.

In the case of an acceleration of the maturity date on the notes, any interest payable under the notes will be paid through and excluding the related date of the accelerated payment. If a holder of a share of equity security or any corresponding ADS underlying shares elects to receive different types or combinations of property in the reorganization event, that property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent.

For any reorganization event described above, the calculation agent will not have to adjust any variable or combination of variables unless the adjustment would result in a change of at least 0.1% of the unadjusted amount. The values of variables resulting from any adjustment will be rounded up or down, as appropriate, in the case of any price, the nearest cent, in the case of the physical delivery amount, the nearest thousandth, and in the case of any percentages, the nearest hundredth of a percent, with one half cent, five hundred thousandths and five hundredth of a percent, respectively, being rounded upward.

If a reorganization event requiring adjustment occurs, the calculation agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the securities, that results solely from that event. The calculation agent may modify any adjustments as necessary to ensure an equitable result.

Additional Adjustment Events. For purposes of this subsection “Additional Adjustment Events”, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

Each of the following is an additional adjustment event in respect of the shares of equity securities, or any corresponding ADS underlying shares provided that, in each case, the event occurs on or before the final valuation date (or final observation or final averaging date):

•

All the assets or substantially all the assets of the issuer of the shares of equity securities or any corresponding ADS underlying shares are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity.

•

By reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding involving the issuer of the shares of equity securities, or any corresponding ADS underlying shares (1) all of the shares of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are required to be transferred to a trustee, liquidator or other similar official or (2) holders of the shares of equity securities or any corresponding ADS underlying shares become legally prohibited from transferring those shares.

•

The exchange on which the shares of equity securities are traded announces that pursuant to the rules of that exchange, the shares cease (or will cease) to be listed, traded or publicly quoted on that exchange for any reason (other than a reorganization event as described above) and those shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors).

If an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the final valuation date (or final observation or final averaging date), the calculation agent may accelerate the maturity date or relevant exercise date or period, as applicable, to the day which is four business days after the announcement date (as described below). In the event of such an acceleration, on the maturity date or the payment or settlement date so accelerated, as applicable, we shall pay to you the amount payable in respect of the notes, or pay or deliver to you the amount of money or warrant property payable or deliverable to you in respect of the warrants, as applicable. For purposes of calculating the amount payable at maturity or at the payment or settlement date, as applicable, the final price will be determined by the calculation agent and the final valuation date (or final observation or final averaging date) will be deemed to be the business day immediately prior to the announcement date. The “announcement date” means, for purposes of this paragraph, (1) in the case of the additional adjustment event first described above, the day of the first public announcement by the relevant government authority that all or substantially all of the assets of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are to be nationalized, expropriated or otherwise transferred to any governmental agency, authority or entity, (2) in the case of the second additional adjustment event described above, the day of the first public announcement of the issuer of a proceeding or presentation of a petition or passing of a resolution (or other analogous procedure in any jurisdiction) that leads to an insolvency with respect to the issuer of the shares of equity securities or any corresponding ADS underlying shares, or (3) in the case of the third additional adjustment event described above, the day of the first public announcement by the relevant exchange that the shares of the equity securities will cease to trade or be publicly quoted on that exchange. The calculation agent shall then (a) in the case of the notes, calculate the amount payable on the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder; and (b) in the case of the warrants, calculate the amount of money or warrant property payable or deliverable in respect of the warrants as the relevant exercise date or period is so accelerated.

In the case of an acceleration of the maturity date on the notes, any interest payable under the notes will be paid through and excluding the related date of the accelerated payment. In the case where an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent does not accelerate the maturity date or relevant exercise date or period, as applicable, the calculation agent may adjust any variable the calculation agent determines appropriate to account for that additional adjustment event.

Adjustments Affecting Securities Linked to More than One Reference Asset, at Least One of Which is an Equity Security. If the securities are linked to more than one reference asset, at least one of which is an equity security, and an event occurs with respect to any such equity security that would allow the calculation agent to adjust any variable of the securities (as described above), then the calculation agent may adjust any variable in the manner described in the applicable sections of this prospectus supplement or as described in the applicable pricing supplement.

Notwithstanding the generality of the preceding paragraph, if a “reorganization event” or an “additional adjustment event” (each as defined above) occurs with respect to any equity security (an “affected share”) comprising the reference asset(s) on or prior to the final valuation date (or final observation or final averaging date), then the calculation agent may, in its sole discretion, elect to make an adjustment to the initial price or final price of the affected share or any other terms of the securities as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect that the reorganization event or additional adjustment event, as applicable, would have had if the securities represented an actual interest in the affected share equivalent to the notional interest of the securities in the affected share.

If the calculation agent elects not to make an adjustment as described in the preceding two paragraphs or determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent shall cause the maturity date to be accelerated to the fourth business day following the date of that determination and the payment at maturity that you will receive on the securities will be calculated as though the date of early repayment were the stated maturity date of the securities and as though the final valuation date (or final observation date or final averaging date, as the case may be) were the approval date, in the case of a reorganization event, or the business day immediately prior to the announcement date, in the case of an additional adjustment event (or, in each case, if (i) such day is not a scheduled trading day with respect to each reference asset, or (ii) a market disruption event occurs or is continuing on such day with respect to any reference asset, the immediately preceding day that is a scheduled trading day with respect to each reference asset on which no market disruption event occurs or is continuing).

Exchange-Traded Funds

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on the performance of the shares or other interests in one or more exchange-traded funds, including price movements in or other events relating to those shares or interests. If a reference asset is comprised of shares or other interests in more than one exchange-traded fund or shares or other interests in an exchange-traded fund and at least one other type of reference asset, the shares or other interests in the exchange-traded fund is a “basket component”.

Reference Asset Investment Company and Reference Asset Information

Exchange-traded funds are generally designed to track the performance of a portfolio of one or more categories of assets, including, among others, securities, commodities and exchange rate contracts. A registered investment company holds all of the portfolio assets in trust and each share of the exchange-traded fund represents an undivided ownership interest in that trust. Exchange-traded funds may also have a sponsor or investment adviser. The securities have not been passed on by the issuer of the exchange-traded funds or the sponsor of the underlying indices as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the issuer, sponsor or investment adviser of the exchange-traded funds or the sponsor of any underlying indices. The trademarks, service marks or registered trademarks of the issuer of the exchange-traded funds or the sponsor of any underlying indices are the property of their owner. The issuer of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities. This prospectus supplement relates only to the securities offered by the applicable pricing supplement and does not relate to the exchange-traded fund or the underlying index.

If the reference asset is shares or other interests in an exchange-traded fund that is registered under the Securities Exchange Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the issuer of those shares or other interests is required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of that material can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at

l-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC by an investment company issuing shares or other interests in an exchange-traded fund can be located by reference to the SEC file numbers provided in the applicable pricing supplement. In addition, information regarding an exchange-traded fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to exchange-traded funds. Neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the issuer of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the closing prices of the reference asset (and therefore the closing price of that reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning the issuer of the reference asset could affect the value received at maturity or at the payment or settlement date, and therefore the price of the securities in the secondary market, if any.

Special Calculation Provisions

With respect to reference assets that are shares or other interests in exchange-traded funds, the closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

•	on the principal national securities exchange on which that security is listed for trading on that day, or

•	if that security is not listed on any national securities exchange, on any other U.S. national market system that is the primary market for the trading of that security.

With respect to the closing sale price or last reported sale price for the NASDAQ, the closing price will be the Nasdaq Official Closing Price (NOCP) unless otherwise specified in the applicable pricing supplement.

If that security is not listed or traded as described above, then the closing price for that security on any day will be determined by the calculation agent. In determining the closing price for that security on any day, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatiles, spreads, correlations or other relevant market data in the relevant market.

Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities

Valuation dates may be postponed and thus the determination of the price of the shares or other interests in an exchange-traded fund may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of the shares or other interests in the exchange-traded fund.

Any of the following will be a market disruption event with respect to shares or other interests in an exchange-traded fund that is a reference asset:

•

a suspension, absence or material limitation of trading in (1) the shares of, or other interests in, the exchange-traded fund on the relevant exchange (as defined below, (2) the securities constituting 20% or more, by weight, of the underlying index for the exchange-traded fund, on their respective primary markets, (3) futures or options contracts relating to the shares of, or other interests in, the exchange-traded fund in the primary market for those contracts, (4) futures or options contracts relating to the underlying index for the exchange-traded fund in the primary market for those contracts, or (5) futures or options contracts relating to the securities constituting 20% or more, by weight, of the underlying index for the exchange-traded fund in the respective primary markets for those contracts; in each case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;

•

any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants in general to (1) effect transactions in, or obtain market values for, the shares of, or other interests in, the exchange-traded fund on the relevant exchange, (2) effect transactions in, or obtain market values for, securities constituting 20% or more, by weight, of the underlying index for the exchange-traded fund on their respective primary markets, (3) effect transactions in, or obtain market values for, futures or options contracts relating to the exchange-traded fund in their primary market, (4) effect transactions in, or obtain market values for, futures or options contracts relating to the underlying index for the exchange-traded fund in the primary market for those contracts, or (5) effect transactions in, or obtain market values for, futures or options contracts relating to the securities constituting 20% or more, by weight, of the underlying index for the exchange-traded fund in the respective primary markets for those contracts; in each case at any time during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;

•

the closure on any scheduled trading day of the relevant exchange prior to the scheduled weekday closing time of that exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such scheduled trading day for the relevant exchange and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for the relevant exchange; or

•	any scheduled trading day on which the relevant exchange fails to open for trading during its regular trading session.

For the purposes of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with the reference asset comprised of shares or other interests in an exchange-traded fund or exchange-traded funds means any day on which the relevant exchange is scheduled to be open for trading for its regular trading session.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the exchange-traded fund or the option or futures contracts relating to the exchange-trade fund or the underlying index for the exchange-traded fund.

For this purpose, an “absence of trading” in the primary market on which shares of the exchange-traded fund or any security included in the underlying index for the exchange-traded fund are traded or on which option or futures contracts relating to the exchange-traded fund, the underlying index for the exchange-traded fund or any security included in such underlying index are traded will not include any time when the relevant market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in the shares of the exchange-traded fund or any security included in the underlying index for the exchange-traded fund, on or in options or futures contracts relating to the exchange-traded fund, the underlying index for the exchange-traded fund or any security included in such underlying index, by reason of any of:

•	a price change exceeding limits set by the relevant market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes

will constitute a suspension or material limitation of trading in the shares of the exchange-traded fund or any security included in the underlying index for the exchange-traded fund, or in option or futures contracts relating to the exchange-traded fund, the underlying index for the exchange-traded fund or any security included in such underlying index, as the case may be, in the relevant market.

For the purpose of determining whether a market disruption event with respect to the exchange-traded fund exists at any time, if trading in a security included in the underlying index for the exchange-traded fund is materially suspended or limited at that time, then the relevant percentage contribution of that security to the level of such underlying index shall be based on a comparison of (x) the portion of the level of such underlying index attributable to that security relative to (y) the overall level of such underlying index, in each case immediately before that suspension or limitation.

“Relevant exchange” means the primary exchange or market of trading for the shares or other interests in the exchange-traded fund or the shares of any successor fund.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will make an estimate of the closing price for the exchange-traded fund that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

If the exchange-traded fund is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the exchange-traded fund on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Not Comprised of Equity Securities

Valuation dates may be postponed and thus the determination of the price of the shares or other interests in an exchange-traded fund may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of the shares or other interests in the exchange-traded fund.

Any of the following will be a market disruption event with respect to shares or other interests in an exchange-traded fund that is a reference asset:

•	a suspension, absence or material limitation of trading in the exchange-traded fund on the relevant exchange (as defined below), as determined by the calculation agent;

•

any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to effect transactions in, or obtain market values for, the exchange-traded fund on the relevant exchange;

•

the closure on any scheduled trading day of the relevant exchange prior to the scheduled weekday closing time of that exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such scheduled trading day for the relevant exchange and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for the relevant exchange; or

•	any scheduled trading day on which the relevant exchange fails to open for trading during its regular trading session.

For the purposes of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with the reference asset comprised of shares or other interests in an exchange-traded fund or exchange-traded funds means any day on which the relevant exchange is scheduled to be open for trading for its regular trading session.

A limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange, will not be deemed a market disruption event.

In contrast, a suspension or limitation of trading in the shares or other interests in the exchange-traded fund on the relevant exchange, by reason of any of:

•	a price change exceeding limits set by the relevant exchange,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes

will constitute a suspension or material limitation of trading.

“Relevant exchange” means the primary exchange or market of trading for the shares or other interests in the exchange-traded fund or the shares of any successor fund.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will make an estimate of the closing price for the exchange-traded fund that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

If the exchange-traded fund is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the exchange-traded fund on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds

Discontinuance of the Exchange-Traded Fund. If the shares or other interests of the exchange-traded fund are de-listed from the relevant exchange or if the fund is liquidated or otherwise terminated, the calculation agent will substitute shares or other interests of an exchange-traded fund (such substituted exchange-traded fund being referred to herein as a “successor fund”) that the calculation agent determines, in its sole discretion, is comparable to the discontinued exchange-traded fund (or discontinued successor fund). If a successor fund is selected, that successor fund will be substituted for the discontinued exchange-traded fund (or discontinued successor fund) for all purposes of the securities. Upon any selection by the calculation agent of a successor fund, the calculation agent may adjust any variable described in the applicable pricing supplement (including, without limitation, any variable relating to the price of the shares or other interests in the exchange-traded fund, the number of such shares or other interests outstanding, created or redeemed or any dividend or other distribution made in respect of such shares or other interests), as, in the good faith judgment of the calculation agent, may be and for such time as may be necessary to render the shares or other interests of the successor fund comparable to the shares or other interests of the discontinued exchange-traded fund (or discontinued successor fund) for purposes of the securities.

Upon any selection by the calculation agent of a successor fund, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities, stating the selection made. For warrants issued under a warrant agreement, any applicable procedures for such selection of a successor fund will be described in the applicable warrant agreement and pricing supplement.

If the shares or other interests of a successor fund are selected by the calculation agent, those shares or other interests will be used as a substitute for the reference asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to those shares or other interests.

If the shares or other interests of an exchange-traded fund (or any successor fund) are de-listed or the exchange-traded fund (or any successor fund) is liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent may, at its sole discretion, accelerate the maturity date or relevant exercise date or period, as applicable, to the day which is four business days after the date of such de-listing, liquidation or termination, as applicable. In the event of such an acceleration, we shall pay to you the amount payable at maturity, or we shall pay or deliver to you the amount of money or warrant property payable or deliverable to you at the payment or settlement date, as applicable, and for the purposes of that calculation, the final price will be deemed to be the closing price on the trading day corresponding to the date of the de-listing, liquidation or termination (or, if such date is not a trading day, the immediately preceding trading day), unless the calculation agent determines in his sole discretion that another day is more appropriate to, as closely as reasonably possible, replicate the discontinued exchange-traded fund (or discontinued successor fund), in which case, the final price shall be the closing price on such other day. In the event that the calculation agent decides to accelerate the maturity date or relevant exercise date or period, as applicable, and to make use of a closing price other than the price on the trading day corresponding to the date of de-listing, liquidation or termination (or the immediately preceding trading day, as applicable), the calculation agent will, in its sole discretion, calculate the appropriate closing price of the shares or other interests in the discontinued exchange-traded fund (or discontinued successor fund) on any day that such calculation is required by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the shares or other interests of the discontinued exchange-traded fund (or discontinued successor fund).

The calculation agent will be solely responsible for the method of determining and/or calculating the closing price of the shares or other interests of an exchange-traded fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error and binding on any investor in the securities.

The calculation agent will provide information as to the method of calculating the closing price of the shares or other interests of an exchange-traded fund (or any successor fund) upon written request by any investor in the securities.

Anti-dilution Adjustments. If an event occurs which, in the sole discretion of the calculation agent, has a diluting or concentrative effect on the theoretical value of the shares of the exchange-traded fund, the calculation agent may adjust any variable described in the applicable pricing supplement, and will make such adjustments as it deems necessary to negate such diluting or concentrative effect. All such adjustments will occur in the manner described under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Anti-dilution Adjustments” in this prospectus supplement.

Adjustments Affecting Securities Linked to More than One Reference Asset, at Least One of Which is an Exchange-Traded Fund. If the securities are linked to more than one reference asset, at least one of which is an exchange-traded fund, and an event occurs with respect to any such exchange-traded fund that would allow the calculation agent to adjust any variable of the securities (as described above), then the calculation agent may adjust any variable in the manner described in the applicable sections of this prospectus supplement or as described in the applicable pricing supplement.

Notwithstanding the generality of the preceding paragraph, if the shares or other interests in any exchange-traded fund (or any successor fund) comprising the reference asset(s) are de-listed or any such exchange-traded fund (or any successor fund) is liquidated or otherwise terminated on or prior to the final valuation date (or final observation date or final averaging date) and the calculation agent determines that no successor fund is available, then the calculation agent may, in its sole discretion, elect to make an adjustment to the initial price or final price of the affected exchange-traded fund or any other terms of the securities as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect of de-listing, liquidation or termination, as applicable, would have had if the securities represented an actual interest in the affected exchange-traded fund equivalent to the notional interest of the securities in the affected exchange-traded fund.

If the calculation agent elects not to make an adjustment as described in the preceding two paragraphs or determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent shall cause the maturity date to be accelerated to the fourth business day following the date of that determination and the payment at maturity that you will receive on the securities will be calculated as though the date of early repayment were the stated maturity date of the securities and as though the final valuation date (or final observation date or final averaging date, as the case may be) were the date of de-listing, liquidation or termination, as applicable (or, in each case, if (i) such day is not a scheduled trading day with respect to each reference asset, or (ii) a market disruption event occurs or is continuing on such day with respect to any reference asset, the immediately preceding day that is a scheduled trading day with respect to each reference asset on which no market disruption event occurs or is continuing).

Indices

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on one or more indices, including movements in the levels of the indices, the prices of their components or other events relating to the indices. The index or indices that comprise the reference asset shall be specified in the applicable pricing supplement. If a reference asset is comprised of more than one index or an index and at least one other type of asset, the index is a “basket component”.

Reference Asset Sponsor and Reference Asset Information

The securities have not been passed on by the sponsor of the reference asset as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the sponsor of the reference asset. The trademarks, service marks or registered trademarks of the sponsor of the reference asset are the property of their owner. The sponsor of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities. This prospectus supplement relates only to the securities offered by the applicable pricing supplement and does not relate to any index of a sponsor.

Information regarding a reference asset comprised of an index or the sponsor of the reference asset may be obtained from various public sources including, but not limited to, press releases, newspaper articles, the sponsor website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to the reference asset or any other publicly available information regarding the sponsor of the reference asset. In connection with any issuance of securities under this prospectus supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the sponsor of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the levels of the reference asset (and therefore the levels of the reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of the reference asset could affect the interest, payments at maturity or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants, and therefore the market value of the securities in the secondary market, if any.

Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Interest Rates, Currency Exchange Rates or Other Assets or Variables (Other than Equity Securities or Commodities)

Valuation dates may be postponed and thus the determination of the index levels may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of an index.

Any interest rate, currency exchange rate, currency or other asset or variable (other than equity securities or commodities) that comprises an index is herein referred to as an “index component”. See “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” below for a discussion of market disruption events applicable to an index or indices of equity securities and “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities” below for a discussion of market disruption events applicable to an index or indices of commodities.

Unless otherwise specified in the applicable pricing supplement, any of the following will be a market disruption event with respect to an index of interest rates, currency exchange rates or other assets or variables (other than equity securities or commodities):

•	a suspension, absence or material limitation of trading in index components constituting 20% or more, by weight, of that index;

•	a suspension, absence or material limitation of trading in futures or options contracts relating to that index on their respective markets;

•

any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, index components constituting 20% or more, by weight, of that index, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to that index on their respective markets;

•

the closure on any day of the primary market for futures or options contracts relating to that index or index components constituting 20% or more, by weight, of that index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market; or

•

any scheduled trading day on which (1) the primary markets for index components constituting 20% or more, by weight, of that index or (2) the exchanges or quotation systems, if any, on which futures or options contracts on that index are traded, fails to open for trading during its regular trading session.

For the purpose of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with the reference asset comprised of an index or indices of interest rates, currency exchange rates or other assets or variables (other than equity securities or commodities) means any day on which (a) the value of the index or indices to which the securities are linked is published, and (b) trading is generally conducted on the markets on which the index components are traded, in each case as determined by the calculation agent in its sole discretion.

The following events will not be market disruption events:

•

a limitation on the hours or number of days of trading on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in futures or options contracts relating to an index.

For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in futures or options contracts related to the index, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders relating to those contracts, or

•	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in futures or options contracts related to an index in the primary market for those contracts.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will make an estimate of the closing level for the reference asset that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

If the index is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the index on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities

Valuation dates may be postponed and thus the determination of the index levels may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of an index.

Any equity security that comprises an index is herein referred to as an “index component”.

Unless otherwise specified in the applicable pricing supplement, any of the following will be a market disruption event with respect to an index of equity securities:

•

a suspension, absence or material limitation of trading in index components constituting 20% or more, by weight, of that index in their respective primary markets, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;

•

a suspension, absence or material limitation of trading in futures or options contracts relating to that index on their respective markets or in futures or options contracts relating to any index components constituting 20% or more, by weight, of that index in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;

•

any event that material disrupts or impairs, as determined by the calculation agent, the ability of market participants in general to (1) effect transactions in, or obtain market values for, index components constituting 20% or more, by weight, of that index in their respective primary markets, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to that index or futures or options contracts relating to any index components constituting 20% or more, by weight, of that index in the respective primary markets for those contracts, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in such market or, if the relevant valuation time is not the close of the regular trading session in such market, the relevant valuation time;

•

the closure on any day of the primary market for futures or options contracts relating to that index or index components constituting 20% or more, by weight, of that index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market; or

•

any scheduled trading day on which (1) the primary markets for index components constituting 20% or more, by weight, of that index or (2) the exchanges or quotation systems, if any, on which futures or options contracts on that index are traded, fails to open for trading during its regular trading session.

For the purpose of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with the reference asset comprised of an index or indices of equity securities means any day on which (a) the value of the index or indices to which the securities are linked is published, and (b) trading is generally conducted on the markets on which the index components are traded, in each case as determined by the calculation agent in its sole discretion.

The following events will not be market disruption events:

•	a limitation on the hours or number of days of trading in the relevant market only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in futures or options contracts relating to an index.

For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in an index component in its primary market, or in futures or options contracts relating to the index or any index component, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders relating to the index component or those contracts, as applicable, or

•	a disparity in bid and ask quotes relating to the index component or those contracts, as applicable,

will constitute a suspension or material limitation of trading in such index component in its primary market or in futures or options contracts relating to the index or that index component in the primary market for those contracts.

For the purpose of determining whether a market disruption event with respect to an index exists at any time, if trading in an index component is materially suspended or limited at that time, then the relevant percentage contribution of that index component to the level of such index shall be based on a comparison of (x) the portion of the level of such index attributable to that index component relative to (y) the overall level of such index, in each case immediately before that suspension or limitation.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will make an estimate of the closing level for the reference asset that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

If the index is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the index on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Commodities or Commodities Futures Contracts

Valuation dates may be postponed and thus the determination of the index levels may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of an index.

Any commodity or commodities futures contract constituting part of an index (including a constituent index of an index comprising multiple indices) is herein referred to as an “index component”.

Unless otherwise specified in the applicable pricing supplement, any of the following will be a market disruption event with respect to an index of commodities:

•

a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•

the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility; or

•

failure by the index sponsor to announce or publish the closing value of the index or of the applicable trading facility or other price source to announce or publish the daily contract reference price or closing level for one or more index components.

The following event will not be a market disruption event:

•	a decision by a trading facility to permanently discontinue trading in any index component.

If the calculation agent determines that any valuation date (excluding the initial valuation date or a basket initial valuation date) is not a scheduled trading day for any index component or on any valuation date (excluding the initial valuation date or basket initial valuation date) a market disruption event occurs or is continuing in respect of any index component, the valuation date will be postponed to the earlier of (i) the fifth scheduled trading day after the originally scheduled valuation date and (ii) the earliest date that the price, value or level of the index component that is disrupted or affected by the non-scheduled trading day can be determined. If such a postponement occurs, the price, value or level of the index components unaffected by the market disruption event or non-scheduled trading day shall be determined on the scheduled valuation date and the price, value or level of any affected index component shall be determined using the closing price, value or level of such affected index component on the first scheduled trading day following the scheduled valuation date on which no market disruption event occurs or is continuing for such affected index component. In no event, however, will a valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing in respect of any index component on the fifth scheduled trading day after the originally scheduled valuation date, the calculation agent will determine the price, value or level for the affected index component in a commercially reasonable manner.

If the calculation agent determines that on the initial valuation date or basket initial valuation date a market disruption event occurs or is continuing in respect of any index component or that such day is not a scheduled trading day for any index component, the valuation date will be postponed to the earlier of (i) the second scheduled trading day after the originally scheduled valuation date and (ii) the earliest date that the price, value or level of the index component that is disrupted or affected by the non-scheduled trading day can be determined. If such a postponement occurs, the price, value or level of the index components unaffected by the market disruption event or occurrence of a non-scheduled trading day shall be determined on the scheduled initial valuation date and the price, value or level of any affected index component shall be determined using the closing price, value or level of such affected index component on the first scheduled trading day following the scheduled initial valuation date on which no market disruption event occurs or is continuing for such affected index component. In no event, however, will the initial valuation date or basket initial valuation date be postponed by more than two scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing in respect of any index component on the second scheduled trading day after the originally scheduled initial valuation date, the calculation agent will determine the price, value or level for the affected index component in a commercially reasonable manner.

For the purpose of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with the reference asset comprised of an index or indices of commodities means any day on which (1) the calculation agent is open for business in London and New York, and (2) the exchanges on which all index components trade are open for trading, in each case as determined by the calculation agent in its sole discretion.

If the index is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to any index component on any basket valuation date, except with respect to the basket initial valuation date which is as set forth above, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices

If any sponsor discontinues publication of or otherwise fails to publish any index comprising the reference asset and that sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued index (that index being referred to herein as a “successor index”), then the level will be determined by reference to the level of that successor index on the date as of which that level is to be determined.

Upon any selection by the calculation agent of a successor index, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such selection of a successor index will be described in the applicable warrant agreement and pricing supplement.

If a successor index is selected by the calculation agent, the successor index will be used as a substitute for the reference asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to that index.

If (1) the index is discontinued or (2) a sponsor fails to publish the index, in either case, prior to (and that discontinuance is continuing on) a valuation date and the calculation agent determines that no successor or substitute index is available at that time, then the calculation agent will determine the value to be used for the level. The value to be used for the level will be computed by the calculation agent in the same general manner previously used by the related sponsor and will reflect the performance of that index through the business day on which that index was last in effect preceding such date of discontinuance. In that case, the calculation agent will treat any business day on which the primary exchange for futures or options contracts relating to that index is open for trading as a business day for that index for purposes of the determination of the final level. In that event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such selection of a successor index will be described in the applicable warrant agreement and pricing supplement.

Notwithstanding these alternative arrangements, discontinuance of the publication of any index comprising the reference asset may adversely affect the value of, and trading in, the securities.

If at any time, there is:

•	a material change in the formula for or the method of calculating the level of the reference asset, an index comprising the reference asset, or a successor index;

•	a material change in the content, composition or constitution of the reference asset, an index comprising the reference asset or a successor index; or

•

a change or modification to the reference asset or a successor index such that the reference asset or successor index does not, in the opinion of the calculation agent, fairly represent the value of that reference asset or successor index had those changes or modifications not been made, then, for purposes of calculating the level of the index, any payments on the securities or making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a level for the index comparable to such index or such successor index, as the case may be, as if those changes or modifications had not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), or the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to such index or such successor index, as adjusted. In that event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such changes or modifications will be described in the applicable warrant agreement and pricing supplement.

The calculation agent will make all determinations with respect to adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made. The calculation agent will provide information about any adjustments it makes upon your written request.

Commodities

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on a commodity, including price or level movements in or other events relating to those commodities. If a reference asset is comprised of more than one commodity or a commodity and at least one other type of asset, the commodity is a “basket component”. We have no current intention to offer warrants linked to commodities due to regulatory restrictions, and we may also limit the percentage of commodities included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable.

Commodities Futures Markets

Futures contracts on physical commodities are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Roll yield is generated as a result of holding futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation”, and positive roll yield may be generated when higher-priced near-term futures contracts are “sold” to “buy” and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango”, and negative roll yields may result from the “sale” of lower priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in some circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Settlement Price

The official U.S. dollar cash buyer settlement price (except with respect to German Electricity, which shall be the euro cash buyer settlement price) for each commodity will be determined as described below.

(1) where the commodity is Gold, the afternoon Gold fixing price per troy ounce of Gold for delivery in London through a member of the London Bullion Market Association authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market Fixing Ltd. and displayed on Reuters Screen page “GOFO” that displays prices effective on the applicable valuation date. The members of The London Gold Market Fixing Limited consist of Barclays, The Bank of Nova Scotia—Scotia Mocatta, Deutsche Bank AG London, Societe Generale Corporate & Investment Banking, and HSBC. The fix is carried out twice a day, at 10:30 a.m. and 3:00 p.m. London local time via telephone by the 5 members, and the applicable settlement price will be based on the 3:00 p.m. fix. For reference purposes only, the settlement price of Gold on the specified valuation date may be seen on GOLDLNPM on Bloomberg; provided, however, if there is any discrepancy between the prices specified published on Bloomberg and the prices determined by the calculation agent, the prices determined by the calculation agent shall prevail;

(2) where the commodity is silver, the Silver fixing price per troy ounce of unallocated Silver bullion for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. cents, as calculated by the LBMA;

(3) where the commodity is platinum, the afternoon Platinum fixing price per troy ounce gross of unallocated Platinum bullion for delivery in Zurich through a member of the London Platinum and Palladium Market (“LPPM”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM;

(4) where the commodity is palladium, the afternoon Palladium fixing price per troy ounce gross of unallocated Palladium bullion for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM;

(5) where the commodity is aluminum, the official price per tonne of high grade Primary Aluminum on the London Metal Exchange (“LME”) for cash delivery, as stated in U.S. dollars, as determined by the LME;

(6) where the commodity is copper, the official price per tonne of Copper-Grade A on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(7) where the commodity is lead, the official price per tonne of Standard Lead on the LME for cash delivery, stated in U.S. dollars, as determined on the LME;

(8) where the commodity is nickel, the official price per tonne of Primary Nickel on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(9) where the commodity is tin, the official price per tonne of Tin on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(10) where the commodity is zinc, the official price per tonne of Special High Grade Zinc on the LME for cash delivery, as stated in U.S. dollars, as determined by the LME;

(11) where the commodity is WTI Crude, the official settlement price per barrel of West Texas Intermediate Light Sweet Crude Oil on the New York Mercantile Exchange (“NYMEX”) of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the NYMEX, provided that if the specified valuation date falls on the last trading day of such futures contract, then the second nearby month futures contract will be used;

(12) where the commodity is Brent Crude, the official settlement price per barrel of Brent Blend Crude Oil on the IntercontinentalExchange’s (“ICE”) ICE Futures Europe exchange of the futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by ICE, provided that if the specified valuation date falls on the last trading day of such futures contract, then the second nearby month futures contract will be used;

(13) where the commodity is heating oil, the official settlement price per gallon of New York Harbor No. 2 Heating Oil on the NYMEX of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the NYMEX, provided that if the specified valuation date falls on the last trading day of such futures contract, then the second nearby month futures contract will be used;

(14) where the commodity is gas oil, the official settlement price per metric ton of gas oil on ICE Futures Europe of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by ICE, provided that if the specified valuation date falls on the last trading day of such futures contract, then the second nearby month futures contract will be used;

(15) where the commodity is jet fuel, the average of high and low of the official published price per metric tonne of jet fuel, stated in U.S. dollars, as published under the heading “FOB Med (Italy): Jet.Av.Fuel” in Platts European, provided that if the specified valuation date falls on the last trading day of such futures contract, then the second nearby month futures contract will be used;

(16) where the commodity is Gasoline RBOB, the official settlement price per gallon of New York Harbor Gasoline Blendstock for Oxygen Blending on the NYMEX of the futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by the NYMEX, provided that if the specified valuation date falls on the last trading day of such futures contract, then the second nearby month futures contract will be used;

(17) where the commodity is natural gas, the closing settlement price per million British thermal units of natural gas on the NYMEX of the Henry Hub Natural Gas futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by NYMEX, provided that if the specified valuation date falls on the last trading day of such futures contract, then the second nearby month futures contract will be used;

(18) where the commodity is coal, the official published price per ton of steam coal 6,000 shall be as follows: with respect to the specified valuation date falling (a) on a date on which the specified price is published for a calendar month or (b) after a date on which the specified price is published for a calendar month but is on that same calendar month, the specified price per ton of steam coal 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA, stated in U.S. Dollars, published under the heading “International Coal Indexes incorporating the API(TM) Indices: Monthly Coal Price Indexes: API 2 (cif ARA)” in the issue of Argus/McCloskey’s Coal Price Index Report that reports prices effective for that calendar month; (ii) with respect to a specified valuation date falling during a calendar month, but before a specified price is published for that month, the specified price per ton of steam coal 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA, stated in U.S. Dollars, published under the heading “International Coal Indexes incorporating the API(TM) Indices: Monthly Coal Price Indexes: API 2 (cif ARA)” in the issue of Argus/McCloskey’s Coal Price Index Report that reports prices effective for the calendar month immediately preceding that specified valuation date;

(19) where the commodity is German Electricity, the official settlement price shall be: ELECTRICITY-YEAR PHELIX-FUTURES BASE-EEX meaning that the price for a specified valuation date will be that day’s specified valuation date per MWh of base electricity on the EEX of the Futures Contract, stated in euros, published at http://www.eex.com/en, under the headings “Power Derivatives: Derivatives: Germany/Austria (Phelix Futures) Year: Cal-[YEAR]” or any successor headings, that reports prices effective on that specified valuation date;

(20) where the commodity is corn, the official U.S. dollar cash buyer settlement price of corn will be the official settlement price per bushel of deliverable grade corn on the Chicago Board of Trade (“CBOT”) of the futures contract in respect of either (a) the first nearby month or (b) if the specified valuation date falls after the earlier of (i) the expiration date for the relevant CBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT;

(21) where the commodity is wheat, the official U.S. dollar cash buyer settlement price of wheat will be the official settlement price per bushel of deliverable grade corn on the CBOT of the futures contract in respect of either (a) the first nearby month or (b) if the specified valuation date falls after the earlier of (i) the expiration date for the relevant CBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT;

(22) where the commodity is soybeans, the official U.S. dollar cash buyer settlement price of soybeans will be the official settlement price per bushel of deliverable grade soybeans on the CBOT of the futures contract in respect of either (a) the first nearby month or (b) if the specified valuation date falls after the earlier of (i) the expiration date for the relevant CBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT;

(23) where the commodity is soybean meal, the official U.S. dollar cash buyer settlement price will be the official settlement price per bushel of deliverable grade soybean meal on the CBOT of the futures contract in respect of either (a) the first nearby month or (b) if the specified valuation date falls after the earlier of (i) the expiration date for the relevant CBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. dollars, as made public by CBOT;

(24) where the commodity is sugar, the official settlement price per pound of deliverable grade sugar No. 11 on the NYBOT of the futures contract in respect of either (a) the first nearby month or (b) if the applicable valuation date falls after the earlier of (i) the expiration date for the relevant NYBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by NYBOT;

(25) where the commodity is coffee, the official settlement price per pound of deliverable grade washed arabica coffee on the NYBOT of the futures contract in respect of either (a) the first nearby month or (b) if the applicable valuation date falls after the earlier of (i) the expiration date for the relevant NYBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by NYBOT;

(26) where the commodity is cotton, the official settlement price per pound of deliverable grade cotton No. 2 on the NYBOT of the futures contract in respect of either (a the first nearby month or (b) if the applicable valuation date falls after the earlier of (i) the expiration date for the relevant NYBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by NYBOT;

(27) where the commodity is cocoa, the official settlement price per metric ton of deliverable grade cocoa beans on the NYBOT of the futures contract in respect of either (a) the first nearby month or (b) if the applicable valuation date falls after the earlier of (i) the expiration date for the relevant NYBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. dollars, as made public by NYBOT; and

(28) where the commodity is cocoa, the official settlement price per metric ton of deliverable grade cocoa beans on the Kansas City Board of Trade (“KCBOT”) of the futures contract in respect of either (a) the first nearby month or (b) if the applicable valuation date falls after the earlier of (i) the expiration date for the relevant KCBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. dollars, as made public by KCBOT.

Market Disruption Events Relating to Securities with a Commodity as the Reference Asset

Any of the following will be a market disruption event with respect to a commodity:

•

a suspension, absence or material limitation of trading in (1) that commodity in its primary market, as determined by the calculation agent, or (2) futures or options contracts relating to that commodity in the primary market for those contracts, as determined by the calculation agent;

•	the failure by the exchange or price source to announce or publish market values for the commodity or the temporary or permanent discontinuance or unavailability of the price source;

•

any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, the commodity in its primary market, or (2) effect transactions in, or obtain market values for, futures or options contracts relating the commodity in its primary market;

•

the closure on any day of the primary market for that commodity on a scheduled trading day (as defined below) prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market; or

•

any scheduled trading day on which (1) the primary market for that commodity or (2) the exchanges or quotation systems, if any, on which futures or options contracts on that commodity are traded, fails to open for trading during its regular trading session.

For the purpose of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with a commodity as the reference asset means any day on which (1) the calculation agent is open for business in London and New York, and (2) the relevant primary market is open for trading for its regular trading session, as determined by the calculation agent in its sole discretion.

The following event will not be a market disruption event:

•	a decision to permanently discontinue trading in the futures or options contracts relating to the commodity.

For this purpose, an “absence of trading” in the primary market on which futures or options contracts related to the commodity are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in a commodity, or futures or options contracts related to the commodity, if available, in their primary markets, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes

will constitute a suspension or material limitation of trading.

If the calculation agent determines that any valuation date (excluding the initial valuation date or a basket initial valuation date) is not a scheduled trading day for any commodity or on any valuation date (excluding the initial valuation date or basket initial valuation date) a market disruption event occurs or is continuing in respect of any commodity, the valuation date will be postponed to the earlier of (i) the fifth scheduled trading day after the originally scheduled valuation date and (ii) the earliest date that the value of the commodity that is disrupted or affected by the non-scheduled trading day can be determined. If such a postponement occurs and the reference asset is a basket of commodities, the value of the commodity or commodities unaffected by the market disruption event or non-scheduled trading day shall be determined on the scheduled valuation date and the value of any affected commodity or commodities shall be determined using the closing value of such affected commodity or commodities on the first scheduled trading day following the scheduled valuation date on which no market disruption event occurs or is continuing for such affected commodity. In no event, however, will a valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing in respect of any commodity or commodities on the fifth scheduled trading day after the originally scheduled valuation date, the calculation agent will determine the value for the affected commodity in a commercially reasonable manner.

If the calculation agent determines that on the initial valuation date or basket initial valuation date a market disruption event occurs or is continuing in respect of any commodity or that such day is not a scheduled trading day in respect of any commodity, the initial valuation date will be postponed to the earlier of (i) the second scheduled trading day after the originally scheduled valuation date and (ii) the earliest date that the value of the commodity that is disrupted or affected by the non-scheduled trading day can be determined. If such a postponement occurs and the reference asset is a basket of commodities, the value of the commodities unaffected by the market disruption event or occurrence of a non-scheduled trading day shall be determined on the scheduled initial valuation date and the value of any affected commodity or commodities in the basket shall be determined using the closing value of such affected commodity or commodities on the first scheduled trading day following the scheduled initial valuation date on which no market disruption event occurs or is continuing for such affected commodity or commodities. In no event, however, will the initial valuation date or basket initial valuation date be postponed by more than two scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing in respect of any commodity on the second scheduled trading day after the originally scheduled initial valuation date, the calculation agent will determine the value for the affected commodity in a commercially reasonable manner.

If the commodity is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to a commodity on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, and Any Other Assets or Any Combination Thereof”.

Discontinuation of Trading; Alteration of Method of Calculation

If the relevant exchange discontinues trading in any commodity, the calculation agent may replace the commodity with another commodity, whose settlement price is quoted on that exchange or any other exchange, that the calculation agent determines to be comparable to the discontinued commodity (a “successor commodity”).

If the relevant exchange discontinues trading in the commodity comprising the reference asset prior to, and the discontinuance is continuing on, any valuation date and the calculation agent determines that no successor commodity is available at that time, then the calculation agent will determine the settlement price for that date.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchange in any commodity may adversely affect the market value of the securities.

If at any time (1) the method of calculating the official U.S. dollar cash buyer settlement price of a commodity (or with respect to German Electricity, the euro cash buyer settlement price) is changed in a material respect by the applicable exchange or any other relevant exchange, (2) there is a material change in the composition or constitution of a commodity or (3) the reporting thereof is in any other way modified so that the settlement price does not, in the opinion of the calculation agent, fairly represent the settlement price of the commodity, the calculation agent shall, at the close of business in New York City on each scheduled trading day on which the settlement price is to be determined, make those calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a settlement price for the commodity comparable to such commodity or such successor commodity, as the case may be, as if those changes or modifications had not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), and the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to such commodity or such successor commodity, as adjusted. In that event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, the procedures for the selection of a successor commodity described in this section will be set forth in the applicable warrant agreement and pricing supplement.

Currency Exchange Rates

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on a currency exchange rate or rates, including movements in currency exchange rate levels or other events relating to the currency exchange rates. If a reference asset is comprised of more than one currency exchange rate or a currency exchange rate and at least one other type of asset, the currency exchange rate is a “basket component”.

To the extent that amounts payable on the notes or amounts of money or warrant property payable or deliverable in respect of the warrants are based on a reference asset comprised of one or more of the currency exchange rates below, the level with respect to that exchange rate on any day will equal the currency exchange rate as determined by the calculation agent by reference to the mechanics, the Bloomberg page, the Reuters screen or other pricing source and the time specified in the applicable pricing supplement. The screen or time of observation indicated therein in relation to any currency exchange rate shall be deemed to refer to that screen or time of observation as modified or amended from time to time, or to any substitute screen thereto.

Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates

Any of the following will be a market disruption event where the reference asset is comprised of a currency exchange rate or exchanges rates:

•

any event or any condition (including without limitation any event or condition that occurs as a result of the enactment, promulgation, execution, ratification, interpretation or application of, or any change in or amendment to, any law, rule or regulation by any applicable governmental authority) that results in an illiquid market for currency transactions or that generally makes it impossible, illegal or impracticable for market participants, or hinders their abilities, (1) to convert from one foreign currency to another through customary commercial channels, (2) to effect currency transactions or (3) to obtain the currency exchange rate by reference to the applicable price source;

•

(1) the declaration of a banking moratorium or (2) the suspension of payments by banks, in either case (1) or (2), in the country of any currency used to determine the applicable currency exchange rate or (3) the declaration of capital and/or currency controls (including without limitation any restriction placed on assets in or transactions through any account through which a non-resident of the country of any currency used to determine the applicable currency exchange rate may hold assets or transfer monies outside the country of that currency, and any restriction on the transfer of funds, securities or other assets of market participants from within or outside of the country of any currency used to determine the applicable currency exchange rate), and, in any of these events, the calculation agent determines that the event was material.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day (as defined below) on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will make an estimate of the currency exchange rate for the currency that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

For the purpose of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for securities with the reference asset comprised of a currency exchange rate or currency exchange rates means any day on which (1) the applicable currency exchange rate is reported on the relevant Bloomberg page, Reuters screen or other pricing source specified in the applicable pricing supplement, and (2) trading is generally conducted in the interbank market, in each case as determined by the calculation agent in its sole discretion.

If the currency exchange rate is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to a currency exchange rate on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

If the currency exchange rate is a basket component and the calculation agent determines that the initial exchange rate is unavailable on the scheduled basket initial valuation date due to a market disruption event or holiday, such initial exchange rate will be determined on the first scheduled trading day on which no market disruption event or holiday occurs or is continuing. In such event, the actual basket initial valuation date will be postponed to the first scheduled trading day on which the initial exchange rates in respect of all basket components have been determined. If no market disruption event or holiday exists with respect to a basket component on the scheduled basket initial valuation date, such basket component’s initial exchange rate will be determined on the scheduled basket initial valuation date.

Adjustments Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates

If the calculation agent determines that (1) any currency underlying a currency exchange rate to which the securities are linked has been removed from circulation or otherwise discontinued and (2) banks dealing in foreign exchange and foreign currency deposits in the underlying currency commence trading a successor or substitute currency or basket of currencies that the calculation agent in its sole discretion (taking into account any applicable treaty provisions, laws or regulations in effect at that time) determines is comparable to the discontinued currency (that currency or basket of currencies being referred to herein as a “successor currency”), then the level for the currency will be determined by reference to the value of the successor currency at the time determined by the calculation agent on the markets for the successor currency on the relevant valuation date.

If the calculation agent determines that any successor currency shall be utilized for purposes of calculating the currency exchange rate, or making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a value of a currency exchange rate for a currency comparable to the underlying currency and shall calculate the payment at maturity (including the individual inputs thereof) or the payment or delivery of money or warrant property at the payment or settlement date, and the final level with reference to that currency or the successor currency, as adjusted. In this event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such adjustment will be described in the applicable warrant agreement and pricing supplement.

Notwithstanding these alternative arrangements, discontinuance of the publication of the level of any currency underlying the currency exchange rate may adversely affect the value of, and trading in, the securities.

If at any time the method of calculating the level of a currency or a successor currency, or the value thereof, is changed in a material respect, or is in any other way modified so that the conventional market quotation does not, in the opinion of the calculation agent, fairly represent the value of that currency or successor currency had those changes or modifications not been made, then, for purposes of calculating any level, the payment at maturity or on any payment date or making any other determinations as of or after the time of such change, the calculation agent will make those calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a value for that currency comparable to the currency underlying the currency exchange rate or the successor currency, as the case may be, as if those changes or modifications have not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), or the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to the currency or the successor currency, as adjusted. In such event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such change or modification will be described in the applicable warrant agreement and pricing supplement.

Baskets

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on a basket of multiple instruments or measures, including but not limited to equity securities, commodities, indices, foreign currencies, interest rates and/or any combination thereof. We may limit the percentage of commodities, interest rates or other reference assets in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable.

To the extent that a component of a basket is comprised of an asset type herein described, see the applicable section under the heading “Reference Assets” for further information that may affect that component of the basket, and therefore the reference asset of your securities.

Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof

With respect to each basket component, a market disruption event will be described in the section of this prospectus supplement applicable to that basket component. For example, the “Reference Assets—Equity Securities” section describes the circumstances under which the calculation agent may determine that there is a market disruption event with respect to a basket component that consists of an equity security.

The basket valuation date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that respective day. If no market disruption event exists with respect to a basket component on a basket valuation date, such basket component’s level, value or price shall be determined on the scheduled basket valuation date. To the extent that a market disruption event exists with respect to a component on the basket valuation date, the price, value or level of that disrupted basket component shall be determined in accordance with the procedures set forth above for the specific reference asset type of the basket component. In the event that the determination of the price, value or level of one or more disrupted basket component is postponed, the basket valuation date shall be deemed to occur (i) on the date that the price, value or level of the disrupted basket component is determined, or (ii) if the determination of the price, value or level of more than one basket components is postponed, on the latest date that the price, value or level of any of the disrupted basket components is determined.

Adjustments Relating to Securities with the Reference Asset Comprised of a Basket

If the calculation agent substitutes a successor index, successor currency or successor commodity, as the case may be, or otherwise affects or modifies the reference asset, the calculation agent will make those calculations and adjustments as, in judgment of the calculation agent, may be necessary in order to arrive at a basket comparable to the original basket (including without limitation changing the percentage weights of the basket components), as if those changes or modifications had not been made, and shall calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), or the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to that basket or the successor basket (as described below), as adjusted. In this event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such adjustment will be described in the applicable warrant agreement and pricing supplement.

In the event of the adjustment described above, the newly composed basket is referred to herein as the “successor basket” and will be used as a substitute for the original basket for all purposes.

If the calculation agent determines that the available successors as described above do not fairly represent the value of the original basket component or basket, as the case may be, then the calculation agent will determine the level, value or price of the basket component or the basket level for any basket valuation date as described under “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” with respect to indices comprising the basket component, “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation” with respect to commodities comprising the basket component and “Reference Assets—Currency Exchange Rates—Adjustments Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to currency exchange rates comprising the basket component.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any basket component may adversely affect the market value of the securities.

If the securities are linked to a basket comprised of one or more equity securities, see also “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Adjustments Affecting Securities Linked to More than One Reference Asset, at Least One of Which is an Equity Security”. If the securities are linked to a basket comprised of one or more exchange-traded funds, see also “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange Traded Funds—Adjustments Affecting Securities Linked to More than One Reference Asset, at Least One of Which is an Exchange-Traded Fund.”

Reference Asset Information Provider

The securities have not been passed on by the information provider of the reference asset as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the information provider of the reference asset. The trademarks, service marks or registered trademarks of the information provider of the reference asset are the property of their respective owners. The information provider of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities.

Applicable historical data on the reference asset will be provided in the applicable pricing supplement.

The possible “information providers” of the reference assets are Bloomberg screen, Reuters screen or any other information provider as specified in the applicable pricing supplement.

Bloomberg screen

“Bloomberg screen” means, when used in connection with any designated pages, the display page so designated on the Bloomberg service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor).

Reuters screen

“Reuters screen” means, when used in connection with any designated page, the display page so designated on the Reuters Money 3000 Service (or any other page as may replace that page on that service for the purpose of displaying rates or prices).

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or “DTC”, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable pricing supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold those interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in a pricing supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a pricing supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

The following concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DTC is:

(1)	the world’s largest securities depositary;

(2)	a limited purpose trust company organized under the laws of the State of New York;

(3)	a “banking organization” within the meaning of New York Banking Law;

(4)	a member of the Federal Reserve System;

(5)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(6)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds and provides asset servicing for over 3.5 million U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“DTC direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among DTC direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC direct participant, either directly or indirectly (“DTC indirect participants”). DTC has Standard & Poor’s highest rating: AAA. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through DTC direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the DTC direct and DTC indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC direct or DTC indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or any other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts those securities are credited, which may or may not be the beneficial owners. The DTC direct and DTC indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC direct participants, by DTC direct participants to DTC indirect participants, and by DTC direct participants and DTC indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

With respect to the securities that contain an option to redeem, redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from issuer or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that DTC participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of those payments to DTC direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of DTC direct and DTC indirect participants.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to an agent, and shall effect delivery of those securities by causing the DTC direct participant to transfer the DTC participant’s interest in the securities, on DTC’s records, to an agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by DTC direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the agent’s DTC account.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to issuer or agent. Under those circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, securities certificates will be printed and delivered to DTC.

Clearstream, Luxembourg

The following concerning Clearstream, Luxembourg and Clearstream, Luxembourg’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

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Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

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Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

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Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

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Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

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Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

The following concerning Euroclear and Euroclear’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

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Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

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Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

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Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri- party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for the securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable pricing supplement.

Primary Distribution

Unless the applicable pricing supplement states otherwise, we will issue the securities in global form and the distribution of the securities will be cleared through one or more of the clearing systems that we have described above (i.e., which in all cases will include DTC) or any other clearing system that is specified in the applicable pricing supplement. Payment for securities will be made on a delivery versus payment or free delivery basis.

Clearance and settlement procedures may vary from one class of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the pricing supplement.

Clearance and Settlement Procedures: DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures: Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans subject to Section 4975 of the Code (also “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans and arrangements that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

Barclays Bank PLC, Barclays Capital Inc. and certain of their affiliates, among others, may each be considered a party in interest or a disqualified person with respect to many Plans. The acquisition or holding of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which Barclays Bank PLC, Barclays Capital Inc. or certain of their affiliates is or becomes a party in interest or disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

(1)	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2)	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3)	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4)	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5)	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the acquisition and disposition of the securities, provided that neither Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any of the above exemptions (or any other exemption) will be satisfied.

Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with “plan assets” of any Plan, Plan Asset

Entity or Non-ERISA Arrangement or (ii) any such purchase or holding, will not result in a non-exempt prohibited transaction under the rules described above or a violation of any applicable Similar Laws. Further, any person acquiring or holding the securities on behalf of any Plan or with any plan assets shall be deemed to represent on behalf of itself and such Plan that (x) the Plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the securities, (y) neither Barclays Bank PLC, Barclays Capital Inc. or any placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, or the potential consequences of any purchase or holding under an applicable Similar Laws.

Purchasers of the securities have exclusive responsibility for ensuring that their acquisition and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security to a Plan or a Non-ERISA Arrangement is in no respect a representation by Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that the investment is appropriate for a Plan or a Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Distribution Agreement

We plan to distribute all or part of the securities under the terms of the Amended and Restated Distribution Agreement between us and Barclays Capital Inc., dated February 10, 2009 (the “Amended and Restated Distribution Agreement”), as amended by Amendment No. 1 to the Amended and Restated Distribution Agreement, dated September 14, 2009, and, with respect to the notes only, under the terms of the Accession Agreement between us and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), dated April 25, 2008 (the “Accession Agreement”). We filed the Amended and Restated Distribution Agreement with the SEC as an exhibit to Form F-3 (File No. 333-145845) on February 10, 2009, Amendment No. 1 to the Amended and Restated Distribution Agreement with the SEC under cover of Form 6-K (File No. 001-10257) on September 14, 2009, and the Accession Agreement with the SEC under cover of Form 6-K (File No. 001-10257) on August 27, 2008.

Pursuant to the distribution arrangements with Barclays Capital Inc. and unless otherwise specified in the relevant pricing supplement, we will issue the securities to Barclays Capital Inc. as principal for its own account in a firm commitment underwriting. In its capacity as principal, Barclays Capital Inc. subscribes for the securities at a price equal to the issue price specified in the relevant terms sheet or pricing supplement, less any applicable discount, for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price.

If specified in the applicable pricing supplement, we may also issue securities to Barclays Capital Inc. as agent, in which case Barclays Capital Inc. would agree to use its reasonable efforts to solicit and receive offers to subscribe for the relevant securities from us upon the terms and conditions set forth in the applicable term sheet or pricing supplement. We would have the right to accept offers to subscribe for securities and may reject any proposed subscription of the securities. The agent would also have the right to reject any offer to subscribe for securities. We would pay Barclays Capital Inc. a commission on any securities distributed through it, which commission would equal the applicable discount on a sale of securities with the same stated term to Barclays Capital Inc. as principal, as described above.

Pursuant to the distribution arrangements with Merrill Lynch, Merrill Lynch, as our agent, has agreed to use its reasonable efforts to solicit and receive offers to subscribe for the relevant securities from us upon the terms and conditions set forth in the applicable term sheet or pricing supplement. We would have the right to accept offers to subscribe for securities and may reject any proposed subscription of the securities. The agent may also reject any offer to subscribe for securities. We would pay Merrill Lynch a commission on any securities distributed through it.

We may also issue securities to Merrill Lynch as principal for its own account in a firm commitment underwriting. In that case, Merrill Lynch will subscribe for the securities at a price equal to the issue price specified in the applicable term sheet or pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of securities with the same stated term.

Barclays Capital Inc. and Merrill Lynch may distribute any securities they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the securities are not distributed at the initial offering price, the agents may change the offering price and other subscription terms.

We may appoint distributors under the distribution agreement other than or in addition to Barclays Capital Inc. and Merrill Lynch. Any of these distributors will be acting as our agent and will enter into a distribution agreement substantially in the form referred to above, and the applicable term sheet or pricing supplement will name any of these agents involved in the offering and issue of the securities and any commission that we will pay to them. Agents through whom we distribute securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents. The other agents may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business. Barclays Capital Inc. may resell securities to or through another of our affiliates, as selling agent.

We may also issue securities to the relevant agent as principal for its own account in a firm commitment underwriting. In that case, the agent will subscribe for the securities at a price equal to the issue price specified in the applicable term sheet or pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of securities with the same stated term.

The agents may distribute any securities they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the securities are not distributed at the initial offering price, the agents may change the offering price and other subscription terms.

Variable Price Offers and Variable Price Reopenings. Securities may be issued as part of a “variable price offer” in which the securities are sold in one or more negotiated transactions (at prices that may be different than par). Sales pursuant to a variable price offer may occur at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. The securities may be sold at a discount and the redemption price may equal 100% or some other percentage of par. The applicable pricing supplement will specify the issue price or the maximum issue price. Also, from time to time in variable price reopenings, Barclays Capital Inc. or a third party distributor may purchase and hold some of the securities for subsequent resale at the relevant variable price after the original issue date of the securities.

In addition, in certain variable price offers or variable price reopenings, securities may be offered and sold at variable prices set within a price range as may be specified in the relevant pricing supplement. In situations where Barclays Capital Inc. and one or more third party distributors are distributing the relevant securities at variable prices within such a price range, there may be circumstances where investors may be offered to purchase those securities from one distributor (including Barclays Capital Inc.) at a more favorable price within the price range than from the other distributor(s). Furthermore, from time to time, Barclays Capital Inc. may offer and sell securities to purchasers of a large number of securities at a more favorable price within the price range than a purchaser acquiring a lesser number of securities.

Other Arrangements. In addition to subscriptions under the distribution agreement referred to above, we may also distribute all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods of distribution. We describe these other arrangements in “Plan of Distribution” in the accompanying prospectus. We enter into negotiated selected dealer agreements from time to time with certain dealers in connection with these arrangements. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the securities. We will describe any of these arrangements in the applicable pricing supplement.

Settlement. The applicable pricing supplement will specify when the securities will be delivered. Delivery of the securities may be made against payment after the third business day following the date of the applicable pricing supplement, or otherwise as specified by the applicable pricing supplement (for example, if delivery against payment is on the seventh business day, the settlement cycle will be referred to as “T+7”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the date of the applicable pricing supplement will be required, by virtue of the fact that the securities initially will settle, for example, in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Market-Making Resales

This prospectus supplement may be used by Barclays Capital Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Barclays Capital Inc. may resell a security it acquires from other holders, after the original offering and distribution of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions Barclays Capital Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Barclays Capital Inc. acts as principal, or as agent for both counterparties in a transaction in which Barclays Capital Inc. does not act as principal. Barclays Capital Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Barclays Bank PLC may also engage in transactions of this kind and may use this prospectus supplement for this purpose.

The aggregate initial offering price specified on the cover of the accompanying pricing supplement relates to the initial offering of the securities described in the pricing supplement. This amount does not include securities sold in market-making transactions. The latter includes securities to be issued after the date of this prospectus supplement, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market-making transactions by Barclays Capital Inc. and its other affiliates. Fees in connection with possible related swaps and other agreements may need to be described in the applicable pricing supplement depending on the circumstances.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being subscribed for in its original offering and issue, you may assume that you are purchasing your security in a market-making transaction.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, will have a “conflict of interest” in any offering in which it participates, as either principal or agent, within the meaning of Rule 5121. Consequently, any such offering will be conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell securities in any such offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Matters Relating to Initial Offering and Market-Making Resales

Each issue of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We do not intend to list any particular issue of securities unless specified in the applicable pricing supplement. We have been advised by Barclays Capital Inc. that it may make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable pricing supplement or confirmation of sale, the subscription price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus supplement, the accompanying prospectus, and the applicable pricing supplement, the term “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

Non U.S. Selling Restrictions

General. No action has been or will be taken by Barclays Bank PLC, its affiliates, including but not limited to Barclays Capital Inc., any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this prospectus supplement, the prospectus, any product supplement, the index supplement, any pricing supplement or any free writing prospectus (collectively, the “prospectus” for purposes of this section “Non U.S. Selling Restrictions”) in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of the prospectus or any other offering material relating to the securities may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on Barclays Bank PLC, its affiliates, any underwriter, dealer or agent.

Each underwriter, dealer or agent through which we may offer the securities outside the United States has represented and agreed, or will represent and agree, that it (1) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the prospectus and (2) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries of the securities.

Barclays Bank PLC shall not have responsibility for any compliance by the relevant underwriter, dealer or agent with the applicable laws and regulations or obtaining any required consent, approval or permission.

United Kingdom. Each underwriter, dealer or agent in connection with an offering of securities has represented and agreed, and each further underwriter, dealer or agent in connection with an offering of securities will represent and agree, that:

(a) in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by Barclays Bank PLC;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to Barclays Bank PLC; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

European Economic Area. In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) each underwriter, dealer or agent in connection with an offering of securities has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of securities which are the subject of an offering contemplated by this prospectus to the public in that Relevant Member State other than: to any legal entity which is a qualified investor as defined in the Prospectus Directive; to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by Barclays Bank PLC for any such offer; or in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require Barclays Bank PLC or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an offer of securities to the public in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out in this section “Non U.S. Selling Restrictions”.

France. No offering of the securities has been submitted to the clearance procedure of the Autorité des marchés financiers or of a competent authority of another member state of the European Economic Area that would have notified it to the Autorité des marchés financiers. Accordingly, any person making or intending to make any offer in France of securities pursuant to this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer.

Any such offers, sales and distributions may be made in France only to qualified investors (investisseurs qualifiés) investing for their own account, as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Monetary and Financial Code. The direct or indirect distribution or sale to the public by investors of the securities acquired by them shall only be made in compliance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Monetary and Financial Code.

Investors in France and persons into whose possession offering material comes must inform themselves about and observe any such restrictions.

Switzerland. The securities may not be publicly distributed in Switzerland. Neither the prospectus nor any offering material shall be dispatched, copied to or otherwise made available to, and the securities may not be offered for sale to any person in Switzerland, except to Qualified Investors as defined in article 10 of the Swiss Act on Collective Investment Schemes (“CISA”), i.e. to (a) prudentially regulated financial intermediaries such as banks, securities dealers and fund management companies, (b) regulated insurance institutions, (c) public entities and retirement benefits institutions with professional treasury departments, (d) companies with professional treasury departments, (e) High-Net-Worth Individuals (as defined below) and (f) investors who have concluded a written discretionary management agreement with a financial intermediary as defined under or with an independent asset manager that is governed by the Money Laundering Act of October 10, 1997 and by the code of conduct employed by a specific industry body, such code of conduct being recognised by the supervisory authority as the minimum standard. The discretionary management agreement with such independent asset manager shall comply with the recognized standards of a specific industry body. “High-Net-Worth Individual” is a private individual who confirms in writing at the time of the investment to own a minimum of CHF 2 million of financial investments, whether directly or indirectly. In case of securities qualifying as bonds pursuant to Art. 1156 of the Swiss Code of Obligations (i.e. in particular fixed and floating rate notes without any additional structuring) this document is neither an offering prospectus according to Art 652a or Art 1156 of the Swiss Code of Obligations nor a simplified prospectus according to Art 5 of the Swiss Act on Collective Investment Schemes (“CISA”) nor a listing prospectus according to Art. 32 of the Listing Rules of the SIX Swiss Exchange.

The securities do not constitute an investment in a collective investment scheme and are not subject to the CISA nor to the supervision of the Swiss Financial Market Supervisory Authority FINMA.

Argentina. The offering of the securities has not been registered with the Argentine Securities and Exchange Commission (Comisión Nacional de Valores, or the “CNV”). The CNV has neither approved nor disapproved the securities, nor has the CNV passed upon or endorsed the merits of any offering or the accuracy or adequacy of the prospectus. As a result, the securities may not be publicly offered or sold within Argentina. This prospectus does not constitute an offer to sell any of the securities referred to herein to any prospective purchaser of the securities in Argentina, nor does it constitute a solicitation of any prospective purchaser of the securities in Argentina of an offer to buy any of the securities referred to herein, under circumstances in which such offer or solicitation, as applicable, would be unlawful.

Bahamas. The prospectus and the documents referred to in the prospectus in connection with the offer of securities by Barclays Bank PLC have not been filed with the Securities Commission of The Bahamas because this offer of securities is exempt from the prospectus filing requirements under the Securities Industry Act, 2011. No offer or sale of any securities of Barclays Bank PLC can be made in The Bahamas unless the offer of the securities is made by or through a firm registered with the Securities Commission of The Bahamas to carry on securities business and in compliance with the Bahamian Exchange Control Regulations.

Brazil. The securities have not been, and will not be, registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or the “CVM”). The securities may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution of securities in Brazil or an undue solicitation of investors under Brazilian laws and regulations. Any documents or other materials relating to any offering of the securities, as well as the information contained herein, may not be supplied in Brazil as part of any public offering, unauthorized distribution or undue solicitation of investors, and may not be used in connection with any offer for subscription, sale, unauthorized distribution of the securities or undue solicitation of investors in Brazil.

British Virgin Islands. The distribution of the prospectus does not constitute a public offer within the meaning of the Securities and Investment Business Act, 2010 of the British Virgin Islands, and the prospectus has not been registered with or approved by the Financial Services Commission or any other Governmental or regulatory authority in the British Virgin Islands.

Cayman Islands. No invitation will be made to the public in the Cayman Islands to subscribe for any of the securities.

Chile. Neither Barclays Bank PLC nor the securities offered herein are registered in the Securities Registry maintained by the Chilean Securities and Insurance Superintendency (Superintendencia de Valores y Seguros de

Chile, or the “SVS”) pursuant to the Chilean Securities Market Law No. 18,045 (Ley de Mercado de Valores No. 18,045), as amended and restated, and supplemental rules enacted thereunder (“Law 18,045”). Accordingly, the securities may not be offered in Chile except in circumstances which do not constitute a public offer of securities in Chile within the meaning of Article 4 of Law 18,045.

The prospectus is confidential and personal to each offeree and does not constitute an offer to any other person or to the general public in Chile to acquire the securities. Distribution of the prospectus in Chile to any person other than the offeree is unauthorized, and any disclosure of any of the content of the prospectus within Chile without our prior written consent is prohibited.

Each prospective investor in Chile, by accepting the delivery of the prospectus, agrees to the foregoing and will not make photocopies or any other reproduction, either physical or electronic, of the prospectus or any other documents referred to herein. We reserve the right to reject any offer to purchase, in whole or in part, and for any reason, any securities offered hereby. We also reserve the right to sell or place less than all of any securities offered hereby.

To the extent the offering is conducted in accordance to Rule No. 336 (Norma de Carácter General No. 336) (“NCG 336”) issued by the SVS, this private offering of the securities (a) commences on the issue date as specified in the related pricing supplement, and is subject to the provisions indicated in NCG 336, (b) the securities are not registered in the Registro de Valores nor in the Registro de Valores Extranjeros of the SVS and therefore the securities are not subject to such authority’s control, (c) Barclays Bank PLC is not obliged to deliver public information regarding the securities in Chile and (d) the securities cannot be publicly offered while they are not registered in the Registro de Valores or in the Registro de Valores Extranjeros of the SVS, as applicable. Spanish translation: En la medida en que esta oferta se realice en conformidad con la Norma de Carácter General No. 336, emitida por la Superintendencia de Valores y Seguros (“NCG 336”), esta oferta privada de valores: (a) comienza en la fecha de emisión, como especificado en el suplemento de precio conexo, y estará sujeta a las disposiciones de la NCG 336, (b) los valores no están inscritos en el Registro de Valores ni en el Registro de Valores Extranjeros de la Superintendencia de Valores y Seguros, y por lo tanto, tales valores no están sujetos a la fiscalización de ésta autoridad, (c) Barclays Bank PLC no está obligado entregar información pública con respecto a los valores en Chile, y (d) los valores no pueden ser ofrecidas públicamente mientras no sean inscritos en el Registro de Valores o en el Registro de Valores Extranjeros de la Superintendencia de Valores y Seguros, según corresponda.

Colombia. The securities have not been, and will not be, registered in the National Securities and Issuers Registry (Registro Nacional de Valores y Emisores) of Colombia or traded on the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the securities may not be publicly offered in Colombia or traded on the Colombian Stock Exchange.

The prospectus is for the sole and exclusive use of the addressee as an offeree in Colombia, and the prospectus shall not be interpreted as being addressed to any third party in Colombia or for the use of any third party in Colombia, including any shareholders, administrators or employees of the addressee.

The recipient of the securities acknowledges that certain Colombian laws and regulations (specifically foreign exchange and tax regulations) are applicable to any transaction or investment made in connection with the securities being offered and represents that it is the sole party liable for full compliance with any such laws and regulations.

Costa Rica. The securities are not intended for the Costa Rican public or the Costa Rican market and are not registered, and will not be registered, with the General Superintendence of Securities (the “SUGEVAL”) as part of any public offering of securities in Costa Rica. The prospectus relates to an individual, private offering that is made in Costa Rica in reliance upon an exemption from registration with the SUGEVAL pursuant to articles 7 and 8 of the Regulations on the Public Offering of Securities (Reglamento se Oferta Pública de Valores). The information contained in the prospectus is confidential, and the prospectus is not to be reproduced or distributed to third parties in Costa Rica.

El Salvador. The recipient of the prospectus acknowledges that the prospectus has been provided by Barclays Bank PLC upon the recipient’s request and under a private placement of securities.

Jamaica. The Financial Services Commission of Jamaica (“FSC”) has not approved any offering of securities nor has it passed judgment on the accuracy or adequacy of the prospectus and is, therefore, not liable for any statements or omissions contained herein.

Holders in Jamaica of any security purchased pursuant to an exemption provided pursuant to the FSC Guidelines for Exempt Distributions (SR-GUID-08/05-0016), 2008 (the “Guidelines”) may not trade in such security, except to another person in Jamaica qualified to purchase the relevant security or pursuant to an exemption provided for in the Guidelines.

Pre-Notification. In accordance with the Guidelines issued by the FSC applicable to the offering of any securities deemed to be an exempt distribution within the jurisdiction of the FSC, the circulation of printed or written material related to any offering of securities (including any circulation of material by electronic means), or the solicitation of any prospective purchaser, is, to the extent practicable, prohibited prior to the registration of such offering with the FSC in Jamaica.

Post-Registration Communication. From the date of delivery of the Notice of Exempt Distribution (Form XD F-1) to the FSC, persons trading in any security purchased pursuant to an exemption provided in the Guidelines may (1) distribute the prospectus describing the securities and such other information as may be required under the Guidelines and (2) solicit expressions of interest from any qualified prospective purchaser, provided that at least three (3) days before the completion of the trade involving the prospective purchaser, a copy of the prospectus describing the securities shall be delivered to such prospective purchaser.

Mexico. The securities have not been, and will not be, registered with the National Securities Registry maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), and therefore the securities may not be publicly offered or sold nor be the subject of intermediation in Mexico, publicly or otherwise, except that the securities may be offered in Mexico to institutional and qualified investors pursuant to the private placement exception set forth in Article 8 of the Mexican Securities Market Law.

Panama. The securities have not been, and will not be, registered with the Superintendency of Capital Markets (the “SCV”) under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempted from the registration requirements of the Panamanian Securities Law. The securities do not benefit from the tax incentives accorded to registered securities by the Panamanian Securities Law and are not subject to regulation or supervision by the SCV.

Paraguay. The securities and the prospectus do not constitute a public offering of securities or other financial products and services in Paraguay. You acknowledge that (a) the securities were issued outside of Paraguay, (b) any legal matter arising from any offering of the securities shall not be submitted to any Paraguayan government authority and (c) the Paraguayan Deposit Insurance legislation does not insure investments in the securities. The Paraguayan Central Bank (Banco Central del Paraguay), the Paraguayan National Stock Exchange Commission (Comisión Nacional de Valores del Paraguay), and the Paraguayan Banking Superintendency (Superintendencia de Bancos del Banco Central del Paraguay) do not regulate any offering of the securities or any obligations that may arise from such offering. You should make your own decision whether any offering meets your investment objectives and risk tolerance level.

Spanish translation of previous paragraph: Ni este prospecto ni los valores constituyen un ofrecimiento público de valores u otros productos y servicios financieros en Paraguay. Ud. reconoce y acepta que (a) los valores fueron emitidos fuera del Paraguay; (b) cualquier disputa o conflicto legal que surja en virtud de cualquier oferta de los valores no será sometida a ninguna autoridad publica Paraguaya; y (c) la legislación Paraguaya de Garantía de Depósitos no cubre los valores, ni los activos y fondos transferidos a estos efectos. Ni El Banco Central del Paraguay, ni la Comisión Nacional de Valores del Paraguay ni la Superintendencia de Bancos del Banco Central del Paraguay regulan, o son responsables de, cualquier oferta de los valores o de cualquier obligación que pueda surgir como resultado de tal oferta. Ud. debe hacer su propia evaluación en cuanto a si cualquier oferta cumple con sus objetivos de inversión y sus niveles de tolerancia de riesgos.

Peru. The securities have not been, and will not be, registered with the Superintendency of Stock Market (Superintendecia del Mercado de Valores, or “SMV”). The securities may not be sold or transferred by such institutional investor for a period of 12 months from their acquisition date unless (a) such transfer or sale is made to another institutional investor as defined by the Peruvian Securities Market Law (Ley del Mercado de Valores); (b) such securities have been registered under SMV’s Public Registry or (c) such transfer or sale is made pursuant to an applicable exemption from registration under the Peruvian Securities Market Law.

Notice to Private Pension Funds and Insurance Companies in Peru. Private Pension Funds (Administradoras Privadas de Fondos de Pensiones) and Insurance Companies (Compañías de Seguros) in

Peru should seek their own legal advice as to the eligibility of the securities and legal, financial and technical advice as to their capacity to acquire the securities in compliance with the limits set forth by applicable Peruvian law. In particular, to acquire the securities, Peruvian Private Pension Funds should seek to register the securities with the Peruvian Bank and Insurance Superintendency (Superintendencia de Banca, Seguros y AFP).

Trinidad & Tobago. The securities have been or will be issued in Trinidad & Tobago on a private placement basis exempt from registration under the Securities Industry Act, 1995 of the laws of Trinidad & Tobago (the “TTSIA”) and may not be offered, resold, distributed or otherwise transferred to a person in Trinidad & Tobago if such offer, resale, distribution or transfer would cause or require the securities to be registered under the TTSIA.

The prospectus is personal to each offeree in Trinidad & Tobago and does not constitute an offer to any other person or to the public generally in Trinidad & Tobago to subscribe for or otherwise acquire securities. Distribution of the prospectus to, or access to the prospectus (through the Internet or through any other electronic or written means) by, any other person in Trinidad & Tobago other than the prospective investor, and any person retained to advise such prospective investor with respect to its purchase, is unauthorized, and any disclosure of its contents in Trinidad & Tobago is prohibited. Each prospective investor in Trinidad & Tobago, by accepting delivery of, or accessing, the prospectus, as applicable, agrees to the foregoing and to not make photocopies, electronic copies or otherwise of the prospectus or any documents referred to in the prospectus.

The Trinidad & Tobago Securities and Exchange Commission (the “TTSEC”) has not in any way evaluated the merits of the securities described in the prospectus and any representation to the contrary is an offense.

The securities are subject to restrictions on transferability and resale and may not be transferred or resold in Trinidad & Tobago except as permitted under the TTSIA and other applicable securities laws in Trinidad & Tobago. The securities will be subject to restrictions on resale and transfer as described below under “Trinidad & Tobago Transfer Restrictions”.

Trinidad & Tobago Transfer Restrictions. In this subsection, the terms “offer to the public”, “distribution”, “offer to sell”, “reporting issuer”, “prospectus”, “sale” and “Sophisticated Purchaser” shall bear the same meanings as are assigned to them in the TTSIA.

The securities shall be offered to Sophisticated Purchasers not exceeding 34 persons in the aggregate and the distribution shall be previously notified in writing to the TTSEC in accordance with Section 75(2) of the TTSIA and shall be followed by a report to the TTSEC of such distribution within 10 days of same.

The distribution of the securities in Trinidad & Tobago shall not be accompanied by an advertisement other than an announcement of its completion as prescribed by the TTSEC and no selling or promotional expenses shall be paid or incurred in connection with the distribution except for professional services or services performed by Barclays Bank PLC.

Pursuant to Section 75(2) of the TTSIA, Barclays Bank PLC is exempt from filing a prospectus with the TTSEC.

Unless a proposed sale or distribution of the securities by a purchaser is exempt from registration under the TTSIA, no purchaser in Trinidad & Tobago may distribute or offer to sell any security without the prior written consent of Barclays Bank PLC or the applicable distributor, agent or underwriter. Neither Barclays Bank PLC nor the applicable distributor, agent or underwriter shall give its consent to a purchaser to distribute or offer to sell a security:

•	if such distribution or offer for sale would cause or require the securities to be registered with the TTSEC as an offer to the public;

•	if such distribution or offer for sale would result in Barclays Bank PLC and/or the applicable distributor, agent or underwriter having to comply with Sections 69 to 71 of the TTSIA; and

•

unless such consent is made conditional upon the purchaser ensuring that each purchaser of the security enters into a direct covenant with Barclays Bank PLC and/or the applicable distributor, agent or underwriter not to distribute or offer to sell any security without their prior written consent.

No purchaser may distribute or offer to sell any securities if such distribution or offer for sale would result in the purchaser of the securities not being a Sophisticated Purchaser or the number of holders to exceed 34 Sophisticated Purchasers in the aggregate.

Each purchaser of the securities offered and sold in Trinidad & Tobago will be deemed to have represented and agreed as follows: the purchaser (a) is a Sophisticated Purchaser, (b) is aware that the sale to it is being made in accordance with Section 75(2) of the TTSIA and (c) is acquiring such securities for its own account or for the account of a Sophisticated Purchaser.

Each purchaser understands and acknowledges that the securities are being offered in a transaction not involving any public offering in Trinidad & Tobago within the meaning of the TTSIA, that the securities have not been, and except as described in the prospectus, will not be, registered under the TTSIA and may not be offered, sold or otherwise transferred in Trinidad & Tobago unless exempt from registration under the TTSIA. By acquiring the securities, each purchaser agrees that (a) if in the future such purchaser decides to offer, resell, pledge or otherwise transfer any of the securities, such securities may only be offered, sold, pledged or otherwise transferred pursuant to an exemption from registration and from the filing of a prospectus under the TTSIA, and (b) such purchaser will, and will require each subsequent holder to, notify any person to whom such purchaser or subsequent holder, as applicable, resells the securities, of the resale restrictions referred to in (a) above.

Uruguay. The securities have not been, and will not be registered with the Central Bank of Uruguay and are being placed in Uruguay pursuant to a private placement exemption under Uruguayan securities law.

Venezuela. No public offering may be conducted in Venezuela without prior registration or authorization and in accordance with applicable laws and regulations in Venezuela.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the issue and subscription of the securities for general corporate purposes. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

On or prior to the issue and subscription of the securities, we or our affiliates expect to enter into hedging transactions to hedge some or all of our anticipated exposure by, for example, taking or modifying positions in the reference assets and listed or over-the-counter options on the reference assets. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

In this regard, we or our affiliates may, throughout the life of the securities:

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments linked to the reference asset,

•	acquire or dispose of long or short positions in components of the reference assets,

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments designed to track the performance of the reference assets or their components, or

•	any other transaction or arrangement.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of some or all of the components of the reference asset, or listed or over-the-counter options, futures or other instruments linked to the reference assets or their components.

The hedging activity discussed above may adversely affect the market value of the securities from time to time. See “Risk Factors” in this prospectus supplement for a discussion of these adverse effects.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supersedes the discussion set forth in “Tax Considerations—U.S. Taxation” in the accompanying prospectus. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of notes. The U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of warrants will be described in the applicable pricing supplement.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a note that is:

•	a citizen or a resident of the United States, for federal income tax purposes;

•

a corporation (or other entity that is treated as a corporation for federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a note that is:

•	a nonresident alien individual for federal income tax purposes;

•	a foreign corporation for federal income tax purposes; or

•	an estate or trust whose income is not subject to federal income tax on a net income basis.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States for federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three year period ending in the current calendar year (counting for those purposes all of the days present in the current year, one third of the days present in the immediately preceding year, and one sixth of the days present in the second preceding year).

This summary is based on interpretations of the Code, Treasury regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any of those changes may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only holders that purchase notes at initial issuance, and own notes as capital assets and not as part of a “straddle”, “hedge”, “synthetic security”, or “conversion transaction” for federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; regulated investment companies or real estate investment trusts; small business investment companies; S corporations; investors that hold their notes through a partnership or other entity treated as a partnership for federal tax purposes; U.S. holders whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the notes in tax- deferred or tax-advantaged accounts; persons that purchase or sell the notes as part of a wash sale for tax purposes; or “controlled foreign corporations” or “passive foreign investment companies” for federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of notes. Persons considering the purchase of notes should consult their own tax advisors concerning the application of federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of notes arising under the laws of any other taxing jurisdiction.

The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain notes. The summary of the federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes

Unless otherwise indicated in the applicable pricing supplement and except as provided below under “—Certain Notes Treated as Forward Contracts or Derivative Contracts” and “—Certain Notes Treated as Deposits and Put Options” we intend to treat the notes as indebtedness for federal income tax purposes, and the balance of this summary, except as provided below under “—Certain Notes Treated as Forward Contracts or Derivative Contracts” and “—Certain Notes Treated as Deposits and Put Options” assumes that the notes are treated as indebtedness for federal income tax purposes. However, the treatment of a note as indebtedness for federal income tax purposes depends on a number of factors, and if the notes are not properly treated as indebtedness for federal income tax purposes, the federal income tax treatment of investors in notes may be different than that described below.

Payments of Interest

Unless otherwise indicated in the applicable pricing supplement, interest on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

Amounts included in income with respect to a note will be interest income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, such interest will be either “passive” or “general” income for purposes of computing the foreign tax credit.

Original Issue Discount

The following is a summary of the principal federal income tax consequences of the ownership of notes having original issue discount.

A note will have original issue discount for federal income tax purposes if its “issue price” is less than its “stated redemption price at maturity” by more than a de minimis amount, as discussed below, and it has a term of more than one year.

The issue price of a note, assuming that a “substantial amount” of the instruments in the “issue” of notes is issued for money, is generally the first price at which a substantial amount of the notes included in the “issue” of which the notes are a part is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued interest (as discussed below under “—Pre-Issuance Accrued Interest”). You may obtain the issue price of each note by contacting Structuring, Investor Solutions Americas at (212) 528-7198.

The “stated redemption price at maturity” of a note generally is the total amount of all payments provided by the note other than “qualified stated interest” payments.

Qualified stated interest generally is stated interest that is “unconditionally payable” in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a “qualifying variable rate” (as described below). Qualified stated interest is taxable to a U.S. holder when accrued or received in accordance with the U.S. holder’s normal method of tax accounting.

Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

Notes having “de minimis original issue discount” generally will be treated as not having original issue discount unless a U.S. holder elects to treat all interest on the note as original issue discount. See “—Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method)” below. A note will be considered to have “de minimis original issue discount” if the difference between its stated redemption price at maturity and its issue price is less than the product of 1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a note that provides for payment of an amount other than qualified stated interest before maturity).

U.S. holders of notes having original issue discount will be required to include original issue discount in gross income for federal income tax purposes as it accrues (regardless of the U.S. holder’s method of accounting), which may be in advance of receipt of the cash attributable to that income. Original issue discount accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, U.S. holders of notes having original issue discount will generally be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

The annual amount of original issue discount includible in income by the initial U.S. holder of a note having original issue discount will equal the sum of the “daily portions” of the original issue discount with respect to the note for each day on which the U.S. holder held the note during the taxable year. Generally, the daily portions of original issue discount are determined by allocating to each day in an “accrual period” the ratable portion of original issue discount allocable to the accrual period. The term accrual period means an interval of time with respect to which the accrual of original issue discount is measured and which may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

The amount of original issue discount allocable to an accrual period will be the excess of:

•	the product of the “adjusted issue price” of the note at the commencement of the accrual period and its “yield to maturity” over

•	the amount of any qualified stated interest payments allocable to the accrual period.

The adjusted issue price of a note at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of original issue discount previously includible in the gross income of the U.S. holder (without regard to any “acquisition premium” as described below), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the note. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a note is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; however, the original issue discount allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Pre-Issuance Accrued Interest

If (1) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (2) the first stated interest payment on the note is to be made within one year of the note’s issue date, and (3) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Notes Subject to Call or Put Options

For purposes of calculating the yield and maturity of a note subject to an option, in general, a call option held by the issuer is presumed exercised if, upon exercise, the yield on the note would be less than it would have been had the option not been exercised, and a put option held by a U.S. holder is presumed exercised if, upon exercise, the yield on the note would be greater than it would have been had the option not been exercised. The effect of this rule generally may accelerate or defer the inclusion of original issue discount in the income of a U.S. holder whose note is subject to a put option or a call option, as compared to a note that does not have those options. The applicable pricing supplement will indicate whether a put option or call option will be presumed to be exercised and the effect of that presumption. If any option that is presumed to be exercised is not in fact exercised, the note will be treated as reissued solely for purposes of the original issue discount rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of predetermining the note’s yield and maturity for original issue discount purposes and any related subsequent accruals of original issue discount.

Notes With a Payment Schedule that is Significantly More Likely than Not to Occur

If (1) a note provides for alternative payment schedules applicable upon the occurrence of one or more contingencies, (2) the timing and amounts of the payments that comprise each payment schedule on a note are known as of the issue date and (3) it is determined that one of such schedules is significantly more likely than not to occur, then that note may be subject to special rules under which a U.S. holder must determine the yield and maturity of the note by assuming that the payments will be made according to the payment schedule most likely to occur. The applicable pricing supplement will indicate whether we intend to treat a note as subject to these special rules.

Variable Rate Debt Instruments

Some notes that are treated as “variable rate debt instruments” are subject to special rules described below. The applicable pricing supplement will indicate whether we intend to treat a note as a variable rate debt instrument that is subject to these special rules.

If a variable rate debt instrument bears interest that is unconditionally payable or compounds at least annually at a single qualified floating rate or objective rate (including a qualified inverse floating rate), all stated interest is treated as qualified stated interest. The accrual of any original issue discount is determined by assuming the note bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period. The applicable pricing supplement will indicate whether a note is subject to these rules.

If a variable rate debt instrument bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of original issue discount generally are determined by (1) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (2) determining the amount of qualified stated interest and original issue discount by assuming the note bears interest at those substitute fixed rates and (3) making appropriate adjustments to the qualified stated interest and original issue discount so determined for actual interest rates under the note. However, if that qualifying variable rate includes a fixed rate (other than certain initial fixed rates), the note is treated for purposes of applying clause (1) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate. The applicable pricing supplement will indicate whether a note is subject to these rules.

Short-Term Obligations

Certain notes that are treated as “short-term obligations” are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the notes as short-term obligations. A note that is a short-term obligation will be acquired with “acquisition discount” equal to all payments under the note over the U.S. holder’s basis in the note. U.S. holders that report income for federal income tax purposes on the accrual method and certain other holders are required to include original issue discount (equal to the difference between all payments on the note over its issue price) in income or, if the U.S. holder elects, acquisition discount with respect to a note that is a short-term obligation. Original issue discount or acquisition discount on notes that are short-term obligations is accrued on a straight-line basis, unless an irrevocable election with respect to the note is made to accrue the original issue discount or acquisition discount under the constant yield method based on daily compounding.

In general, an individual or other cash method U.S. holder of a short-term obligation is not required to accrue original issue discount or acquisition discount with respect to a note that is a short-term obligation, unless the U.S. holder elects to do so. An election by a cash basis U.S. holder to accrue original issue discount on a note that is a short-term obligation, as well as the election to accrue acquisition discount instead of original issue discount with respect to a note that is a short-term obligation, applies to all short-term obligations acquired by the U.S. holder during the first taxable year for which the election is made, and all subsequent taxable years of the U.S. holder, unless the IRS consents to a revocation. In the case of a U.S. holder that is not required (and does not elect) to include original issue discount or acquisition discount in income currently, any gain realized on the sale, exchange or other taxable disposition of a note that is a short-term obligation is treated as ordinary income to the extent of the original issue discount that had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange or other disposition, and the U.S. holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the note in an amount not exceeding the accrued original issue discount (determined on a ratable basis, unless the U.S. holder elects to use a constant yield basis) on the note, until the original issue discount is recognized.

In general, the treatment of accrual method U.S. holders and cash method U.S. holders that elect to accrue discount currently on short-term obligations that provide for contingent interest is uncertain. Under one approach, the U.S. holder would wait until the maturity of a note to accrue the discount, even if the term of the note spans a taxable year. Under another approach, a U.S. holder would apply rules analogous to the rules that apply to “contingent payment debt instruments” as described below under “—Contingent Payment Debt Instruments” and would accrue acquisition discount at our comparable yield (i.e., the yield at which we would issue a fixed-rate noncontingent debt instrument with terms and conditions similar to those of the notes). Prospective purchasers can obtain the comparable yield of the notes by contacting Structuring, Investors Solutions Americas at (212) 512-7198. Under this approach, if the actual contingent payment received is less than the accrued discount based on the comparable yield, then the U.S. holder would first reduce the acquisition discount accrued for the year in which the contingent payment is paid, and any remainder of the difference between the accrued discount and the actual contingent payment would be treated as an ordinary loss that is not subject to limitations on the deductibility of miscellaneous deductions. Other approaches may be possible. Prospective investors that are accrual method U.S. holders or cash method U.S. holders that elect to accrue the discount currently should consult with their tax advisors regarding the appropriate method of accruing the discount on short-term obligations that provide for contingent interest. Although not entirely clear, it is possible that cash method U.S. holders that do not elect to accrue the discount currently should include contingent payments on short-term obligations in income upon receipt. Such cash method U.S. holders should consult their tax advisors regarding this possibility.

Market Discount and Premium

If a U.S. holder purchases a note, other than a contingent payment debt instrument or a short-term obligation, for an amount that is less than its stated redemption price at maturity or, in the case of a note having original issue discount, less than its revised issue price (which is the sum of the issue price of the note and the aggregate amount of the original issue discount previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for federal income tax purposes. (It is possible that a U.S. holder may purchase a note at original issuance for an amount that is different than its issue price.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of 1/4 of 1 percent of the stated redemption price at maturity of the note and the number of complete years to maturity (or weighted average maturity in the case of notes paying any amount other than qualified stated interest prior to maturity).

Under the market discount rules, a U.S. holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. If the note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the U.S. holder as if the U.S. holder had sold the note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note.

Market discount accrues ratably during the period from the date of acquisition to the maturity of a note, unless the U.S. holder elects to accrue it under the constant yield method. A U.S. holder of a note may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the note in the hands of the U.S. holder will be increased by the market discount thereon as it is included in income.

A U.S. holder that purchases a note having original issue discount, other than a contingent payment debt instrument or a short- term obligation, for an amount exceeding its “adjusted issue price” (which is described above under “—Original Issue Discount”) and less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note with acquisition premium. The amount of original issue discount that the U.S. holder must include in gross income with respect to that note will be reduced in the proportion that the excess bears to the original issue discount remaining to be accrued as of the note’s acquisition and ending on the maturity date. Rather than apply the above fraction, the U.S. holder that, as discussed below, elects to treat all interest as original issue discount would treat the purchase at an acquisition premium as a purchase at an original issuance and calculate original issue discount accruals on a constant yield to maturity.

A U.S. holder that acquires a note, other than a contingent payment debt instrument, for an amount that is greater than the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note at a bond premium and will not be required to include any original issue discount in income. A U.S. holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely filed federal income tax return for the first taxable year to which the U.S. holder wishes the election to apply.

If the bond premium is amortized, the amount of interest that must be included in the U.S. holder’s income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of the bond premium allocable to that period based on the note’s yield to maturity (or, in some circumstances, until an earlier call date) determined by using the U.S. holder’s basis of the note, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior income inclusions and is then carried to the next accrual period and offsets qualified stated interest in that period. If an election to amortize the bond premium is not made, a U.S. holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale, exchange, redemption or other disposition or payment of the principal amount of the note.

An election to amortize the bond premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the U.S. holder’s gross income, held at the beginning of the U.S. holder’s first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as original issue discount is treated as an election to amortize premium. Special rules may apply if a note is subject to call prior to maturity at a price in excess of its stated redemption price at maturity.

Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method)

A U.S. holder of a note may elect to include in income all interest and discount (including de minimis original issue discount and de minimis market discount), as adjusted by any premium with respect to the note, based on a constant yield method, which is described above under “—Original Issue Discount”. The election is made for the taxable year in which the U.S. holder acquired the note, and it may not be revoked without the consent of the IRS. If that election is made with respect to a note having market discount, the U.S. holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired on or after the first day of the first taxable year to which the election applies. If made with respect to a note having amortizable bond premium, the U.S. holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the U.S. holder during the year of election or thereafter.

Sale, Exchange, Redemption or Repayment of the Notes

Upon the disposition of a note by sale, exchange, redemption, repayment of principal at maturity or other taxable disposition, a U.S. holder will generally recognize taxable gain or loss equal to the difference between (1) the amount realized on the disposition (other than amounts attributable to accrued but untaxed interest) and (2) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the U.S. dollar cost of the note (net of accrued interest) to the U.S. holder, increased by amounts includible in income as original issue discount or market discount, as described above (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on the note.

Because the note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to short-term obligations or contingent payment debt instruments (described below)

otherwise provide) will generally constitute capital gain or loss. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a note is subject to limitations.

Contingent Payment Debt Instruments

Certain notes that are treated as “contingent payment debt instruments” are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat a note as a contingent payment debt instrument. If a contingent payment debt instrument is issued for cash or publicly traded property, original issue discount is determined and accrued under the “noncontingent bond method”. Unless otherwise indicated in the applicable pricing supplement, we intend to treat all notes that are treated as contingent payment debt instruments as subject to the noncontingent bond method.

Under the noncontingent bond method, for each accrual period, U.S. holders of the notes accrue original issue discount equal to the product of (1) the “comparable yield” (adjusted for the length of the accrual period) and (2) the “adjusted issue price” of the notes at the beginning of the accrual period. This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income by a U.S. holder for each day in the accrual period on which the U.S. holder holds the contingent payment debt instrument, whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash.

In general, the comparable yield of a contingent payment debt instrument is equal to the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument, including level of subordination, term, timing of payments, and general market conditions. For example, if a hedge of the contingent payment debt instrument is available that, if integrated with the contingent payment debt instrument, would produce a “synthetic debt instrument” with a specific yield to maturity, the comparable yield will be equal to the yield of the synthetic debt instrument. However, if such a hedge is not available, but similar fixed rate debt instruments of the issuer are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread. Prospective purchasers can obtain the comparable yield of the notes by contacting Structuring, Investors Solutions Americas at (212) 528-7198.

The adjusted issue price at the beginning of each accrual period is generally equal to the issue price of the note plus the amount of original issue discount previously includible in the gross income of the U.S. holder less any noncontingent payment and the projected amount of any contingent payment contained in the projected payment schedule (as described below) previously made on the contingent payment debt instrument.

In addition to the determination of a comparable yield, the noncontingent bond method requires the construction of a projected payment schedule. The projected payment schedule includes all noncontingent payments and projected amounts for each contingent payment to be made under the contingent payment debt instrument that are adjusted to produce the comparable yield. Prospective purchasers can obtain the projected payment schedule of the notes by contacting Structuring, Investors Solutions Americas at (212) 528-7198. The projected payment schedule remains fixed throughout the term of the contingent payment debt instrument. A U.S. holder is required to use the issuer’s projected payment schedule to determine its interest accruals and adjustments, unless the U.S. holder determines that the issuer’s projected payment schedule is unreasonable, in which case the U.S. holder must disclose its own projected payment schedule in connection with its federal income tax return and the reason(s) why it is not using the issuer’s projected payment schedule.

If the actual amounts of contingent payments are different from the amounts reflected in the projected payment schedule, a U.S. holder is required to make adjustments in its accruals under the noncontingent bond method described above when those amounts are paid. Adjustments arising from contingent payments that are greater than the assumed amounts of those payments are referred to as “positive adjustments”; adjustments arising from contingent payments that are less than the assumed amounts are referred to as “negative adjustments”. Positive and negative adjustments are netted for each taxable year with respect to each note. Any net positive adjustment for a taxable year is treated as additional original issue discount income of the U.S. holder. Any net negative adjustment reduces any original issue discount on the note for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of original issue discount accrued in prior years. The balance, if any, is treated as a negative adjustment in subsequent taxable years. Finally, to the extent that it has not previously been taken into account, an excess negative adjustment reduces the amount realized upon a sale, exchange, redemption or other taxable disposition of the note.

In general, a U.S. holder’s adjusted basis in a contingent payment debt instrument will equal the amount, in U.S. dollars, paid by that U.S. holder for the notes, increased by the amount of interest previously accrued by such U.S. holder with respect to the contingent payment debt instrument (in accordance with the comparable yield for the contingent payment debt instrument), reduced by the amount of any noncontingent payments and the projected amount of any contingent payments previously made. In addition, a U.S. holder’s basis in a contingent payment debt instrument will be increased or decreased by the amount of any positive or negative adjustments, if any, that such U.S. holder is required to make because the contingent payment debt instrument was purchased for an amount that differed from the adjusted issue price of that contingent payment debt instrument. Gain on the sale, exchange, redemption or other taxable disposition of a contingent payment debt instrument generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary only to the extent of the U.S. holder’s prior net original issue discount inclusions (i.e., reduced by the total net negative adjustments previously allowed to the U.S. holder as an ordinary loss) and capital to the extent in excess thereof. A noncorporate U.S. holder would generally be able to use such ordinary loss to offset income only in the taxable year in which such holder recognizes the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years. The deductibility of a capital loss realized on the sale, exchange or other taxable disposition of a note is subject to limitations.

If a U.S. holder purchases a contingent payment debt instrument for an amount that differs from the adjusted issue price of that contingent payment debt instrument at the time of the purchase, that U.S. holder must determine the extent to which the difference between the price that was paid for the contingent payment debt instrument and the adjusted issue price of the contingent payment debt instrument at the time of purchase is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly.

If a U.S. holder purchases a contingent payment debt instrument for an amount that is less than the adjusted issue price of that contingent payment debt instrument, that U.S. holder must (1) make positive adjustments increasing the amount of interest that would otherwise be accrued and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph, and (2) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of loss) that would otherwise be recognized upon the receipt, if any, of each remaining contingent payment with respect to the contingent payment debt instrument to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If a U.S. holder purchases a contingent payment debt instrument for an amount that is greater than the adjusted issue price of that contingent payment debt instrument, that U.S. holder must (1) make negative adjustments decreasing the amount of interest that would otherwise be accrued and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph, and (2) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of loss) that would otherwise be recognized upon the receipt, if any, of each remaining contingent payment with respect to the contingent payment debt instrument to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any IRS Form 1099-OID that a U.S. holder of a contingent payment debt instrument receives will not reflect the effects of positive or negative adjustments resulting from that holder’s purchase of that contingent payment debt instrument at a price other than the adjusted issue price determined for tax purposes, U.S. holders are urged to consult with their tax advisors as to whether and how adjustments should be made to the amounts reported on any IRS Form 1099-OID.

Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to notes.

Amortizing Notes

Payments received pursuant to an amortizing note may consist of both a principal component and an interest component. The principal component will generally constitute a tax-free return of capital that will reduce a U.S. holder’s adjusted tax basis in the note.

Foreign Currency Notes

Certain notes that are denominated in or indexed to a foreign currency are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the notes as subject to these special rules.

The following discussion summarizes the principal federal income tax consequences of owning a note that is denominated in or indexed to a foreign currency (other than a note subject to special rules such as a note denominated in a currency that is considered “hyperinflationary”) and is not a contingent payment debt instrument or a dual currency note. Special federal income tax considerations applicable to notes subject to special rules, such as notes that are denominated in or indexed to a hyperinflationary currency, notes that are contingent payment debt instruments, and notes that are dual currency notes, will be discussed in the applicable pricing supplement.

In general, a U.S. holder that uses the cash method of accounting and holds a note will be required to include in income the U.S. dollar value of the amount of interest income received, whether or not the payment is received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the amount of interest received is the amount of the interest paid in the foreign currency, translated into U.S. dollars at the spot rate on the date of receipt. The U.S. holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

A U.S. holder that uses the accrual method of accounting is generally required to include in income the dollar value of interest accrued during the accrual period. Accrual basis U.S. holders may determine the amount of income recognized with respect to that interest in accordance with either of two methods. Under the first method, the dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of that period or other average exchange rate for the period reasonably derived and consistently applied by the U.S. holder. Under the second method, a U.S. holder can elect to accrue interest at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the period within the relevant taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. Any such election will apply to all debt instruments held by the U.S. holder and is irrevocable without the consent of the IRS. An accrual basis U.S. holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of that interest income. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Original issue discount on a note described in this section is determined in the foreign currency and is translated into U.S. dollars in the same manner that an accrual basis U.S. holder accrues stated interest. Exchange gain or loss is determined when original issue discount is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the original issue discount was accrued.

The amount of market discount on a note described in this section includible in income will generally be determined by computing the market discount in the foreign currency and translating that amount into dollars at the spot rate on the date the note is retired or otherwise disposed of. If the U.S. holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the note differs from the exchange rate at which the market discount was accrued.

Amortizable bond premium on a note described in this section is computed in units of foreign currency and, if the U.S. holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss with respect to amortized bond premium is recognized and is measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

With respect to the sale, exchange, redemption or other disposition of a note denominated in a foreign currency, the foreign currency amount realized will be considered to be first, the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid original issue discount (on which exchange gain or loss is recognized as described above); and, finally, as receipt of principal. With respect to principal, exchange gain or loss is equal to the difference between (1) the foreign currency principal amount translated on the date the payment is received or the date of disposition and (2) the foreign currency principal amount translated on the date the note was acquired, or deemed acquired. Exchange gain or loss computed on accrued interest, original issue discount, market discount and principal is realized, however, only to the extent of total gain or loss on the transaction. The conversion of U.S. dollars into a foreign currency and the immediate use of that currency to purchase a note described in this section generally will not result in a taxable gain or loss for a U.S. holder.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, a U.S. holder that recognizes a loss with respect to a note that is attributable to changes in the spot exchange rate of a foreign currency may be required to report the loss on IRS Form 8886 if such loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult your tax advisor regarding any tax filing and reporting obligations—including any protective filings—that ought to be made in connection with any loss realized in connection with acquiring, owning and disposing of notes that are denominated in or linked to a currency other than the U.S. dollar.

Certain Other Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes

Some notes may be subject to other special rules. The applicable pricing supplement will discuss the principal federal income tax consequences with respect to notes that are subject to special rules.

Certain Notes Treated as Forward Contracts or Derivative Contracts

We may treat some notes as a forward contract or derivative contract for federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as a forward contract or derivative contract for federal income tax purposes. This section describes the principal federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as a forward contract or derivative contract.

There are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the notes described in this section is uncertain. Under one approach, the notes would be treated as forward contracts or derivative contracts with respect to the reference asset. We intend to treat each note described in this section consistently with this approach, and pursuant to the terms of the notes, each holder agrees to that treatment for all federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.

A U.S. holder’s tax basis in a note described in this section generally will equal the U.S. holder’s U.S. dollar cost for the note. Upon receipt of cash upon maturity or redemption and upon the sale, exchange or other disposition of the note, a U.S. holder generally should recognize gain or loss equal to the difference between the amount realized at maturity or on the redemption, sale, exchange or other disposition and the U.S. holder’s tax basis in the note. Except as described in the following paragraph, any such gain or loss should constitute capital gain or loss. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. The ability of U.S. holders to use capital losses to offset ordinary income is limited.

Unless otherwise indicated in the applicable pricing supplement, if a note that is treated as a forward contract or derivative contract provides for periodic payments (including amounts that are contingent and/or amounts that are denominated as interest or coupons), we intend to treat such amounts as items of ordinary income that a U.S. holder should include in income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes. Any character mismatch arising from the inclusion of ordinary income in respect of the periodic payments and capital loss (if any) upon the sale, redemption or maturity of the notes may result in adverse tax consequences to a U.S. holder because an investor’s ability to deduct capital losses is subject to significant limitations. In addition, it is possible that a U.S. holder should recognize ordinary income upon the sale of a note that provides for periodic payments to the extent of the portion of the sale proceeds that relates to accrued periodic payments that the U.S. holder has not yet included in ordinary income.

Although we intend to treat each note described in this section as a forward contract or derivative contract as described above, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the notes described in this section, and therefore the notes could be subject to some other characterization or treatment for federal income tax purposes. In 2007, the IRS released a notice that may affect the taxation of holders of notes classified as pre-paid forward or derivative contracts. According to the notice, the IRS and the Treasury Department are actively considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. The notice also states that the IRS and the Treasury Department are considering other relevant issues, including whether gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of instruments such as the notes should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the notes (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that a U.S. holder will be required to accrue income over the term of an instrument such as the notes even though such U.S. holder may not receive any payments with respect to the notes until redemption or maturity. The outcome of this process is uncertain. We intend to treat such notes for U.S. federal income tax purposes in accordance with the treatment described in this section and to the extent inconsistent therewith, the applicable pricing supplement, unless and until such time as the IRS and Treasury Department determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of such notes even though there may be no interest payments over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes.

Other alternative treatments are also possible. For example, notes described in this section that have a term of more than one year could be treated as “contingent payment debt instruments” for federal income tax purposes. In this case, in general, U.S. holders should be treated as described above under “—Contingent Payment Debt Instruments”. Similarly, notes described in this section with a term of one year or less could be treated as short-term contingent debt instruments, and notes described in this section with an expected term of one year or less, but which could have a term of more than one year if a market disruption contingency occurs could potentially be treated as contingent payment debt instruments or short-term contingent debt instruments. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes, and you should accordingly consult your tax advisor about this and another alternative treatments of the notes. It is also possible that holders of notes described in this section could be treated as owning the reference asset or assets to which such notes are linked.

In addition, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts”. The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts. If the IRS or the Treasury Department publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. holder could be required to accrue income over the term of the notes described in this section. In addition, other alternative federal income tax characterizations or treatments of the notes described in this section are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes. For example, it is possible that the IRS could assert that any gain or loss that a U.S. holder might recognize upon redemption or maturity of a note that is described in this section should be treated as ordinary gain or loss, or that a U.S. holder should be required to accrue interest over the term of such notes.

Additionally, it is possible that the IRS could assert that a U.S. holder’s holding period in respect of its notes should end on the date on which the amount such U.S. holder is entitled to receive upon redemption or maturity of the notes is determined, even though such U.S. holder may not receive any amounts in respect of the notes prior to the redemption or maturity of the notes. Under this alternative treatment, there may be circumstances under which such U.S. holder may be treated as having a holding period that is less than one year even if such U.S. holder receives cash upon the early redemption or maturity of the notes at a time that is more than one year after the beginning of such U.S. holder’s holding period. It is also possible that the IRS could assert under current law that U.S. holders of certain notes—generally, notes with a reference asset that is or contains a “pass-thru entity”, such as a regulated investment company (e.g., most exchange traded funds), a real estate investment trust or a partnership—should be subject to the “constructive ownership” rules set forth in Section 1260 of the Code. Specifically, Section 1260 of the Code treats a taxpayer owning certain types of derivative positions in property as having “constructive ownership” in that property, with the result that all or a portion of the long-term capital gain recognized by that taxpayer with respect to the derivative position may be recharacterized as ordinary income. In addition, Section 1260 of the Code imposes an interest charge on the long-term capital gain that was recharacterized. Unless otherwise provided in the applicable pricing supplement, we intend to treat the notes as not subject to Section 1260 of the Code. This position assumes that the applicable reference asset is not a passive foreign investment company. We do not intend to make an inquiry as to whether any reference asset is or contains a passive foreign investment company, and it is possible that a note for which the reference asset is or contains a passive foreign investment company could be subject to Section 1260 of the Code in its current form. Moreover, Section 1260 of the Code authorizes the Treasury Department to promulgate regulations (possibly with retroactive effect) to expand the application of the “constructive ownership” regime. If these regulations were promulgated and caused Section 1260 of the Code to apply to the notes, a U.S. holder would be required to treat all or a portion of the long-term capital gain (if any) that it recognizes on sale, exchange, maturity, or other taxable disposition of the notes as ordinary income, but only to the extent such long-term capital gain exceeds the long-term capital gain that it would have recognized if it had made a direct investment in shares of the reference asset (or, possibly, of entities underlying a reference asset). It is possible that these rules could apply, for example, to recharacterize long-term capital gain on the notes in whole or in part to the extent that a holder of shares of the relevant reference asset (or, possibly, of entities underlying a reference asset) would have earned dividend income therefrom or would have recognized short-term capital gain from the disposition of the shares upon a rebalancing of the reference assets (or, possibly, of entities underlying a reference asset) between the issue date for the notes and the date of the disposition of the notes.

In addition, if notes treated as a forward contract or derivative contract feature contingent periodic payments, it is possible that (i) a U.S. holder should not include the periodic payments (if any) in income as such U.S. holder receives them and instead such U.S. holder should reduce its basis in the notes by the amount of the periodic payments that such U.S. holder receives; (ii) a U.S. holder should not include the periodic payments (if any) in income as such U.S. holder receives them and instead, upon the sale, redemption or maturity of the notes, such U.S. holder should recognize short-term capital gain or loss in an amount equal to the difference between (a) the amount of the periodic payments paid over the term of the notes (including any periodic payment received at redemption or maturity or the amount of cash received upon a sale that is attributable to the periodic payments to be made on the notes) and (b) the excess (if any) of (1) the amount such U.S. holder paid for its notes over (2) the amount of cash received upon the sale, redemption or maturity (excluding any periodic payment received at redemption or maturity or the amount of cash received upon a sale that is attributable to the periodic payments to be made on the notes); or (iii) if a periodic payment is made at redemption or maturity, such periodic payment should not separately be taken into account as ordinary income but instead should increase the amount of capital gain or decrease the amount of capital loss that such U.S. holder recognizes at such time.

Furthermore, if notes treated as a forward contract or derivative contract feature periodic payments, it is possible that the notes could be treated as notional principal contracts that are comprised of a swap component and a loan component. If the notes were treated as notional principal contracts, a U.S. holder could be required to accrue income over the term of the notes in respect of the loan component (which may exceed the periodic payments, if any, that are paid on the notes), and any gain or loss that such U.S. holder recognizes upon the maturity of the notes would likely be treated as ordinary income or loss.

It is also possible that notes described in this section could be treated as an investment unit consisting of (i) a debt instrument that we issued to a U.S. holder and (ii) an option in respect of the reference asset that the U.S. holder sold to us, in which case rules that are similar to those described under “—Certain Notes Treated as Deposits and Put Options” described below should generally apply. A U.S. holder should consult its tax advisor as to the possible consequences of this alternative treatment.

Furthermore, if a note that is described in this section is also a “digital note” that is described above under “Certain Features of the Notes—Digital Notes” that provides for a single digital payment upon the redemption or maturity of the notes, it is possible that the digital payment will be treated as put option premium that will be treated as short-term capital gain.

If a U.S. holder receives shares of the reference asset upon the maturity of notes (notes with such a feature, “physically settled notes”), it is not clear whether the receipt of shares of the reference asset should be treated as (i) a taxable settlement of the physically settled notes followed by a purchase of the shares or (ii) a tax-free purchase of the shares pursuant to the original terms of your physically settled notes. Accordingly, a U.S. holder should consult its tax advisor about the tax consequences of receiving shares of the reference asset upon the maturity of physically settled notes. If the receipt of the shares is treated as a taxable settlement of physically settled notes followed by a purchase of the shares, a U.S. holder should (i) recognize capital gain or loss in an amount equal to the difference between the fair market value of the shares such U.S. holder receives at such time plus the cash payment in respect of fractional shares, if any, and such U.S. holder’s tax basis in the notes, and (ii) take a basis in such shares in an amount equal to their fair market value at such time. If, alternatively, the receipt of shares of the reference asset upon the maturity of physically settled notes is treated as a tax-free purchase of the shares, (i) the receipt of shares of the reference asset upon maturity of the notes should not give rise to the current recognition of gain or loss at such time, (ii) a U.S. holder should take a carryover basis in such shares equal to the basis such U.S. holder had in its notes (determined as described below, less the basis attributable to a fractional share, if any), and (iii) if a U.S. holder receive a cash payment in respect of fractional shares upon the stock settlement of such notes, such U.S. holder should recognize short-term capital gain or loss equal to the difference between the amount of cash received and such U.S. holder’s tax basis in the fractional share. A U.S. holder’s holding period in the shares received upon the maturity of any physically settled notes will begin on the day after such shares are received.

If the notes track a reference asset that is or contains a regulated futures contract within the meaning of Section 1256 of the Code, it is possible that the IRS could assert that Section 1256 of the Code should apply to the portion of the notes that reflect the performance of regulated futures contracts. In such a case, gain or loss recognized with respect to such portion of the notes would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to a U.S. holder’s holding period in the notes. Such U.S. holder would also be required to mark such portion of the notes to market at the end of each taxable year (i.e., recognize gain or loss as if the notes or the relevant portion of the notes had been sold for fair market value).

If the reference asset for a note described in this section is a contract that “rolls” or that changes during the term of the contract, it is possible that a U.S. holder could recognize gain or loss with respect to the notes each time the contract rolls or changes. Similarly, if the reference asset for a note that is described in this section is a basket or index of references assets, it is possible that a U.S. holder could recognize gain or loss with respect to the notes each time there is a change to any of the reference assets that are included in the basket or index.

In addition, if a note that is described in this section is also a “bear note” that is described above under “Certain Features of the Notes—Bear Notes” or that otherwise provides for exposure to a short investment strategy, it is possible that any gain that you recognize with respect to the notes will be treated as short-term capital gain.

Additionally, if the applicable reference asset is wholly or partially defined by reference to one or more metals (or an index that includes metals), it is also possible that the IRS could assert that a U.S. holder’s notes should be treated as wholly or partially giving rise to “collectibles” gain or loss if such U.S. holder had held the notes for more than one year, although we do not think such a treatment would be appropriate because (i) a sale or exchange of the notes is not a sale or exchange of a collectible but is rather a sale or exchange of an derivative contract that reflects the value of a collectible, and (ii) we expect that the notes will track the value of collectibles only to a limited extent. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

Prospective investors in the notes described in this section should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Certain Notes Treated as Deposits and Put Options

Unless otherwise stated in an applicable pricing supplement, this section describes the U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of notes that are “reverse convertible notes”. See “Certain Features of the Notes—Reverse Convertible Notes” above.

There are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the notes described in this section is uncertain. Under one approach, each note should be treated as a put option written by the holder (the “Put Option”) that permits us to (1) sell the linked shares to the holder at maturity for an amount equal to the Deposit (as described below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit (as described below), or (2) “cash settle” the Put Option (i.e., require the holder to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the linked shares at that time), and a deposit with us of cash in an amount equal to the purchase price of the note (the “Deposit”) to secure the holder’s potential obligation under the Put Option. We intend to treat each note described in this section consistent with this approach, and pursuant to the terms of the notes, each holder agrees to this treatment for all federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.

We intend to treat a portion of any stated interest payments and/or discount on a reverse convertible note as a put premium paid to or by us in respect of the Put Option (the “Put Premium”) and the remainder as interest and/or original issue discount or acquisition discount on the Deposit. The applicable pricing supplement will indicate the portion of the stated interest or discount that is allocable to Put Premium and the portion that is allocable to interest, original issue discount or acquisition discount on the Deposit. By purchasing the notes each holder agrees to this treatment.

Tax Treatment of Put Premium on the Put Option

The Put Premium should not be taxable to a U.S. holder upon its receipt. If the Put Option expires unexercised (i.e., the payment at maturity is equal to the full principal amount of the notes), the U.S. holder should recognize the total Put Premium received as short-term capital gain at that time.

If we exercise the Put Option and sell the linked shares to a U.S. holder, the U.S. holder should not recognize any gain or loss (other than with respect to cash received in lieu of fractional shares, as described below) in respect of the Put Option. In this event, the U.S. holder should have an adjusted tax basis in all linked shares received (including for this purpose any fractional shares) equal to the principal amount of the note less the total Put Premium received. The U.S. holder’s holding period for any linked shares received should start on the day after the delivery of the linked shares. The U.S. holder should generally recognize a short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of that cash received and the U.S. holder’s basis in the fractional shares, which is equal to the U.S. holder’s basis in all of the linked shares (including the fractional shares), times a fraction, the numerator of which is the fractional shares and the denominator of which is all of the linked shares (including fractional shares).

U.S. holders and non-U.S. holders should consult the offering documents for the linked shares for the U.S. federal income tax treatment of acquiring, owning and selling the linked shares.

If we elect to cash settle the Put Option, a U.S. holder should generally recognize a short-term capital gain or loss equal to (1) the amount of cash received on the note less (2) the principal amount of the note, less the total Put Premium received.

Tax Treatment of the Deposit

Unless otherwise indicated in the applicable pricing supplement, if the term of a reverse convertible note is more than one year, U.S. holders should include the portion of the stated interest payments on the note that is treated as interest income as described above under “—Payments of Interest”. If the term of a reverse convertible note is one year or less, the Deposit should be treated as a short-term obligation, and the portion of the stated interest payments on the note that is treated as interest income should be treated as described above under “—Short-Term Obligations”. The tax treatment of a Deposit issued with OID is described above under “—Original Issue Discount”. The applicable pricing supplement will indicate whether the Deposit is issued with OID.

Sale or Exchange of the Notes

Upon a sale, redemption, or other taxable disposition of a reverse convertible note for cash, a U.S. holder should allocate the cash received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sales proceeds allocable to the Deposit (less accrued and unpaid “qualified stated interest” and accrued acquisition discount that the U.S. holder has not included in income currently, which will be treated as ordinary interest income) and the U.S. holder’s adjusted tax basis in the Deposit (which generally will equal the initial purchase price of the U.S. holder’s reverse convertible note increased by any accrued original issue discount or acquisition discount previously included in income on the Deposit and decreased by the amount of any payment (other than an interest payment that is treated as qualified stated interest) received on the Deposit). This gain or loss should be capital gain or loss and should be long-term capital gain or loss if a U.S. holder is treated as having held the Deposit for more than one year at the time of such disposition. If the Put Option has a positive value on the date of a sale of a reverse convertible note, the U.S. holder should recognize short-term capital gain equal to the portion of the sale proceeds allocable to the Put

Option plus any previously received Put Premium. If the Put Option has a negative value on the date of sale, the U.S. holder should be treated as having paid the buyer an amount equal to the negative value in order to assume the U.S. holder’s rights and obligations under the Put Option. In that case, the U.S. holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. holder with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sales price allocated to the Deposit in determining the gain or loss in respect of the Deposit. The deductibility of capital losses by U.S. holders is subject to limitations.

Alternative Characterizations and Treatments

Although we intend to treat each reverse convertible note as a Deposit and a Put Option as described above, there are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section, and therefore the reverse convertible notes could be subject to some other characterization or treatment for U.S. federal income tax purposes. For example, the reverse convertible notes could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes as described above under “—Contingent Payment Debt Instruments”. The reverse convertible notes could also be treated as notional principal contracts, in which case you would be required to include the entire interest payment of the notes in ordinary income and any gain or loss that you would recognize upon the maturity of the notes would likely be treated as ordinary income or loss. In addition, other alternative characterizations and treatments of the reverse convertible notes are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes.

Prospective investors in the notes should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. Under these rules, the notes may be treated as “specified foreign financial assets”. Therefore, holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the notes.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the notes.

It is not clear, however, whether the Medicare tax would apply to periodic payments (including periodic payments that are denominated as coupons or interest) on notes that are treated as forward contracts or derivative contracts for U.S. federal income tax purposes, unless such periodic payments are derived in the ordinary course of the conduct of a trade or business (in which case the periodic payments should be treated as net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be treated as net investment income). Accordingly, U.S. holders that do not hold the notes in the ordinary conduct of a trade or business should consult their tax advisors regarding the application of the Medicare tax to periodic payments on notes that are treated as forward contracts or derivative contracts.

Tax Treatment of Non-U.S. Holders

In general and subject to the discussion below, payments on the notes to a non-U.S. holder and gain realized on the sale, exchange, redemption or other disposition of the notes by a non-U.S. holder will not be subject to U.S. federal income or withholding tax, unless (1) such income is effectively connected with a trade or business conducted by such non-U.S. holder in the United States, (2) in the case of gain, such non-U.S. holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, or (3) such non-U.S. holder fails to provide the relevant correct, complete and executed IRS Form W-8.

Notwithstanding the above, if we determine that there is a material risk that we will be required to withhold on any payments on the notes (even if the requirements described in the preceding paragraph are satisfied), we may withhold on any such payment to a non-U.S. holder at a 30% rate, unless such non-U.S. holder has provided to us (i) a valid IRS Form W-8ECI or (ii) a valid IRS Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding. If we elect to withhold and such non-U.S. holder has provided us with a valid IRS Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding, we may nevertheless withhold up to 30% on any payments if there is any possible characterization of the payments that would not be exempt from withholding under the treaty.

On December 7, 2007, the IRS released a notice that may affect the taxation of non-U.S. holders of notes that we intend to treat as forward or derivative contracts. According to the notice, the IRS and the Treasury Department are actively considering whether, among other issues, the holder of an instrument such as notes that we intend to treat as forward or derivative contracts should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, non-U.S. holders of such notes will ultimately be required to accrue income currently and that non-U.S. holders of such notes could be subject to withholding tax on deemed income accruals and/or other payments made in respect of such notes.

In addition, alternative treatments of notes that we intend to treat as forward or derivative contracts are possible under U.S. federal income tax law. Under one such alternative characterization, it is possible that you could be treated as owning the reference asset or reference assets of such notes. If the amount that is payable on a note that we intend to treat as a forward or derivative contract is determined by reference to dividends that are paid or declared with respect to a U.S. stock, it is possible that the IRS could assert that you should be subject to U.S. withholding tax in respect of such dividends. The Treasury Department has also issued proposed regulations under Section 871(m) of the Code which could ultimately treat all or a portion of any payment in respect of notes that have a reference asset that is a U.S. corporation (or a portion of which is a U.S. corporation) as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). However, such withholding would potentially apply only to payments made after December 31, 2013. A non-U.S. holder could also be required to make certain certifications in order to avoid or minimize such withholding obligations, and could be subject to withholding (subject to the potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory. A non-U.S. holder should consult its tax advisor concerning the potential application of these regulations to payments received with respect to the notes when these regulations are finalized.

Other alternative treatments with U.S. federal income tax consequences to non-U.S. holders may also be possible, and may be discussed in the relevant pricing supplement. Prospective non-U.S holders of the notes should review the relevant pricing supplement for any notes that they are considering purchasing, and should consult their own tax advisors regarding the possible alternative treatments of the notes.

In the case of notes that are treated as forward or derivative contracts that are linked to one or more assets characterized as U.S. real property interests, non-U.S. holders may be subject to special rules governing the ownership and disposition of U.S. real property interests. Unless otherwise specified in the applicable pricing supplement, we do not intend to make any inquiry as to whether a particular reference asset is characterized as a U.S. real property interest or contains one or more assets that is characterized as a U.S. real property interest; therefore, non-U.S. holders are urged to discuss the potential application of such rules with their tax advisors.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. United States accountholders subject to such information reporting or certification requirements may include holders of the notes. To avoid becoming subject to the 30% withholding tax on payments to them, we and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of the notes and, in the case of holders who (i) fail to provide the relevant information, (ii) are non-U.S. financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold the notes directly or indirectly through such non-compliant non-U.S. financial institutions, withhold on a portion of payments under the notes. Unless otherwise specified in the applicable pricing supplement, such withholding is not expected to apply to notes with an issue date before the later of (i) July 1, 2014 and (ii) six months after the date when final regulations defining “foreign passthru payments” are published by the U.S. Treasury Department. In addition, non-U.S. source payments on notes that are issued after that date will not be subject to withholding before January 1, 2017. However, the rules for the implementation of this legislation have not yet been finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of the notes.

Information Reporting and Backup Withholding

Payments of principal, any premium and interest, and the accrual of OID on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the notes generally will be refunded by the IRS or allowed as a credit against the holder’s federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN THE NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

VALIDITY OF SECURITIES

If stated in the pricing supplement applicable to a specific issuance of medium-term notes or universal warrants, the validity of the securities under New York law may be passed upon for us by our U.S. counsel, as specified in that pricing supplement. If stated in the pricing supplement applicable to a specific issuance of securities, the validity of the securities under English law may be passed upon by our English solicitors. Our U.S. counsel may rely upon the opinion as to all matters of English law and our English solicitors may rely on the opinion of our U.S. counsel as to all matters of New York law. If this prospectus supplement is delivered in connection with an underwritten offering, the validity of the securities may be passed upon for the underwriters by U.S. and English counsel for the underwriters specified in the related pricing supplement. If no English counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of our English solicitors as to certain matters of English law.

BARCLAYS BANK PLC

Debt Securities

Warrants

Preference Shares

American Depositary Shares

This prospectus describes some of the general terms that may apply to the securities described herein (the “securities”) and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell senior and dated subordinated debt securities, warrants or preference shares from time to time. In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. Unless otherwise indicated in the applicable prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any other obligations in respect of our securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch

The date of this prospectus is July 19, 2013

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of our plans and current goals and expectations relating to our future financial condition and performance. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “expect,” “estimate,” “projected,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our future financial position, income growth, assets, impairments, charges, business strategy, capital ratios, leverage, payment of dividends, projected levels of growth in the banking and financial markets, projected costs, commitments in connection with the Transform programme, estimates of capital expenditures, and plans and objectives for future operations and other statements that are not historical fact.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, including, but not limited to, U.K. domestic, Eurozone and global macroeconomic and business conditions, the effects of continued volatility in credit markets, market related risks such as changes in interest rates and foreign exchange rates, effects of changes in valuation of credit market exposures, changes in valuation of issued securities, the policies and actions of governmental and regulatory authorities (including requirements regarding capital and our structures and the potential for one or more countries exiting the Eurozone), changes in legislation, the further development of standards and interpretations under International Financial Reporting Standards (“IFRS”) applicable to past, current and future periods, evolving practices with regard to the interpretation and application of standards under IFRS and prudential capital rules, the outcome of current and future legal proceedings, the success of future acquisitions and other strategic transactions and the impact of competition, a number of which factors are beyond our control. As a result of these uncertain events and circumstances, our actual future results and capital ratios may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, which is available on the SEC’s website at http://www.sec.gov.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made. Except as required by the Financial Conduct Authority of the United Kingdom (the “FCA”), the London Stock Exchange plc or applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus or the documents incorporated by reference herein to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.

We filed our annual report on Form 20-F for the fiscal year ended December 31, 2012 (the “2012 Form 20-F”) with the SEC on March 13, 2013. We are incorporating the 2012 Form 20-F by reference into this prospectus. We are further incorporating by reference our Current Reports on Form 6-K furnished to the SEC on April 24, 2013 (File No. 001-10257, Film No. 13779449) and June 27, 2013 (File No. 001-10257, Film No. 13937014).

In addition, we incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

For purposes of this prospectus, references to “we,” “us” and “our” refer to Barclays Bank PLC (or any successor entity) and its consolidated subsidiaries, unless the context indicates otherwise; and references to “DTC” shall include any successor clearing system. The term “Group” shall mean Barclays PLC and its consolidated subsidiaries, unless the context indicates otherwise. The term “PRA” shall mean the Prudential Regulation Authority of the United Kingdom (which is one of the successors of the Financial Services Authority as of April 1, 2013) or such other governmental authority in the United Kingdom (or if Barclays Bank PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays Bank PLC. References to “£” and “sterling” shall be to the lawful currency for the time being of the United Kingdom and references to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States.

THE BARCLAYS BANK GROUP

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Barclays Bank Group”) is a major global financial services provider engaged in retail banking, credit cards, corporate and investment banking, and wealth and investment management with an extensive international presence in Europe, the Americas, Africa and Asia. Together with the predecessor companies, the Barclays Bank Group has over 300 years of history and expertise in banking, and today the Barclays Bank Group operates in over 50 countries and employs approximately 140,000 people. The Barclays Bank Group moves, lends, invests and protects money for customers and clients worldwide. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Barclays Bank Group and one of the largest financial services companies in the world by market capitalization.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and to strengthen further our capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Dated Subordinated Debt Securities”). Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities will be secured by any assets or property of Barclays Bank PLC or any of its subsidiaries or affiliates (including Barclays PLC, its parent).

We will issue Senior Debt Securities and Dated Subordinated Debt Securities under indentures (respectively, the “Senior Debt Indenture” and “Dated Subordinated Debt Indenture”) between us and The Bank of New York Mellon, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Debt Indenture and Dated Subordinated Debt Indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom. Unless otherwise indicated in a prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any obligations in respect of our debt securities.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	the issue date;

•	the maturity date;

•	the specific designation and aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for Barclays Bank PLC as the issuer of the debt securities of the series;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	any condition applicable to payment of any principal, premium or interest on Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the debt securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the Senior Debt Security holder or Dated Subordinated Debt Security holder, if the Senior Debt Security or Dated Subordinated Debt Security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Dated Subordinated Events of Default or Dated Subordinated Debt Defaults, in the case of Dated Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	whether we will pay Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered securities”) or in bearer form (“bearer securities”) or both;

•	for registered securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	any applicable write-down provision or bail-in provision in connection with applicable regulatory capital or other requirements;

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained in this section below under “—Modification and Waiver” and “Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults.”

Market-Making Transactions. If you purchase your debt security and/or any of our other securities we describe in this prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Legal Ownership; Form of Debt Securities

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders.” If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” in this prospectus.

In the remainder of this section, “holders” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. Holders of debt securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, and the date for payments of principal and any premium on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Ranking

Senior Debt Securities. Senior Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of Dated Subordinated Debt Securities relative to the debt and equity issued by us, including to what extent the Dated Subordinated Debt Securities may rank junior in right of payment to our other obligations or in any other manner.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest on the debt securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, the principal of, any premium, or any interest on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•

the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•

such taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union or elsewhere; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest on, or in respect of, any debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

The government of any jurisdiction where Barclays Bank PLC is incorporated may require Barclays Bank PLC to withhold amounts from payments on the principal or interest on the notes, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Barclays Bank PLC may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

With respect to Dated Subordinated Debt Securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the Dated Subordinated Debt Securities and the Dated Subordinated Debt Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Dated Subordinated Debt Securities and the Dated Subordinated Debt Indenture through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of a Dated Subordinated Debt Security, and we will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Additional Amounts” explicitly provide otherwise.

Redemption

Redemption of Senior Debt Securities for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the Senior Debt Securities of any series upon not less than 30 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement if:

•

we are required to issue definitive debt securities (see “Global Debt Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Additional Amounts with respect to the Senior Debt Securities; or

•

we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Additional Amounts, or we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities or the amount of the deduction would be materially reduced.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption (which notice shall be irrevocable), we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the Senior Debt Securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest, in respect of such Senior Debt Securities to the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Redemption of Dated Subordinated Debt Securities for Tax Reasons. Subject to the provisions set out in “—Condition to Redemption of Dated Subordinated Debt Securities” below, and unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the Dated Subordinated Debt Securities of any series upon not less than 30 nor more than 60 days’ prior notice to the holders on any dates as are specified in the applicable prospectus supplement if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal which becomes effective on or after the issue date of the relevant Dated Subordinated Debt Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

•	we will or would be required to pay Additional Amounts with respect to the Dated Subordinated Debt Securities;

•	we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced; or

•

we would not, as a result of the Dated Subordinated Debt Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of this prospectus or any similar system or systems having like effect as may from time to time exist)

(each such change in tax law or regulation or the official application or interpretation thereof, a “Tax Event”),

provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case, and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption (which notice shall be irrevocable), we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the Dated Subordinated Debt Securities of the relevant series. The redemption price will be equal to 100% of the principal amount of Dated Subordinated Debt Securities being redeemed, together with any accrued but unpaid interest in respect of such Dated Subordinated Debt Securities to (but excluding) the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Any redemption of Dated Subordinated Debt Securities as a result of a Tax Event will also be subject to the provisions described under “—Condition to Redemption of Dated Subordinated Debt Securities” below.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

Condition to Redemption of Dated Subordinated Debt Securities. Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem Dated Subordinated Debt Securities (and give notice thereof to the holders of such Dated Subordinated Debt Securities) only in accordance with the requirements set out in the Capital Regulations at such time and only if we have obtained the PRA’s prior consent (as (and to the extent) required by Capital Regulations at such time) for the redemption of the relevant Dated Subordinated Debt Securities.

The rules under CRD IV provide that the competent authority (the PRA in our case) shall grant permission to a redemption or repurchase provided that any of the following conditions is met, as applicable to the Dated Subordinated Debt Securities:

(1)	on or before the redemption or repurchase of the Dated Subordinated Debt Securities, we replace the Dated Subordinated Debt Securities with instruments qualifying as own funds instruments of an equal or higher quality on terms that are sustainable for our income capacity;

(2)	we have demonstrated to the satisfaction of the PRA that our own funds would, following such redemption, exceed the capital ratios required under CRD IV by a margin that the PRA may consider necessary on the basis set out in CRD IV for it to determine the appropriate level of capital of an institution.

In addition, the rules under CRD IV provide that the PRA may only permit us to redeem the Dated Subordinated Debt Securities before five years after the date of issuance of the relevant Dated Subordinated Debt Securities if the conditions listed in paragraphs (1) or (2) above are met and either:

(1)	in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant Dated Subordinated Debt Securities that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such change was not reasonably foreseeable at the time of the issuance of the relevant Dated Subordinated Debt Securities; or

(2)	in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that there is a change in the applicable tax treatment of the Dated Subordinated Debt Securities that is material and was not reasonably foreseeable at the time of issuance of the relevant Dated Subordinated Debt Securities.

The rules under CRD IV may be modified from time to time after the date of issuance of the relevant Dated Subordinated Debt Securities.

“Capital Regulations” means, at any time, the regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which we may be organized or domiciled) and applicable to the Group.

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms and Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013.

“own funds” means the sum of Tier 1 Capital and Tier 2 Capital.

“own funds instruments” means capital instruments issued by Barclays Bank PLC that qualify as Tier 1 Capital or Tier 2 Capital.

“Tier 1 Capital” means Tier 1 Capital for the purposes of the Capital Regulations.

“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations.

Condition to Repurchase

Unless the applicable prospectus supplement specifies otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding debt securities of any series at any price in the open market or otherwise, subject to applicable law. Repurchases of Dated Subordinated Debt Securities must be (i) in accordance with the Capital Regulations applicable to the Group in force at the relevant time, (ii) subject to the prior consent of the PRA (if and to the extent such consent is required by applicable Capital Regulations at such time) and (iii) with all unmatured coupons appertaining thereto.

We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the debt securities. Such debt securities will stop bearing interest on the redemption date, even if you do not collect your money.

Convertible or Exchangeable Securities

Unless the applicable prospectus supplement specifies otherwise, optionally convertible or exchangeable securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable securities into or for the underlying security, basket or baskets of securities, index or indices of securities, or a combination of these, at a specified rate of exchange. Optionally convertible or exchangeable securities will be redeemable at our option prior to maturity, if the applicable prospectus supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable securities.

Unless the applicable prospectus supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination of these, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable security. If the applicable prospectus supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, or a combination of these so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, or a combination of these.

Unless the applicable prospectus supplement specifies otherwise, upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, or a combination of these, or the cash value thereof.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Dated Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to change the stated maturity date of its principal amount;

•	change the principal amount of, or any premium or rate of interest, with respect to any debt securities;

•	reduce the amount of principal on a Discount Security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•	change our obligation, or any successor’s, to pay Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default, Dated Subordinated Event of Default or Dated Subordinated Debt Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Dated Subordinated Event of Default, Dated Subordinated Debt Default or covenants, except as otherwise specified.

Unless the relevant prospectus supplement provides otherwise, in addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice we satisfy the trustee that such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the Senior Debt Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the Senior Debt Securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “—Additional Amounts.” Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction.

The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium or interest, on any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default.

Dated Subordinated Events of Default

Unless the relevant prospectus supplement provides otherwise, if either a court of competent jurisdiction in England makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or our shareholders adopt an effective resolution for our winding-up, other than, in each such case, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency, that order or resolution will constitute a “Dated Subordinated Event of Default” with respect to all of the Dated Subordinated Debt Securities. If a Dated Subordinated Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of each series may declare such Dated Subordinated Debt Securities to be due and payable immediately (and such Dated Subordinated Debt Securities shall thereby become so due and payable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with any accrued but unpaid interest in accordance with the terms of the Dated Subordinated Debt Indenture, and payments on the Dated Subordinated Debt Securities of such series shall be subject to any subordination provisions applicable to the Dated Subordinated Debt Securities of that series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of the series may rescind the declaration of acceleration and its consequences, but only if the Dated Subordinated Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Dated Subordinated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, a “Dated Subordinated Debt Default” with respect to any series of Dated Subordinated Debt Securities shall result if we do not pay any installment of interest upon, or any part of the principal of, and any premium on, any Dated Subordinated Debt Securities of that series on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for 14 days.

If a Dated Subordinated Debt Default occurs and is continuing, and such Dated Subordinated Debt Default has neither been cured nor waived within a period of 14 days following the provision of notice of such Dated Subordinated Debt Default to us from the trustee, the trustee may at its discretion and without further notice to us institute proceedings for our winding-up in England (or such other jurisdiction in which we may be organized) (but not elsewhere), but the trustee may not, upon the occurrence of a Dated Subordinated Debt Default, declare any part of the principal amount of any outstanding Dated Subordinated Debt Securities of such series to be due and payable. Failure to make any payment in respect of a series of Dated Subordinated Debt Securities shall not be a Dated Subordinated Debt Default if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 14-day period by independent legal advisers in a written opinion acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this situation, we will take the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order, then the payment shall become due and payable on the expiration of a further 14-day period after we deliver to the trustee written notice informing the trustee of the determination, which written notice we will deliver promptly following such determination.

Other than the limited remedies specified above, if a Dated Subordinated Event of Default or a Dated Subordinated Debt Default of any series of Dated Subordinated Debt Securities occurs and is continuing, no remedy against us shall be available to the trustee or any holder of the Dated Subordinated Debt Securities of such series whether for the recovery of amounts owing in respect of the Dated Subordinated Debt Securities of such series or under the Dated Subordinated Debt Indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of the Dated Subordinated Debt Securities of such series or under the Dated Subordinated Debt Indenture in relation thereto, provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses shall survive any such Dated Subordinated Event of Default or Dated Subordinated Debt Default and shall not be subject to any subordination provisions applicable to the Dated Subordinated Debt Securities of such series and (2) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of such Dated Subordinated Debt Securities with respect to such Dated Subordinated Event of Default or Dated Subordinated Debt Default under the provisions of the Dated Subordinated Debt Indenture, and provided that any payments on the Dated Subordinated Debt Securities of such series are subject to any subordination provisions applicable to the Dated Subordinated Debt Securities of that series.

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any Dated Subordinated Debt Security may not be set-off, or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim in respect of the Dated Subordinated Debt Securities or the Dated Subordinated Debt Indenture that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Waiver; Trustee’s Duties—Dated Subordinated Debt Securities. The holders of not less than a majority in aggregate principal amount of the Dated Subordinated Debt Securities of any affected series may waive any past Dated Subordinated Event of Default with respect to the series.

Subject to the applicable indenture provisions regarding the trustee’s duties, in case a Dated Subordinated Event of Default or Dated Subordinated Debt Default occurs and is continuing with respect to the Dated Subordinated Debt Securities of any series, the trustee will have no obligation to any holders of the Dated Subordinated Debt Securities of that series, unless they have offered the trustee reasonable indemnity. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the applicable indenture, and must not be unjustly prejudicial to the holder(s) of any Dated Subordinated Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a Dated Subordinated Event of Default or a Dated Subordinated Debt Default with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any Dated Subordinated Event of Default or Dated Subordinated Debt Default it knows about, unless the Dated Subordinated Event of Default or Dated Subordinated Debt Default has been cured or waived. However, except in the case of a Dated Subordinated Debt Default, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Dated Subordinated Debt Indenture.

Limitation on Suits

Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•

With respect to Senior Debt Securities, in the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Dated Subordinated Event of Default or Dated Subordinated Debt Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation (including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA), any of our wholly owned subsidiaries (or, with respect to the Dated Subordinated Debt Securities, Barclays PLC) may assume our obligations under the debt securities of any series without the consent of any holder (the “Substituted Issuer”). We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking” above, in the case of Dated Subordinated Debt Securities) the obligations of the Substituted Issuer under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “—Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement specifies otherwise, the debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the Dated Subordinated Debt Indenture, the subordination provisions of each series of Dated Subordinated Debt Securities and the related provisions in the Dated Subordinated Debt Indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities in bearer form, if in writing and delivered or mailed to each direct holder;

•	in the case of Dated Subordinated Debt Securities, with respect to global debt securities if given in accordance with the applicable procedures of the depositary for such global debt securities; or

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•

with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global debt security representing any series of debt securities, a copy of all notices with respect to such series will be delivered to the depositary for such global debt security.

The Trustee

The Bank of New York Mellon will be the trustee under the indentures. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The Senior Debt Indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Senior Debt Indenture or Senior Debt Securities brought in any federal or state court in New York City, and we irrevocably submit to the jurisdiction of these courts.

The Dated Subordinated Debt Indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Dated Subordinated Debt Indenture or Dated Subordinated Debt Securities brought in any federal or state court in the Borough of Manhattan, New York City, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF WARRANTS

The following is a summary of the general terms of the warrants. It sets forth possible terms and provisions for each series of warrants. Each time that we offer warrants, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

We will issue each series of warrants under either an indenture between us and The Bank of New York Mellon, as trustee, or a warrant agreement between us and the applicable warrant agent. The terms of the warrants include those stated in the relevant indenture or agreement and any supplements thereto. We have filed each of the form of warrant indenture and warrant agreement as an exhibit to the registration statement, of which this prospectus is a part. If we issue a series of warrants under a warrant agreement, we will file that agreement either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K.

Because this section is a summary, it does not describe every aspect of the warrants in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture or agreement, any supplement to the relevant indenture or agreement and each series of warrants. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture or agreement.

General

We may issue warrants that are debt warrants or universal warrants. We will issue each series of warrants under either a warrant indenture or a warrant agreement. We may offer warrants separately or together with our debt securities. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable indenture or agreement. We may issue warrants in such amounts or in as many distinct series as we wish.

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•

securities of one or more issuers, including our preferred stock or other securities (other than our ordinary shares or ordinary shares of Barclays PLC) described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” When we refer to “warrant property,” we mean such of each property described in the first four bullet points above as may be purchased or sold pursuant to a warrant, or by reference to which the cash value of a warrant is determined or linked.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Legal Ownership; Form of Warrants

Street Name and Other Indirect Holders. Investors who hold warrants in accounts at banks or brokers will generally not be recognized by us as legal holders of warrants. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its warrants. These intermediary banks, brokers and other financial institutions pass along warrant property and other payments on the warrants, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds warrants in street name should check with the investor’s own intermediary institution to find out:

•	how it handles warrant payments or delivers warrant property and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s warrants, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the warrants if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee or any warrant agent and those of any third parties employed by us or the trustee or any warrant agent, under the warrants, the warrant indenture and any warrant agreement run only to persons who are registered as holders of warrants. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold warrants in that manner or because the warrants are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders.” If we issue warrants in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the warrants included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of warrants will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” below.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of warrants. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders.”

General Terms of Warrants

Because we are a holding company, our ability to perform our obligations on the warrants will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities—General.”

Neither the indenture nor any warrant agreement limits the number of warrants that we may issue.

The prospectus supplement will indicate, where applicable, for each series or of two or more related series of warrants:

•	the specific designation and aggregate number of, the warrants;

•	the prices at which we will issue the warrants;

•	the currency with which the warrants may be purchased;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	the minimum number, if any, of warrants that must be exercised at any one time, other than upon automatic exercise, if applicable;

•	the maximum number, if any, of warrants that may be exercised on any exercise date or during any exercise period, as applicable;

•	any provisions for the automatic exercise of the warrants at expiration or otherwise;

•	in the case of universal warrants, if the warrant property is an index or a basket of securities, a description of the index or basket of securities, as the case may be;

•

in the case of universal warrants, if the warrant property is an index, a description of the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem any warrants of the series at our option, in whole or in part and, if other than by a board resolution, the manner in which such election is evidenced;

•	the indenture or agreement under which we will issue the warrants;

•	whether the warrants will be registered securities or bearer securities or both;

•	if applicable, that any warrants shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any listing of the warrants on a securities exchange; and

•	any other terms of the warrants.

If we issue warrants in bearer form, the special restrictions and considerations relating to such bearer warrants, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

No holder of a warrant will have any rights of a holder of the warrant property purchasable or deliverable under the warrant.

Holders of warrants have no voting rights except as explained below under “—Modification and Waiver” and “—Warrant Events of Default; Limitation of Remedies.”

Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”

Additional Terms of Warrants

Debt Warrants

The prospectus supplement will further indicate, for each series or two or more related series of debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•

the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

The prospectus supplement will further indicate for each series or two or more related series of universal warrants:

•

whether the universal warrants are call warrants or put warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the specific warrant property, as well as the amount or the method for determining the amount of the warrant property purchasable or saleable upon the exercise of each warrant;

•

the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•

whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether the election of such form of settlement is to be at our option or at the option of the holder of such warrant.

General Provisions of Warrant Indenture

We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of Barclays Bank PLC or its subsidiaries. Thus, by owning a warrant issued under the indenture, you hold one of our unsecured obligations.

Ranking

The warrants issued under the indenture constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the warrants of any series upon not less than 30 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement, if we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will become subject to any adverse tax consequences.

Before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the warrants of the relevant series. The relevant pricing supplement will specify the applicable redemption price for the warrants.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the warrants of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the warrants. Any notice of redemption of warrants will state:

•	the date fixed for redemption;

•	the redemption price;

•	the amount of warrants to be redeemed if we are only redeeming a part of the series;

•	that on the date fixed for redemption the redemption price will become due and payable on each warrant to be redeemed;

•	the place or places at which each holder may obtain payment of the redemption price;

•	if applicable, the terms of exercise, the date on which the right to exercise the warrant terminates and the place or places where such warrants may be surrendered for exercise; and

•	the CUSIP number or numbers, if any, with respect to the warrants.

In the case of a partial redemption, the trustee shall select the warrants that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase warrants of any series in the open market or by tender (available alike to each holder of warrants of the relevant series) or by private agreement, if applicable law allows. We will treat as cancelled and no longer issued and outstanding any warrants of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of warrants without the consent of the holders of the warrants. We may make other modifications and amendments with the consent of the holder(s) of not less than a majority in number of the warrants of the series outstanding under the indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected warrant that would:

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	change the exercise price of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the places at which payments are payable or the currency of payment;

•	permit redemption of a warrant if not previously permitted;

•

impair a holder’s right to exercise its warrant, or sue for payment or delivery of any money or warrant property payable or deliverable with respect to its warrant on or after the payment or settlement date, or in the case of redemption, the redemption date;

•

reduce the percentage in number of outstanding warrants of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Warrant Event of Default (as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the terms and conditions of our obligations in respect of the due and punctual payment or delivery of money or warrant property due and payable or deliverable on the warrants, in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Warrant Event of Default or covenants, except as otherwise specified.

Warrant Events of Default; Limitation of Remedies

Warrant Events of Default. Unless the relevant prospectus supplement provides otherwise, a “Warrant Event of Default” with respect to any warrant shall result if:

•

we do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant. It shall not, however, be a Warrant Event of Default if we satisfy the trustee that such sums or warrant property (“Withheld Amounts”)

were not paid or delivered in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Warrant Event of Default if we act on the advice given to us during a 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the warrant indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee requiring the breach to be remedied or from holders of at least 25% in number of the outstanding warrants of the relevant series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency).

If a Warrant Event of Default occurs and is continuing, the trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in number of the outstanding warrants of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the warrant indenture, and must not be unjustly prejudicial to the holder(s) of any warrants of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the warrant indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of warrants or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders. Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted.

The holders of a majority in number of the outstanding warrants of any affected series may waive any past Warrant Event of Default with respect to the series, except any default in respect of either:

•	the payment or delivery of money or warrant property in respect of any warrant of the series; or

•	a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding warrant of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Warrant Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the warrants of any series, give to each affected holder of the warrants of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment or delivery of any money or warrant property, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We will furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the warrant indenture.

Limitation on suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the warrants, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in number of the outstanding warrants of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in number of the outstanding warrants of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments or delivery of warrant property, as applicable, due but unpaid or not delivered with respect to the warrants.

Street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any Warrant Event of Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the warrants, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the warrants and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly owned subsidiaries may assume our obligations under the warrants of any series without the consent of any holder. We, however, must irrevocably guarantee the obligations of the subsidiary under the warrants of that series. If we do, all of our direct obligations under the warrants of the series and the applicable indenture shall immediately be discharged. A subsidiary that assumes our obligations will also be entitled to redeem the warrants of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing warrants for new warrants, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law and Waiver of Jury Trial

The warrants and indenture will be governed by and construed in accordance with the laws of the State of New York. We and the trustee have agreed to waive the right to trial by jury with respect to any legal proceeding arising out of or relating to the warrant indenture or the warrants.

Notices

Notices regarding the warrants will be valid:

•	with respect to global warrants in bearer form, if in writing and delivered or mailed to each direct holder;

•	if registered warrants are affected, if given in writing and mailed to each direct holder as provided in the indenture; or

•

with respect to bearer definitive warrants, if published at least once in an Authorized Newspaper (as defined in the indenture) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global warrant representing any series of warrants, a copy of all notices with respect to such series will be delivered to the depositary for such global warrant.

Payment and Paying Agents

We will pay or deliver money or warrant property due on the warrants at the corporate trust office of the trustee in New York City. Holders of warrants must make arrangements to have their payments wired from or warrant property picked up at, as applicable, that office.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments or deliveries of warrant property.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of warrants.

The Trustee

The Bank of New York Mellon will be the trustee under the indenture. The trustee has two principal functions:

•

first, the trustee can enforce a holder’s rights against us if we default under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Warrant Events of Default; Limitation of Remedies”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s payments or warrant property, transferring warrants to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

The trustee will not be liable for special, indirect or consequential damages and will not be liable for any failure of its obligations caused by circumstances beyond its reasonable control.

Consent to Service

The indenture provides that we irrevocably designate Barclays Bank PLC, 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indenture or warrants brought in any federal or state court in New York City, and we irrevocably submit to the jurisdiction of these courts.

General Provisions of Warrant Agreements

We may issue debt warrants and some universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank or trust company as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. This section describes certain general provisions of the form of warrant agreement filed as an exhibit to the registration statement of which this prospectus is a part. The specific terms of the warrant agreement under which we issue any warrants will be described in the applicable prospectus supplement, and we will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or warrant property purchasable or deliverable upon exercise of the warrant, including any right to receive payments on those debt securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.

Modifications Without Consent of Holders

We and the applicable warrant agent may make certain amendments to any warrant or warrant agreement without the consent of any holder, including:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modifications with Consent of Holders

We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of each affected warrant, if the amendment would:

•	change the amount of the warrant property or other consideration purchasable or saleable upon exercise of the warrant;

•	change the exercise price of the warrant;

•	shorten the period of time during which the holder may exercise the warrant;

•	otherwise impair the holder’s right to exercise the warrant in any material respect; or

•

reduce the number of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Warrant Agreement Will Not Be Qualified Under the Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell, lease, transfer or convey our assets to, another corporation or other entity or to engage in any other transactions. Unless otherwise specified in the applicable pricing supplement, if at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Notices

We or the applicable warrant agent will give notice to holders of warrants by mailing written notice by first class mail, postage prepaid, to such holders as their names and addresses appear in the books and records of the applicable warrant agent.

Payments

We will pay or deliver money or warrant property due on the warrants at the applicable warrant agent’s office. The warrant agent will transmit such money or warrant property to or upon the order of the holder of the warrants.

GLOBAL SECURITIES

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities (or delivery of warrant property, if applicable) and protection of their legal rights relating to the securities, as explained earlier under “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the sections entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders; Direct Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders; Direct Holders.”

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•

when a Senior Event of Default, in the case of Senior Debt Securities, a Dated Subordinated Event of Default or Dated Subordinated Debt Default, in the case of Dated Subordinated Debt Securities, or a Warrant Event of Default in the case of warrants issued under a warrant indenture, has occurred and has not been cured. Defaults are discussed above under “Description of Debt Securities—Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults” and “Description of Warrants—General Provisions of Warrant Indenture—Warrant Events of Default; Limitation of Remedies.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any series we may issue under this registration statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully. The prospectus supplement relating to a series of preference shares or to a series of debt securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that series contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified by, our Articles of Association and the resolutions of the Board of Directors or an authorized committee. You should read our Articles of Association as well as those resolutions, which we have filed or will file with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) that may represent preference shares may be issued, under the heading “Description of American Depositary Shares.”

General

Under our Articles of Association, our Board of Directors or an authorized committee of the Board is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more series, if a resolution of our shareholders has authorized the allotment of such preference shares.

The resolutions providing for their issue, adopted by the Board of Directors or the authorized committee, will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

The preference shares of any series will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per preference share. They will, when issued, be fully paid and non-assessable. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account. The applicable prospectus supplement will specify the nominal value of the preference shares. The preference shares of a series deposited under the deposit agreement referred to in the section “Description of American Depositary Receipts” will be represented by ADSs of a corresponding series, evidenced by ADRs of such series. The preference shares of such series may only be withdrawn from deposit in registered form. See “Description of American Depositary Receipts.”

The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of preference shares offered, the number of preference shares offered in the form of ADSs and the number of preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per preference share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends (if paid) will be payable;

•	voting rights of that series of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	whether the preference shares shall be issued as units with shares of a related series;

•	whether the preference shares will be registered securities or bearer securities or both;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The applicable prospectus supplement will also describe additional material U.S. and U.K. tax considerations that apply to any particular series of preference shares.

Title to preference shares of a series in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on such registration, you should read “—Registrar and Paying Agent.” The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges.

We may issue preference shares in more than one related series if necessary to ensure that we continue to be treated as part of the Group for U.K. tax purposes. The preference shares of any two or more related series will be issued as preference share units, unless the applicable prospectus supplement specifies otherwise, so that holders of any preference share units will effectively have the same rights, preferences and privileges, and will be subject to the same limitations and restrictions. The following characteristics, however, may differ:

•	the aggregate amount of dividends;

•	the aggregate amounts which may be payable upon redemption;

•	the redemption dates;

•	the rights of holders to deposit the preference shares under the deposit agreement; and

•	the voting rights of holders.

You should read the applicable prospectus supplement for the characteristics relating to any preference shares issuable in two or more related series as a unit.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each series will rank equally as to participation in our profits and assets with the preference shares of each other series.

Our affiliates may resell preferred shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits.” Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

For information concerning the declaration of dividends out of our distributable profits, see “Description of Share Capital—Ordinary Shares—Dividend Rights.”

We will pay the dividends on the preference shares of a series to the record holders as they appear on the register on the record dates. A record date will be fixed by our Board of Directors or an authorized committee. Subject to applicable fiscal or other laws and regulations, each payment will be made by dollar check drawn on a bank in London or in New York City and mailed to the record holder at the holder’s address as it appears on the register for the preference shares. If any date on which dividends are payable on the preference shares is not a “business day,” which is a day on which banks are open for business and on which foreign exchange dealings may be conducted in London and in New York City, then payment of the dividend payable on that date will be made on the next business day. There will be no additional interest or other payment due to this type of delay.

Dividends on the preference shares of any series will be non-cumulative. If a dividend on a series is not paid, or is paid only in part, the holders of preference shares of the relevant series will have no claim in respect of such unpaid amount. We will have no obligation to pay the dividend accrued for the relevant dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that series or any other series or class of our shares are paid for any subsequent dividend period.

No full dividends will be paid or set apart for payment on the preference shares of any series on a dividend payment date unless full dividends have been, or at the same time are, paid, or set aside for payment, on any preference shares or other class of shares ranking as to dividends in priority or equally with the preference shares and either (a) payable on that dividend payment date or (b) payable before such dividend payment date, but only if such preference shares or other class of shares carry cumulative dividend payment rights.

Except as provided in the preceding sentence, unless full dividends on all outstanding preference shares of a series have been paid for the most recently completed dividend period, no dividends will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking, as to dividends or upon liquidation, equally with or below the preference shares of the series (other than a final dividend declared by Barclays PLC and paid by it to shareholders prior to the relevant dividend payment date and/or a dividend paid by Barclays Bank PLC to Barclays PLC or to another wholly owned subsidiary). In addition, we will not redeem, repurchase or otherwise acquire for consideration, or pay any money or make any money available for a sinking fund for the redemption of, any of our ordinary shares or other shares ranking equally with or below the preference shares of the series as to dividends or upon liquidation, except by conversion into, or exchange for, shares ranking below the preference shares of the series as to dividends and upon liquidation, until the earlier of (a) our resumption of payment of full dividends for four consecutive quarterly dividend periods on all outstanding preference shares of the series and (b) the date on or by which all outstanding preference shares of that series have either been redeemed in full or been purchased by or for the account of Barclays Bank PLC.

We will compute the amount of dividends payable on the preference shares of any series for each dividend period based upon the liquidation value per share of the preference shares of the series by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of dividends payable for any dividend period shorter than a full dividend period (a) in respect of any fixed rate dividend period, on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed, and (b) in respect of any floating rate dividend period, on the basis of the number of days in the period divided by 360.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the preference shares will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any FATCA Withholding Tax, and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Articles of Association and under applicable law, the holders of the outstanding preference shares of a series will be entitled to receive liquidating distributions. Liquidating distributions will:

•

come from the assets we have available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or any other class of shares ranking below the preference shares upon a return of capital; and

•

be in an amount equal to the liquidation value per share of the preference shares, plus an amount equal to accrued and unpaid dividends, whether or not declared or earned, for the then-current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

If, upon a return of capital, the assets available for distribution are insufficient to pay in full the amounts payable on the preference shares and any other of our shares ranking as to any distribution equally with the preference shares, the holders of the preference shares and of the other shares will share pro rata in any distribution of our assets in proportion to the full respective liquidating distributions to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of that series will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the preference shares of each series, at our option, in whole or in part, at any time and from time to time on the dates and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement. Preference shares comprising preference share units will be redeemed only as units.

If fewer than all of the outstanding preference shares of a series are to be redeemed, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a series, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the series to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If we give notice of redemption in respect of the preference shares of a series, then, by 12:00 noon, London time, on the redemption date, we will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price, including the amount of accrued and unpaid dividends (if any) for the then-current quarterly dividend period to the date fixed for redemption. We will also give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of those preference shares called for redemption.

If we give notice of redemption, then, when we make the deposit with the paying agent, all rights of holders of the preference shares of the series called for redemption will cease, except the holders’ right to receive the redemption price, but without interest, and these preference shares will no longer be outstanding. Subject to any applicable fiscal or other laws and regulations, payments in respect of the redemption of preference shares of a series will be made by dollar check drawn on a bank in London or in New York City against presentation and surrender of the relevant share certificates at the office of the paying agent located in the United Kingdom.

In the event that any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day. There will be no interest or other payment due to the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to applicable law, including U.S. securities laws, and the prior notification of the PRA, we may purchase outstanding preference shares of any series by tender, in the open market or by private agreement. Unless we tell you otherwise in the applicable prospectus supplement, any preference shares of any series that we purchase for our own account, other than in the ordinary course of a business of dealing in securities, will be treated as canceled and will no longer be issued and outstanding.

Under the current practices of the PRA, we may not redeem any preference shares following the fifth anniversary of their date of issue unless we have given the PRA notice in writing (in the form required by the PRA) of the redemption of the preference shares at least one month before becoming committed to the redemption and have provided the PRA with certain information in connection with such repayment as required by the PRA’s General Prudential Sourcebook.

Voting Rights

The holders of the preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any series of preference shares may be varied or abrogated only with the written consent of the holders of at least three-quarters of the outstanding preference shares of the series or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series. A special resolution will be adopted if passed by a majority of at least three-quarters of those holders voting in person or by proxy at the meeting. The quorum required for this separate general meeting will be persons holding or representing by proxy at least one-third of the outstanding preference shares of the affected series, except that if at any adjourned meeting where this quorum requirement is not met, any two holders present in person or by proxy will constitute a quorum.

In addition to the voting rights referred to above, if any resolution is proposed for our liquidation, dissolution or winding-up, then the holders of the outstanding preference shares of each series, other than any series of preference shares which do not have voting rights, will be entitled to receive notice of and to attend the general meeting of shareholders called for the purpose of adopting the resolution and will be entitled to vote on that resolution, but no other. When entitled to vote, each holder of preference shares of a series present in person or by proxy has one vote for each preference share held.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular series are entitled to vote will be mailed to each record holder of preference shares of that series. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts—Reports and Notices” and “Where You Can Find More Information.”

Registrar and Paying Agent

Our registrar, presently located at One Canada Square, London E14 5AL, United Kingdom, will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which the ADR depositary will issue the ADRs evidencing ADSs that may represent preference shares. The deposit agreement is among us, The Bank of New York Mellon, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. This summary does not purport to be complete. We may amend or supersede all or part of this summary to the extent we tell you in the applicable prospectus supplement. You should read the deposit agreement, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You may also read the deposit agreement at the corporate trust office of The Bank of New York Mellon in New York City and the office of The Bank of New York Mellon in London.

Depositary

The Bank of New York Mellon will act as the ADR depositary. The office of The Bank of New York Mellon in London will act as custodian. The ADR depositary’s principal office in New York City is presently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the custodian’s office is presently located at One Canada Square, London E14 5AL, United Kingdom.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with the London branch of The Bank of New York Mellon, as custodian. An ADR may evidence any number of ADSs in the corresponding series.

Deposit and Issuance of ADRs

When the custodian has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series.

When the ADR depositary has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its principal office to the person(s) specified by us in writing, an ADR or ADRs registered in the name of that person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series. Preference shares may be deposited under the deposit agreement as units comprising a preference share of a series and a preference share of a related series.

Withdrawal of Deposited Securities

Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the custodian’s office in London, of the amount of preference shares of the relevant series represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary.

Holders of preference shares that have been withdrawn from deposit under the deposit agreement will not have the right to redeposit the preference shares.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares of a particular series to ADR holders, after payment of any charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares of a particular series, the ADR depositary will distribute the property it receives to ADR holders, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. If a distribution that we make in respect of deposited preference shares of a particular series consists of a dividend in, or free distribution of, preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the relevant series, additional ADRs evidencing an aggregate number of ADSs of that series representing the amount of preference shares received as such dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then forward also represent the additional preference shares of the corresponding series distributed in respect of the deposited preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution of property, other than cash or preference shares of a particular series, cannot be made proportionately among ADR holders or, if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes or other governmental charges, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The ADR depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the ADR depositary provided for in the deposit agreement) to ADR holders as in the case of a distribution received in cash.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the ADSs will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any FATCA Withholding Tax, and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Redemption of ADSs

If we redeem any preference shares of a particular series that are represented by ADSs, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited preference shares of that series, the relevant number of ADSs of the series representing those preference shares that corresponds to the number of deposited preference shares of that series. The ADS redemption price will correspond to the redemption price per preference share payable with respect to the redeemed preference shares. If we do not redeem all of the outstanding preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or pro rata to the number of preference shares represented.

We must give notice of redemption in respect of the preference shares of a particular series that are represented by ADSs to the ADR depositary not less than 30 days before the redemption date. The ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Date

Whenever any dividend or other distribution becomes payable or shall be made in respect of preference shares of a particular series, or any preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or, as applicable, give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement. This record date will be as near as practicable to the corresponding record date for the underlying preference share.

Voting of the Underlying Deposited Securities

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares of a particular series, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•

a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares of the series represented by their ADSs; and

•

a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The ADR depositary has agreed that it will endeavor, insofar as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the record date set by the ADR depositary. The ADR depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the ADR depositary does not receive instructions from any ADR holder on or before the date the ADR depositary establishes for this purpose, the ADR depositary will deem such holder to have directed the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the ADR depositary will not give a discretionary proxy to a designated member or members of our board of directors with respect to any matter as to which we inform the ADR depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADRs evidencing ADSs will not be entitled to vote shares of the corresponding series of preference shares directly.

Inspection of Transfer Books

The ADR depositary will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports as described under “Where You Can Find More Information” in this prospectus. The ADR depositary will make available at its corporate trust office in New York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts. Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of preference shares of a particular series;

•	any adjourned meeting of holders of preference shares of a particular series; or

•	the taking of any action in respect of any cash or other distributions, or the offering of any rights, in respect of preference shares of a particular series we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares of the corresponding series represented by the ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor ADR depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of those ADRs;

•	suspend the distribution of dividends to holders of those ADRs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares of the corresponding series. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the preference shares of the corresponding series then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

Unless the applicable prospectus supplement specifies otherwise, the ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of preference shares of a particular series or other deposited securities, property and cash, $5.00 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but unless the applicable prospectus supplement specifies otherwise, we will not pay:

•	taxes, including issue or transfer taxes, U.K. stamp duty or U.K. stamp duty reserve tax other than that payable on the issue of preference shares to the custodian, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of preference shares;

•

cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in conversion of foreign currency into U.S. dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, any present or future provision of our articles of association or of the preference shares, or any act of God or war or other circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of us both under the deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the U.S., the ADR depositary will act as registrar or, at our request or with our approval, appoint a registrar or one or more co-registrars for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The ADR depositary may remove the registrars or co-registrars and appoint a substitute(s) if we request it or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs of any series may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable.

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of general information about our share capital and some provisions of our Articles of Association. This summary does not purport to be complete. It is subject to, and qualified by reference to, our Articles of Association, which you should read. We have included a copy of our Articles of Association with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

General

As of March 31, 2013, 2,342,558,515 ordinary shares of £1 each were in issue (all of which were beneficially held by Barclays PLC); 237,000,000 dollar-denominated preference shares of $0.25 each; 100,000 dollar-denominated preference shares of $100 each; 240,000 euro-denominated preference shares of €100 each; 1,000 sterling-denominated preference shares of £1 each (all of which were beneficially held by Barclays PLC); and 75,000 sterling-denominated preference shares of £100 each, all of which have been issued.

Ordinary Shares

Dividend Rights

Holders of ordinary shares are entitled to receive, according to the amounts paid up on the shares and apportioned and paid proportionately to the amount paid up on the shares, any dividends that we may declare at a general meeting of shareholders, but no dividends are payable in excess of the amount that our Board of Directors recommends. The Board of Directors may declare and pay to the holders of ordinary shares interim dividends if, in the opinion of our Board, our distributable reserves justify such payment.

Dividends on ordinary shares, as well as on dollar-denominated preference shares of any series, may only be declared and paid out of our “distributable profits.” Rules prescribed by the U.K. Companies Act 2006 (the “Companies Act”) determine how much of our funds represent distributable profits. In broad outline, dividend distributions may only be made out of accumulated realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made.

So long as dollar-denominated preference shares of any series are outstanding and full dividends on them have not been paid (or a sum has not been set aside in full) for any dividend period, no interim dividends may be declared or paid, or other distribution made, upon our ordinary shares. We may, however, pay dividends on our ordinary shares or other shares ranking below the dollar-denominated preference shares of those series as to dividends upon liquidation. In addition, we may not redeem, repurchase or otherwise acquire for any consideration, or pay or make any moneys available for a sinking fund for the redemption of these shares, except by conversion into or exchange for our shares ranking below the dollar-denominated preference shares as to dividends and upon liquidation, until we have resumed the payment of full dividends (or a sum set aside in full) on all outstanding dollar-denominated preference shares or redeem the relevant preference shares in full.

Rights upon Liquidation

If there is a return of capital on our winding-up or otherwise, after payment of all liabilities, and after paying or setting apart for payment the full preferential amounts to which the holders of all outstanding dollar-denominated preference shares of any series and any other of our shares ranking senior to the ordinary shares upon liquidation are entitled, our remaining assets will be divided among the holders of ordinary shares pro rata according to the number of ordinary shares held by them.

Voting Rights

Every holder present (not being present by proxy) and entitled to vote on the resolution has one vote on a show of hands. Every proxy present who has been appointed by just one holder entitled to vote on the resolution has one vote on a show of hands, while every proxy who has been appointed by more than one holder entitled to vote on the resolution has one vote for each way directed by the holders, that is one vote affirming the resolution (if one or more holders direct or have granted the proxy discretion in how to vote) and one vote opposing the resolution (if one or more holders direct or have granted the proxy discretion in how to vote). On a poll, every holder present in person or by proxy and entitled to vote has one vote in respect of each £1 nominal capital held by the relevant holder. Voting at any general meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of the meeting or by any shareholder present in person or by proxy and entitled to vote.

Miscellaneous

Holders of ordinary shares and dollar-denominated preference shares have no pre-emptive rights under our Articles of Association. However, except in some cases, English law restricts the ability of our Board of Directors, without appropriate authorization from the holders of our ordinary shares at a general meeting, to:

•	allot any shares or rights to subscribe for, or to convert any security into, any of our shares; or

•	issue for cash ordinary shares or rights to subscribe for, or to convert any security into, ordinary shares other than through rights to existing holders of ordinary shares.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning preference shares, ADSs or debt securities. It is the opinion of Sullivan & Cromwell LLP, our U.S. tax counsel. It applies to you only if you hold your preference shares, ADSs or debt securities as capital assets for tax purposes. The U.S. federal income tax consequences of owning warrants will be described in the applicable pricing supplement.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that holds preference shares, ADSs or debt securities as part of a straddle or a hedging or conversion transaction;

•	a person that purchases or sells preference shares, ADSs or debt securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	a bank;

•	a person liable for alternative minimum tax; or

•	a person that actually or constructively owns 10% or more of our voting stock.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the ADR depositary. Assuming that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms, for U.S. federal income tax purposes, if you hold ADRs evidencing ADSs, you will in general be treated as the owner of the preference shares represented by those ADSs. Exchanges of preference shares for ADSs or ADSs for preference shares generally will not be subject to U.S. federal income tax.

If an entity treated as a partnership for U.S. federal income tax purposes holds the preference shares, ADSs or debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity treated as a partnership for U.S. federal income tax purposes holding the preference shares, ADSs or debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the preference shares, ADSs or debt securities.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of preference shares, ADSs or debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of owning preference shares, ADSs or debt securities. You are a U.S. holder if you are a beneficial owner of preference shares, ADSs or debt securities and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “—Taxation of U.S. Alien Holders” below.

Taxation of Debt Securities

This subsection deals only with debt securities denominated in U.S. dollars that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are denominated in a currency other than the U.S. dollar (or the interest payments that are determined by reference to a currency other than the U.S. dollar) as well as the U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. In addition, this subsection does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This subsection also does not address the U.S. federal income tax consequences of owning bearer debt securities. U.S. holders of certain bearer debt securities may be subject to additional, adverse U.S. federal income tax rules. Dated Subordinated Debt Securities may be subject to additional U.S. federal income tax rules which will be discussed in the relevant pricing supplement.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the notes, including withholding tax on payments of such additional amounts (“additional amounts”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest and original issue discount will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not to exercise an option or a combination of options in the manner that minimizes the yield on your debt security; and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not to exercise an option or a combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	1.5% of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

•	15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates;

•	a single fixed rate and one or more qualified floating rates;

•	a single objective rate; or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

•	a fixed multiple that is greater than 0.65 but not more than 1.35; or

•	a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period; and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, the interest and OID accruals on your debt security are generally determined by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

The fixed rate substitute for each variable rate provided under the variable rate debt security is generally either the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period the interest and OID accruals are generally determined by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount note, in excess of its stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “Original Issue Discount—Short-Term Debt Securities” or “Market Discount”; or

•	the rules governing contingent payment obligations apply.

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, a U.S. holder that recognizes a loss with respect to a debt security that is attributable to changes in the spot exchange rate of a foreign currency may be required to report the loss on Internal Revenue Service Form 8886 if such loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult your tax advisor regarding any tax filing and reporting obligations—including any protective filings—that ought to be made in connection with any loss realized in connection with acquiring, owning and disposing of debt securities that are denominated in or linked to a currency other than the U.S. dollar.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are denominated in a currency other than the U.S. dollar and other debt securities that are subject to the rules governing contingent payment obligations.

Taxation of Preference Shares and ADSs

Dividends

Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a non-corporate U.S. holder, dividends paid to you that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income. The dividend is ordinary income that you must include in income when you, in the case of preference shares, or the ADR depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain. For foreign tax credit purposes, dividends will generally be income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to you.

Capital Gains

Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a U.S. holder and you sell or otherwise dispose of your preference shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

A non-United States corporation will be a passive foreign investment company (a “PFIC”) for any taxable year if either (1) 75% or more of its gross income in the taxable year is passive income or (2) 50% or more of the average value of its assets in the taxable year produces, or is held for the production of, passive income. Based upon certain management estimates and proposed Treasury regulations, Barclays believes that it was not a PFIC for the 2008 taxable year and expects that it will not be a PFIC in subsequent taxable years. However, since Barclays’ status as a PFIC for any taxable year depends on the composition of Barclays’ income and assets (and the market value of such assets) from time to time, there can be no assurance that Barclays will not be considered a PFIC for any taxable year. If Barclays were considered a PFIC for any taxable year during which you hold preference shares or ADSs, you could be subject to unfavorable tax consequences, including significantly more tax upon a disposition of such preference shares or ADSs or upon receipt of certain dividends from Barclays. In addition, U.S. persons who own PFIC stock may be required to file an annual information statement with the Internal Revenue Service.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest and dividend income, and its net gains from the disposition of preference shares, ADSs and debt securities, unless such interest or dividend income, or net gains, are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the preference shares, ADSs and debt securities.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder of owning and disposing of preference shares, ADSs or debt securities. You are a U.S. alien holder if you are a beneficial owner of a preference share, ADS or debt security and you are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a preference share, ADS or debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities and Dividends on Preference Shares or ADSs. If you are a U.S. alien holder, interest paid to you with respect to debt securities and dividends paid to you in respect of your preference shares or ADSs will not be subject to U.S. federal income tax unless the interest or dividends are “effectively connected” with your conduct of a trade or business within the United States (or are treated as such), and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the interest or dividends are attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” interest or dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Preference Shares, ADSs or Debt Securities. If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your preference share, ADS or debt security unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. The preference shares, ADSs and debt securities may be subject to these rules. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the preference shares, ADSs and debt securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax may be imposed on all or some of the payments on the preference shares, ADSs and debt securities after December 31, 2016 to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. Under current guidance, the amount to be withheld is not defined, and it is not yet clear whether or to what extent payments on the preference shares, ADSs and debt securities may be subject to this withholding tax. This withholding tax, if it applies, could apply to any payment made with respect to the preference shares, ADSs and debt securities, including payments of both principal and interest. Moreover, withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, preference shares, ADSs and debt securities held through a non-compliant institution may be subject to withholding even if the holder otherwise would not be subject to withholding.

Unless otherwise specified in the relevant prospectus supplement, such withholding will not apply to debt securities with an issue date before July 1, 2014 or, if later, six months after the date when final regulations defining “foreign passthru payments” are published by the U.S. Treasury Department. However, such withholding will apply to preference shares and ADSs, regardless of the date they are issued.

If such withholding is required, Barclays will not be required to pay any additional amounts with respect to any such amounts withheld. A beneficial owner of preference shares, ADSs or debt securities that is not a foreign financial institution generally will be entitled to a refund of any such amounts withheld, but this may entail significant administrative burden. U.S. holders and U.S. alien holders are urged to consult their tax advisers regarding the application of such withholding tax to their ownership of the preference shares, ADSs or debt securities.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal, any premium and interest, and the accrual of OID on a debt security and dividends or other taxable distributions with respect to a preference share or an ADS within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a preference share, ADS or debt security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments, including payments of OID, if you are a non-corporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest on a debt security or dividends with respect to a preference share or ADS made to you outside the United States by us or another non-U.S. payor; and

•

other payments of principal, interest and dividends and the payment of the proceeds from the sale of a preference share, ADS or debt security effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a preference share, ADS or debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a preference share, ADS or debt security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a preference share, ADS or debt security effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period;

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United Kingdom Taxation

The following paragraphs summarize certain United Kingdom withholding and other tax considerations with respect to the acquisition, ownership and disposition of the debt securities, preference shares and ADSs described in this prospectus by persons who are the absolute beneficial owners of their debt securities, preference shares or ADSs (as the case may be) and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold debt securities, preference shares or ADSs in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. Certain United Kingdom tax considerations with respect to the warrants will be described in the applicable pricing supplement. This summary is based on current United Kingdom law and Her Majesty’s Revenue & Customs (“HMRC”) practice and the provisions of the Double Taxation Treaty between the United Kingdom and the United States (the “Treaty”) of July 24, 2001 (as amended), all of which are subject to change at any time, possibly with retrospective effect.

This summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of persons who are resident outside the United Kingdom who carry on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom through or for the purposes of which their debt securities, preference shares or ADSs are used or held. Additionally, the summary may not apply to certain classes of persons, such as dealers in securities. The summary below assumes that debt securities will not be issued or transferred to any depositary receipt system and that holders of ADSs will in practice be treated for the purposes of United Kingdom tax as beneficial owners of the preference shares represented by the ADSs.

You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of debt securities, preference shares and ADSs in your particular circumstances, including the applicability and effect of the Treaty.

Debt Securities

Payments of Interest. If the interest on the debt securities does not have a United Kingdom source, no withholding or deduction for or on account of United Kingdom tax will be made from payments of interest on the debt securities.

Interest on the debt securities may, however, constitute United Kingdom source income for United Kingdom tax purposes. Even if the interest does have a United Kingdom source, debt securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA. Accordingly, payments of interest (including payments of premium, if any, to the extent such premium, or any part of such premium, constitutes interest for United Kingdom tax purposes) on the debt securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the debt securities are listed on a recognized stock exchange at the time the interest is paid.

Interest on debt securities having a maturity of not more than 364 days from the date of issue may also be paid without withholding or deduction for or on account of United Kingdom income tax, provided the debt securities are not issued under arrangements the effect of which is to render such debt securities part of a borrowing with a total term of a year or more. In addition to the exemptions described above, interest on the debt securities may be paid without withholding or deduction for or on account of United Kingdom income tax so long as the issuer of the debt securities is authorized for the purposes of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and its business consists wholly or mainly of dealing in financial instruments (as defined by Section 984 of the ITA) as principal and so long as such payments are made by the issuer of the debt securities in the ordinary course of that business. We are currently authorized for the purposes of FSMA.

In all other cases, unless the interest on the debt securities is paid by a “bank” (as defined in section 991 of the ITA) in the ordinary course of its business, an amount must be withheld on account of income tax at the basic rate (currently 20%), subject to any such relief as may be available, or subject to any direction to the contrary by HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double tax treaty.

We are currently a “bank” for the purposes of Section 991 of the ITA. In accordance with the published practice of HMRC, interest will be accepted as being paid by a “bank” in the ordinary course of business unless either (i) the borrowing in question conforms to any of the definitions of tier 1, 2 or 3 capital adopted by the PRA, whether or not it actually counts toward tier 1, 2 or 3 capital for regulatory purposes, or (ii) the characteristics of the transaction giving rise to the interest are primarily attributable to an intention to avoid United Kingdom tax.

Payments made in respect of the debt securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of debt securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the debt securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the United Kingdom branch or agency, or permanent establishment.

Discount. The profit realized on any disposal (which includes redemption) of any Discount Security may attract United Kingdom withholding tax. However, even if it does not, it may be subject to United Kingdom tax by direct assessment to the same extent as interest which has a United Kingdom source and may also be subject to reporting requirements as outlined below under “—Provision of Information.”

Payments other than interest. Where a payment on a debt security does not constitute (or is not treated as) interest for United Kingdom tax purposes, it could potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment, a manufactured payment, rent or royalties for United Kingdom tax purposes (which will be determined by, among other things, the terms and conditions specified in the pricing supplement of the debt securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to any exemption from withholding which may apply and to such relief as may be available under the provisions of any applicable double tax treaty. Holders of debt securities should seek their own professional advice as regards the withholding tax treatment of any payment on the debt securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law.

Provision of Information. Holders of debt securities should note that the Company or any persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be passed to the tax authorities in other countries.

In addition, on June 3, 2003 the European Council adopted the Directive 2003/48/EC on the taxation of savings income. Under the Directive, each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at a rate of 35 percent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments. Luxembourg has announced that it will no longer apply the withholding tax system from January 1, 2015 and will provide details of payments of interest (or similar income) as from this date.

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above. Investors who are in any doubt as to their position should consult their professional advisers.

Disposal (including Redemption), Accruals and Changes in Value. A holder of debt securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the debt security was used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Inheritance Tax. Where the debt securities are not situate in the United Kingdom, beneficial owners of such debt securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of such debt securities. “Domicile” usually has an extended meaning in respect of inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for 17 out of a period of 20 years ending with the current year will be regarded as domiciled in the United Kingdom. Where the debt securities are situate in the United Kingdom, beneficial owners of such debt securities who are individuals may be subject to United Kingdom inheritance tax in respect of such debt securities on the death of the individual or, in some circumstances, if the debt securities are the subject of a gift, including a transfer at less than full market value, by that individual. Inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate inheritance tax charge. Debt securities held in settlements may also be subject to inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Issue of debt securities—Stamp Duty. No United Kingdom stamp duty will generally be payable on the issue of debt securities provided that, in the case of bearer debt securities, a statutory exemption applies, such as the exemption for debt securities which constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 or which are denominated in a currency other than sterling.

Issue of debt securities—Stamp Duty Reserve Tax. No United Kingdom stamp duty reserve tax will be payable on the issue of debt securities unless the debt securities are issued directly to the provider of a clearance service or its nominee. In that case, stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the debt securities.

This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant debt securities. A statutory exemption from the charge will be available (i) if the relevant debt securities constitute “exempt loan capital” (see below, under “—Transfer of debt securities—Stamp Duty”), or (ii) for certain bearer securities provided certain conditions are satisfied (see below, under “—Preference Shares and ADSs—Stamp Duty Reserve Tax—Recent Court of Justice of the European Union Decision”).

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of debt securities—Stamp Duty. No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of any debt securities, provided that the debt securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i)	a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii)	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii)	a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv)	a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a debt security does not constitute exempt loan capital (a “Non-Exempt Debt Security”), no stamp duty will arise on transfer of the debt security if the debt security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the debt security.

However, if a Non-Exempt Debt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the debt security where such interest falls short of full legal and beneficial ownership of the debt security, the relevant instrument or agreement may be liable to stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If there is no U.K. register and the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no stamp duty should, in practice, need to be paid on such document. However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom. However, no stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Debt Security is in registered form, and the debt security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant debt securities, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer.

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the stamp duty (and any interest and penalties for late stamping) have been paid.

Transfers of debt securities—Stamp Duty Reserve Tax. No stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a debt security which constitutes “exempt loan capital.”

If a debt security is a “Non-Exempt Debt Security,” stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the debt security. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the debt securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant debt securities. Any liability to stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the debt securities.

In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant debt security) on the transfer of a Non-Exempt Debt Security to the provider of a clearance service or its nominee. This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant debt securities. A statutory exemption from the charge will be available for certain bearer securities provided certain conditions are satisfied. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of debt securities—Stamp Duty and Stamp Duty Reserve Tax. No stamp duty or stamp duty reserve tax will generally be payable on the redemption of debt securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Preference Shares and ADSs

Dividends. No withholding or deduction for or on account of United Kingdom tax will be made from payments of dividends on the preference shares or ADSs.

Holders of preference shares or ADSs who (a) are not resident in the United Kingdom for United Kingdom tax purposes and (b) who do not carry on a trade, profession or vocation in the United Kingdom or, in the case of companies, carry on a trade or business in the United Kingdom through a permanent establishment in the United Kingdom in connection with which the dividend is received or to which the preference shares or ADSs are attributable in the United Kingdom and who receive a dividend from us will not have any further United Kingdom tax to pay in respect of such dividend. Holders of preference shares or ADSs will not normally be able to claim any additional payment in respect of the dividend from HMRC under any applicable double tax treaty; in particular, holders who are resident in the United States for tax purposes will not be able to claim any additional payment in respect of the dividend from HMRC under the Treaty.

Disposals. Holders of preference shares or ADSs who are not resident in the United Kingdom will not normally be liable for United Kingdom tax on income or chargeable gains (or for any other United Kingdom tax upon a disposal or deemed disposal of or other return from preference shares or ADSs) unless they carry on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment, and the preference shares or ADSs are or have been used or held by or for the purposes of this trade, profession or vocation or acquired for the use and used by or for the purposes of the branch or agency or permanent establishment, in which case such holders of preference shares or ADSs might, depending on individual circumstances, be liable to United Kingdom tax on chargeable gains on any disposal (or deemed disposal) of preference shares or ADSs.

Inheritance Tax. It is not clear whether the situs of an ADS for U.K. inheritance tax purposes is determined by the place where the depositary is established and records the entitlements of the depositholders, or by the situs of the underlying share which the ADS represents. Where the preference shares or ADSs are not situate in the United Kingdom, beneficial owners of such preference shares or ADSs who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of such preference shares or ADSs. “Domicile” usually has an extended meaning in respect of inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for 17 out of a period of 20 years ending with the current year will be regarded as domiciled in the United Kingdom. Where the preference shares or ADSs are situate in the United Kingdom, beneficial owners of such preference shares or ADSs who are individuals may be subject to United Kingdom inheritance tax in respect of such preference shares or ADSs on the death of the individual or, in some circumstances, if the preference shares or ADSs are the subject of a gift, including a transfer at less than full market value, by that individual.

Inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor.

Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate inheritance tax charge. Preference shares or ADSs held in settlements may also be subject to inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Stamp Duty and Stamp Duty Reserve Tax. Any documentary transfer of, or documentary agreement to transfer, any preference share or any interest in any preference share will generally be liable to United Kingdom stamp duty, generally at the rate of 0.5% of the amount or value of the consideration for the transfer (rounded up to the next multiple of £5). Stamp duty will not be chargeable on any document effecting a transfer, or document containing an agreement to transfer the preference shares where the amount or value of the consideration for the transfer is £1,000 or under £1,000, and the document effecting the transfer contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or the aggregate amount or value, of the consideration exceeds £1,000. Stamp duty is usually the liability of the purchaser or transferee of the shares. An unconditional agreement to transfer such preference shares will also generally be subject to stamp duty reserve tax, generally at the rate of 0.5% of the amount or value of the consideration for the transfer, but such liability will be cancelled, or, if already paid, will generally be refunded, if the agreement is completed by a duly stamped transfer within six years of the agreement having become unconditional. Stamp duty reserve tax is normally the liability of the purchaser or transferee of the shares.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to an ADR issuer, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. Any such liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the ADR issuer (or their nominee or agent). However, in practice, (i) where preference shares are issued to an ADR issuer, we will reimburse the ADR issuer or otherwise bear the cost and (ii) where preference shares are transferred to an ADR issuer, the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the ADR issuer and the purchaser.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent) and where the person providing clearance services has not made an election under section 97A Finance Act 1986, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. Any such liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the person providing clearance services (or their nominee or agent). However, in practice, (i) where preference shares are issued to a person providing clearance services (or their nominee or agent), we will reimburse the person providing clearing services or otherwise bear the cost and (ii) where preference shares are transferred to a person providing clearance services (or their nominee or agent), the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the person providing clearance services and the purchaser. Transfers of preference shares within a clearance system are generally outside the scope of stamp duty as long as there is no instrument of transfer, and are exempt from stamp duty reserve tax.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent), and that person has made an election under section 97A Finance Act 1986, there will be no liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares. However, in such case, a liability for United Kingdom stamp duty or stamp duty reserve tax at a rate of 0.5% may arise on the transfer of, or agreement to transfer, preference shares within the clearance system (as set out in the first paragraph under the heading “Stamp Duty and Stamp Duty Reserve Tax”).

No liability for stamp duty or stamp duty reserve tax will arise on a transfer of ADSs, provided that any document that effects such transfer is not executed in the United Kingdom and that it remains at all subsequent times outside the United Kingdom. An agreement to transfer ADSs will not give rise to a liability for stamp duty reserve tax.

Stamp Duty Reserve Tax—Recent Court of Justice of the European Union Decision. The Court of Justice of the European Union (“CJEU”) gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to stamp duty reserve tax on the issue of shares to a clearance service is incompatible with the EC Capital Duty Directive.

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs, HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issue of U.K. shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issue of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issue of share capital.

HMRC have also stated in an earlier press release that the Government’s policy position remains that transactions involving U.K. shares should bear their fair share of tax and that they are considering further changes to the stamp duty reserve tax regime in the light of this decision. Such changes may affect any aspects of the stamp duty and stamp duty reserve tax regimes but the 1.5% charges to stamp duty and stamp duty reserve tax referred to in this opinion would seem particularly likely to be affected.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans subject to Section 4975 of the Code (also “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans and arrangements that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

Barclays Bank PLC, Barclays Capital Inc. and certain of their affiliates, among others, may each be considered a party in interest or a disqualified person with respect to many Plans. The acquisition or holding of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which Barclays Bank PLC, Barclays Capital Inc. or certain of their affiliates is or becomes a party in interest or disqualified person may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

(1)	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2)	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3)	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4)	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5)	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the acquisition and disposition of the securities, provided that neither Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any of the above exemptions (or any other exemption) will be satisfied.

Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with “plan assets” of any Plan, Plan Asset

Entity or Non-ERISA Arrangement or (ii) any such purchase or holding, will not result in a non-exempt prohibited transaction under the rules described above or a violation of any applicable Similar Laws. Further, any person acquiring or holding the securities on behalf of any Plan or with any plan assets shall be deemed to represent on behalf of itself and such Plan that (x) the Plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the securities, (y) neither Barclays Bank PLC, Barclays Capital Inc. or any placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, or the potential consequences of any purchase or holding under an applicable Similar Laws.

Purchasers of the securities have exclusive responsibility for ensuring that their acquisition and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security to a Plan or a Non-ERISA Arrangement is in no respect a representation by Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that the investment is appropriate for a Plan or a Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

The applicable prospectus supplement and pricing supplement may contain a further discussion of ERISA and Similar Laws.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts which shall be no more than 3% of the proceeds from the offering; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC and the Barclays Bank Group in the ordinary course of business.

Barclays Capital Inc. is a subsidiary of Barclays PLC and may participate in one or more offerings of our securities. Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”) imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 5121.

Barclays Capital Inc. will not confirm initial issues to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

Unless the applicable prospectus supplement specifies otherwise, we will not offer the securities or any investments representing securities, including ADSs or ADRs, of any series to the public in the United Kingdom or any member state of the European Economic Area (“EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”).

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities, including ADSs or ADRs, in circumstances in which Section 21(1) of the FSMA would not, if we were not an “authorized person” under the FSMA, apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities, including ADSs and ADRs in, from or otherwise involving the United Kingdom.

Public Offer Selling Restriction Under The Prospectus Directive

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays Bank PLC for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays Bank PLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, such affiliate may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market making transactions by its affiliates.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by Barclays Capital Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. Substantially all of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file jointly with Barclays PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the debt trustee and warrant trustee referred to under “Description of Debt Securities” and “Description of Warrants” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the debt trustee and warrant trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the debt trustee and warrant trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities or warrants may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $100,000,000 of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$(1)
Printing expenses	16,000
Legal fees and expenses	95,000
Accountants’ fees and expenses	58,000
Trustee fees and expenses	10,000
ADR Depositary’s fees and expenses	15,000
Miscellaneous	20,000

Total	$214,000

(1)	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.

BARCLAYS BANK PLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

UNIVERSAL WARRANTS

All Asset Classes and Structures Under One RoofSM

Prospectus Supplement

Prospectus

Patent Pending

BofA Merrill Lynch

July 19, 2013